As filed with the Securities and Exchange Commission on  September 19, 2006
                                      An Exhibit List can be found on page II-9.
                                                           Registration No. 333-

                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                          ----------------------------

                                    FORM SB-2
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                          -----------------------------

                              CYBERLUX CORPORATION
                 (Name of small business issuer in its charter)

NEVADA                                   3674                    91-2048178
(State or other Jurisdiction   (Primary Standard Industrial  (I.R.S. Employer
of Incorporation or            Classification Code Number)   Identification No.)
Organization)

                        4625 CREEKSTONE DRIVE, SUITE 100
                             RESEARCH TRIANGLE PARK
                          DURHAM, NORTH CAROLINA 27703
                                 (919) 474-9700
          (Address and telephone number of principal executive offices and principal place of business)

                      DON F. EVANS, CHIEF EXECUTIVE OFFICER
                              CYBERLUX CORPORATION
                        4625 CREEKSTONE DRIVE, SUITE 100
                             RESEARCH TRIANGLE PARK
                          DURHAM, NORTH CAROLINA 27703
                                 (919) 474-9700
            (Name, address and telephone number of agent for service)

                                   Copies to:
                             GREGORY SICHENZIA, ESQ.
                       SICHENZIA ROSS FRIEDMAN FERENCE LLP
                     1065 AVENUE OF THE AMERICAS, 21ST FLR.
                            NEW YORK, NEW YORK 10018
                                 (212) 930-9700
                              (212) 930-9725 (FAX)

                APPROXIMATE DATE OF PROPOSED SALE TO THE PUBLIC:
     From time to time after this Registration Statement becomes effective.

If any securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: |X|

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ________

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. _________

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. _________

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. _________

                                         CALCULATION OF REGISTRATION FEE

-------------------------------------------------------------------------------------------------------------
   TITLE OF EACH CLASS OF          AMOUNT TO BE         PROPOSED          PROPOSED           AMOUNT OF
 SECURITIES TO BE REGISTERED      REGISTERED (1)        MAXIMUM           MAXIMUM         REGISTRATION FEE
                                                        OFFERING         AGGREGATE
                                                       PRICE PER       OFFERING PRICE
                                                       SHARE (2)
-------------------------------------------------------------------------------------------------------------

      Common stock, $.001 par      263,333,334 (3)        $.05             $13,166,667            $1,408.83
          value issuable upon
        conversion of Secured
            Convertible Notes
-------------------------------------------------------------------------------------------------------------
      Common Stock, $.001 par          800,000 (4)        $.10             $    80,000            $    8.56
 value issuable upon exercise
                  of Warrants
-------------------------------------------------------------------------------------------------------------
      Common Stock, $.001 par          700,000 (5)        $.15             $   105,000            $   11.24
 value issuable upon exercise
                  of Warrants
-------------------------------------------------------------------------------------------------------------
      Common Stock, $.001 par       19,000,000 (6)        $.10             $ 1,900,000            $  203.30
 value issuable upon exercise
                  of Warrants
-------------------------------------------------------------------------------------------------------------
      Common Stock, $.001 par       15,000,000 (7)        $.06             $   900,000            $   96.30
 value issuable upon exercise
                  of Warrants
-------------------------------------------------------------------------------------------------------------
                        Total      298,833,334                             $16,151,667            $1,728.23
-------------------------------------------------------------------------------------------------------------

(1) Includes shares of our common stock, par value $0.001 per share, which may be offered pursuant to this registration statement, which shares are issuable upon conversion of secured convertible notes and the exercise of warrants held by the selling stockholders. In addition to the shares set forth in the table, the amount to be registered includes an indeterminate number of shares issuable upon conversion of the secured convertible notes and exercise of the warrants, as such number may be adjusted as a result of stock splits, stock dividends and similar transactions in accordance with Rule 416. The number of shares of common stock registered hereunder represents a good faith estimate by us of the number of shares of common stock issuable upon conversion of the secured convertible notes and upon exercise of the warrants. For purposes of estimating the number of shares of common stock to be included in this registration statement, we calculated a good faith estimate of the number of shares of our common stock that we believe will be issuable upon conversion of the secured convertible notes and upon exercise of the warrants to account for market fluctuations, and antidilution and price protection adjustments, respectively. Should the conversion ratio result in our having insufficient shares, we will not rely upon Rule 416, but will file a new registration statement to cover the resale of such additional shares should that become necessary. In addition, should a decrease in the exercise price as a result of an issuance or sale of shares below the then current market price, result in our having insufficient shares, we will not rely upon Rule 416, but will file a new registration statement to cover the resale of such additional shares should that become necessary.

(2) Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(c) and Rule 457(g) under the Securities Act of 1933, using the average of the high and low price as reported on the Over-The-Counter Bulletin Board on September 14, 2006, which was $.05 per share.

(3) Includes a good faith estimate of the shares underlying secured convertible notes to account for market fluctuations.

(4) Includes a good faith estimate of the shares underlying warrants issued pursuant to the Securities Purchase Agreement dated October 24, 2005, exercisable at $.10 per share, to account for antidilution protection adjustments.

(5) Includes a good faith estimate of the shares underlying warrants issued pursuant to the Securities Purchase Agreement dated December 28, 2005, exercisable at $.15 per share, to account for antidilution protection adjustments.

(6) Includes a good faith estimate of the shares underlying warrants issued pursuant to the Securities Purchase Agreement dated March 31, 2006, exercisable at $.10 per share, to account for antidilution protection adjustments.

(7) Includes a good faith estimate of the shares underlying warrants issued pursuant to the Securities Purchase Agreement dated July 27, 2006, exercisable at $.06 per share, to account for antidilution protection adjustments.

                                   ----------

         PURSUANT TO RULE 429 PROMULGATED UNDER THE SECURITIES ACT OF 1933, THE ENCLOSED PROSPECTUS CONSTITUTES A COMBINED PROSPECTUS ALSO RELATING TO AN AGGREGATE OF UP TO 64,567,319 SHARES OF OUR COMMON STOCK THAT WERE PREVIOUSLY REGISTERED FOR SALE IN A REGISTRATION STATEMENT, AS AMENDED, ON FORM SB-2, REGISTRATION NO. 333-119716. AS SUCH, THIS PROSPECTUS ALSO CONSTITUTES POST-EFFECTIVE AMENDMENT NO. 4 TO THE REGISTRATION STATEMENT ON FORM SB-2, REGISTRATION NO. 333-119716, WHICH SHALL HEREAFTER BECOME EFFECTIVE CONCURRENTLY WITH THE EFFECTIVENESS OF THIS REGISTRATION STATEMENT ON FORM SB-2 IN ACCORDANCE WITH SECTION 8(C) OF THE SECURITIES ACT OF 1933.

                                   ----------

         THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

        PRELIMINARY PROSPECTUS SUBJECT TO COMPLETION, SEPTEMBER 19, 2006

                              CYBERLUX CORPORATION
                              298,833,334 SHARES OF
                                  COMMON STOCK

         This prospectus relates to the resale by the selling stockholders of up to 298,833,334 shares of our common stock, including up to 263,333,334 shares of common stock underlying secured convertible notes in a principal amount of $4,000,000 and up to 35,500,000 issuable upon the exercise of common stock purchase warrants. $1,500,000 of the secured convertible notes are convertible into our common stock at the lower of $0.03 or 50% of the average of the three lowest intraday trading prices for the common stock on a principal market for the 20 trading days before but not including the conversion date.

         $800,000 of the secured convertible notes are convertible into our common stock at the lower of $0.06 or 50% of the average of the three lowest intraday trading prices for the common stock on a principal market for the 20 trading days before but not including the conversion date.

         $1,200,000 of the secured convertible notes are convertible into our common stock at the lower of $0.10 or 45% of the average of the three lowest intraday trading prices for the common stock on a principal market for the 20 trading days before but not including the conversion date.

         The remaining $500,000 of the secured convertible notes are convertible into our common stock at the lower of $0.10 or 50% of the average of the three lowest intraday trading prices for the common stock on a principal market for the 20 trading days before but not including the conversion date. The selling stockholders may sell common stock from time to time on the Over-The-Counter Bulletin Board at the prevailing market price or in negotiated transactions. The selling stockholders may be deemed underwriters of the shares of common stock which they are offering. We will pay the expenses of registering these shares.

         Our common stock is registered under Section 12(g) of the Securities Exchange Act of 1934 and is listed on the Over-The-Counter Bulletin Board under the symbol "CYBL". The last reported sales price per share of our common stock as reported by the Over-The-Counter Bulletin Board on September 14, 2006, was $.05.


  INVESTING IN THESE SECURITIES INVOLVES SIGNIFICANT RISKS. SEE "RISK FACTORS"
                              BEGINNING ON PAGE 4.

         Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this Prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                   The date of this prospectus is _____, 2006.

         The information in this Prospectus is not complete and may be changed. This Prospectus is included in the Registration Statement that was filed by Cyberlux Corporation with the Securities and Exchange Commission. The selling stockholders may not sell these securities until the registration statement becomes effective. This Prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the sale is not permitted.

                                TABLE OF CONTENTS


Cautionary Note Regarding Forward-Looking Statements                           7
Prospectus Summary                                                             8
Risk Factors                                                                  12
Use Of Proceeds                                                               18
Market For Common Equity And Related Stockholder Matters                      31
Management's Discussion And Analysis Of Financial Condition
   And Results Of Operations                                                  32
Description Of Business                                                       40
Description Of Properties                                                     45
Legal Proceedings                                                             46
Management                                                                    47
Executive Compensation                                                        48
Certain Relationships And Related Transactions                                50
Security Ownership Of Certain Beneficial Owners And Management                51
Description Of Securities                                                     53
Commission's Position On Indemnification For Securities Act
   Liabilities                                                                60
Plan Of Distribution                                                          61
Selling Stockholders                                                          63
Legal Matters                                                                 65
Experts                                                                       65
Available Information                                                         65
Index to Consolidated Financial Statements                                    66

              CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

         This prospectus and any prospectus supplement contain forward-looking statements. We have based these forward-looking statements on our current expectations and projections about future events.

         In some cases, you can identify forward-looking statements by words such as "may," "should," "expect," "plan," "could," "anticipate," "intend," "believe," "estimate," "predict," "potential," "goal," or "continue" or similar terminology. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks outlined under "Risk Factors," that may cause our or our industry's actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements.

         Unless we are required to do so under U.S. federal securities laws or other applicable laws, we do not intend to update or revise any forward-looking statements.

                               PROSPECTUS SUMMARY

         The following summary highlights selected information contained in this prospectus. This summary does not contain all the information you should consider before investing in the securities. Before making an investment decision, you should read the entire prospectus carefully, including the "risk factors" section, the financial statements and the notes to the financial statements.

                              CYBERLUX CORPORATION

         Our efforts have been principally devoted to designing, developing and marketing advanced lighting systems that utilize white (and other) light emitting diodes as illumination elements. We are developing and marketing new product applications of diodal illumination(TM) that demonstrate added value over traditional lighting systems. Using proprietary technology, we are creating a family of products for emergency and security lighting offer extended light life and greater cost effectiveness than other existing forms of illumination. We are expanding our marketing activity into channels of retail, commercial and institutional sales.

         For the year ended December 31, 2005, we generated $54,523 in revenue and a net loss of $9,410,657. For the six months ended June 30, 2006, we generated $130,226 in revenue and a net loss of $730,644. As a result of recurring losses from operations, our auditors, in their report dated March 16, 2006, have expressed substantial doubt about our ability to continue as going concern.

         Our principal offices are located at 4625 Creekstone Drive, Suite 100, Research Triangle Park, Durham, North Carolina 27703, and our telephone number is (919) 474-9700. We are a Nevada corporation. We maintain websites at www.cyberlux.com and www.luxSel.com. The information contained on those websites is not deemed to be a part of this prospectus.

The Offering

Common stock offered by
selling stockholders.............   Up  to  298,833,334  shares,  including  the
                                    following:

                                    - up to  263,333,334  shares of common stock
                                      underlying  secured  convertible  notes in
                                      the   principal   amount   of   $2,500,000
                                      (includes  a good  faith  estimate  of the
                                      shares  underlying   secured   convertible
                                      notes to account for market fluctuations and antidilution protection adjustments, respectively),

                                    - up to  15,000,000  shares of common  stock
                                      issuable upon the exercise of common stock purchase warrants at an exercise price of $.06 per share (includes a good faith estimate of the shares underlying warrants to account for antidilution protection adjustments);

                                    - up to  19,800,000  shares of common  stock
                                      issuable upon the exercise of common stock purchase warrants at an exercise price of $.10 per share (includes a good faith estimate of the shares underlying warrants to account for antidilution protection adjustments); and

                                    - up  to  700,000  shares  of  common  stock
                                      issuable upon the exercise of common stock purchase warrants at an exercise price of $.15 per share (includes a good faith estimate of the shares underlying warrants to account for antidilution protection adjustments).

Common stock to be
outstanding after the
offering.........................   Up to 396,362,491 shares

Use of proceeds..................   We will not  receive any  proceeds  from the
                                    sale of the common stock.  However,  we will
                                    receive  the sale price of any common  stock
                                    we sell  to the  selling  stockholders  upon
                                    exercise of the  warrants.  We expect to use
                                    the proceeds  received  from the exercise of
                                    the  warrants,  if any, for general  working
                                    capital  purposes.  However,  AJW  Partners,
                                    LLC,  AJW  Qualified   Partners,   LLC,  AJW
                                    Offshore,  Ltd., and New Millennium Partners
                                    II, LLC will be  entitled  to exercise up to
                                    35,500,000  warrants on a cashless  basis at
                                    any  time  if the  shares  of  common  stock
                                    underlying   the   warrants   are  not  then
                                    registered    pursuant   to   an   effective
                                    registration  statement.  In the event  that
                                    AJW Partners,  LLC, AJW Qualified  Partners,
                                    LLC, AJW Offshore,  Ltd., or New  Millennium
                                    Partners  II, LLC exercise the warrants on a
                                    cashless basis, then we will not receive any
                                    proceeds   from   the   exercise   of  those
                                    warrants.  In  addition,  we  have  received
                                    gross proceeds  $2,500,000  from the sale of
                                    the secured  convertible notes. The proceeds
                                    received   from  the  sale  of  the  secured
                                    convertible  notes will be used for business
                                    development purposes, working capital needs,
                                    pre-payment   of   interest,    payment   of
                                    consulting and legal fees and purchasing inventory.


Over-The-Counter Bulletin Board
Symbol...........................   CYBL

         The above information regarding common stock to be outstanding after the offering is based on 97,529,157 shares of common stock outstanding as of September 13, 2006 and assumes the subsequent conversion of our issued secured convertible notes and exercise of warrants by our selling stockholders.

OCTOBER 2005 SECURITIES PURCHASE AGREEMENT

         To obtain funding for our ongoing operations, we entered into a Securities Purchase Agreement with four accredited investors on October 24, 2005 for the sale of (i) $800,000 in secured convertible notes and (ii) warrants to buy 800,000 shares of our common stock, exercisable for five years from the date of issuance at a purchase price of $0.10 per share of common stock.

         This prospectus relates to the resale of the common stock underlying these secured convertible notes and warrants. The investors purchased all of the secured convertible notes on October 24, 2005.

         The secured convertible notes bear interest at 10%, mature three years from the date of issuance, and are convertible into our common stock, at the selling stockholders' option, at the lower of (i) $0.06 or (ii) 50% of the average of the three lowest intraday trading prices for the common stock on the Over-The-Counter Bulletin Board for the 20 trading days before but not including the conversion date. Accordingly, there is in fact no limit on the number of shares into which the notes may be converted. As of September 13, 2006, the average of the three lowest intraday trading prices for our common stock during the preceding 20 trading days as reported on the Over-The-Counter Bulletin Board was $.04 and, therefore, the conversion price for the secured convertible notes was $.02. Based on this conversion price, the $800,000 secured convertible notes, excluding interest, were convertible into 40,000,000 shares of our common stock.

         AJW Partners, LLC, AJW Qualified Partners, LLC, AJW Offshore, Ltd. and New Millennium Partners II, LLC have contractually agreed to restrict their ability to convert or exercise their warrants and receive shares of our common stock such that the number of shares of common stock held by them and their affiliates after such conversion or exercise does not exceed 4.9% of the then issued and outstanding shares of common stock.

DECEMBER 2005 SECURITIES PURCHASE AGREEMENT

         To obtain funding for our ongoing operations, we entered into a Securities Purchase Agreement with four accredited investors on December 28, 2005 for the sale of (i) $700,000 in secured convertible notes and (ii) warrants to buy 700,000 shares of our common stock, exercisable for five years from the date of issuance at a purchase price of $0.15 per share of common stock.

         This prospectus relates to the resale of the common stock underlying these secured convertible notes and warrants. The investors purchased all of the secured convertible notes on December 28, 2005.

         The secured convertible notes bear interest at 8%, mature three years from the date of issuance, and are convertible into our common stock, at the selling stockholders' option, at the lower of (i) $0.10 or (ii) 45% of the average of the three lowest intraday trading prices for the common stock on the Over-The-Counter Bulletin Board for the 20 trading days before but not including the conversion date. Accordingly, there is in fact no limit on the number of shares into which the notes may be converted. As of September 13, 2006, the average of the three lowest intraday trading prices for our common stock during the preceding 20 trading days as reported on the Over-The-Counter Bulletin Board was $.04 and, therefore, the conversion price for the secured convertible notes was $.018. Based on this conversion price, the $700,000 secured convertible notes, excluding interest, were convertible into 38,888,889 shares of our common stock.

         AJW Partners, LLC, AJW Qualified Partners, LLC, AJW Offshore, Ltd. and New Millennium Partners II, LLC have contractually agreed to restrict their ability to convert or exercise their warrants and receive shares of our common stock such that the number of shares of common stock held by them and their affiliates after such conversion or exercise does not exceed 4.9% of the then issued and outstanding shares of common stock.

MARCH 2006 SECURITIES PURCHASE AGREEMENT

         To obtain funding for our ongoing operations, we entered into a Securities Purchase Agreement with four accredited investors on March 27, 2006 for the sale of (i) $500,000 in secured convertible notes and (ii) warrants to buy 19,000,000 shares of our common stock, exercisable for five years from the date of issuance at a purchase price of $0.10 per share of common stock.

         This prospectus relates to the resale of the common stock underlying these secured convertible notes and warrants. The investors purchased all of the secured convertible notes on March 27, 2006.

         The secured convertible notes bear interest at 8%, mature three years from the date of issuance, and are convertible into our common stock, at the selling stockholders' option, at the lower of (i) $0.10 or (ii) 45% of the average of the three lowest intraday trading prices for the common stock on the Over-The-Counter Bulletin Board for the 20 trading days before but not including the conversion date. Accordingly, there is in fact no limit on the number of shares into which the notes may be converted. As of September 13, 2006, the average of the three lowest intraday trading prices for our common stock during the preceding 20 trading days as reported on the Over-The-Counter Bulletin Board was $.04 and, therefore, the conversion price for the secured convertible notes was $.018. Based on this conversion price, the $500,000 secured convertible notes, excluding interest, were convertible into 27,777,778 shares of our common stock.

         AJW Partners, LLC, AJW Qualified Partners, LLC, AJW Offshore, Ltd. and New Millennium Partners II, LLC have contractually agreed to restrict their ability to convert or exercise their warrants and receive shares of our common stock such that the number of shares of common stock held by them and their affiliates after such conversion or exercise does not exceed 4.9% of the then issued and outstanding shares of common stock.

JULY 2006 SECURITIES PURCHASE AGREEMENT

         To obtain funding for our ongoing operations, we entered into a Securities Purchase Agreement with four accredited investors on July 27, 2006 for the sale of (i) $500,000 in secured convertible notes and (ii) warrants to buy 15,000,000 shares of our common stock, exercisable for five years from the date of issuance at a purchase price of $0.06 per share of common stock.

         This prospectus relates to the resale of the common stock underlying these secured convertible notes and warrants. The investors purchased all of the secured convertible notes on July 27, 2006.

         The secured convertible notes bear interest at 6%, mature three years from the date of issuance, and are convertible into our common stock, at the selling stockholders' option, at the lower of (i) $0.10 or (ii) 50% of the average of the three lowest intraday trading prices for the common stock on the Over-The-Counter Bulletin Board for the 20 trading days before but not including the conversion date. Accordingly, there is in fact no limit on the number of shares into which the notes may be converted. As of September 13, 2006, the average of the three lowest intraday trading prices for our common stock during the preceding 20 trading days as reported on the Over-The-Counter Bulletin Board was $.04 and, therefore, the conversion price for the secured convertible notes was $.02. Based on this conversion price, the $500,000 secured convertible notes, excluding interest, were convertible into 25,000,000 shares of our common stock.

         AJW Partners, LLC, AJW Qualified Partners, LLC, AJW Offshore, Ltd. and New Millennium Partners II, LLC have contractually agreed to restrict their ability to convert or exercise their warrants and receive shares of our common stock such that the number of shares of common stock held by them and their affiliates after such conversion or exercise does not exceed 4.9% of the then issued and outstanding shares of common stock.

         See the "Selling Stockholders" and "Risk Factors" sections for a complete description of the secured convertible notes.

                                  RISK FACTORS

         This investment has a high degree of risk. Before you invest you should carefully consider the risks and uncertainties described below and the other information in this prospectus. If any of the following risks actually occur, our business, operating results and financial condition could be harmed and the value of our stock could go down. This means you could lose all or a part of your investment.

RISKS RELATING TO OUR BUSINESS:

WE HAVE A HISTORY OF LOSSES WHICH MAY CONTINUE, WHICH MAY NEGATIVELY IMPACT OUR ABILITY TO ACHIEVE OUR BUSINESS OBJECTIVES.

         We incurred net losses of $9,410,657 and $3,103,049 for the years ended December 31, 2005 and 2004, respectively. For the six months ended June 30, 2006, we incurred a net loss of $730,644. As of June 30, 2006, we had an accumulated deficit of $19,422,585. We cannot assure you that we can achieve or sustain profitability on a quarterly or annual basis in the future. Our operations are subject to the risks and competition inherent in the establishment of a business enterprise. There can be no assurance that future operations will be profitable. Revenues and profits, if any, will depend upon various factors, including whether we will be able to continue expansion of our revenue. We may not achieve our business objectives and the failure to achieve such goals would have an adverse impact on us.

IF WE ARE UNABLE TO OBTAIN ADDITIONAL FUNDING OUR BUSINESS OPERATIONS WILL BE HARMED AND IF WE DO OBTAIN ADDITIONAL FINANCING OUR THEN EXISTING SHAREHOLDERS MAY SUFFER SUBSTANTIAL DILUTION.

         We will require additional funds to sustain and expand our sales and marketing activities. We anticipate that we will require up to approximately $4 million to fund our continued operations for the next twelve months, depending on revenue from operations. Additional capital will be required to effectively support the operations and to otherwise implement our overall business strategy. There can be no assurance that financing will be available in amounts or on terms acceptable to us, if at all. The inability to obtain additional capital will restrict our ability to grow and may reduce our ability to continue to conduct business operations. If we are unable to obtain additional financing, we will likely be required to curtail our marketing and development plans and possibly cease our operations. Any additional equity financing may involve substantial dilution to our then existing shareholders.

OUR INDEPENDENT AUDITORS HAVE EXPRESSED SUBSTANTIAL DOUBT ABOUT OUR ABILITY TO CONTINUE AS A GOING CONCERN, WHICH MAY HINDER OUR ABILITY TO OBTAIN FUTURE FINANCING.

         In their report dated March 16, 2006, our independent auditors stated that our financial statements for the year ended December 31, 2005 were prepared assuming that we would continue as a going concern. Our ability to continue as a going concern is an issue raised as a result of losses for the year ended December 31, 2005 in the amount of $9,410,657. We continue to experience net operating losses. Our ability to continue as a going concern is subject to our ability to generate a profit and/or obtain necessary funding from outside sources, including obtaining additional funding from the sale of our securities, increasing sales or obtaining loans and grants from various financial institutions where possible. Our continued net operating losses increase the difficulty in meeting such goals and there can be no assurances that such methods will prove successful.

IF WE ARE UNABLE TO RETAIN THE SERVICES OF MESSRS. EVANS, SCHMIDT OR RINGO, OR IF WE ARE UNABLE TO SUCCESSFULLY RECRUIT QUALIFIED MANAGERIAL AND SALES PERSONNEL HAVING EXPERIENCE IN BUSINESS, WE MAY NOT BE ABLE TO CONTINUE OUR OPERATIONS.

         Our success depends to a significant extent upon the continued service of Mr. Donald F. Evans, our Chief Executive Officer, Mr. Mark D. Schmidt, our President and Mr. John Ringo, our Secretary and Corporate Counsel. Loss of the services of Messrs. Evans, Schmidt or Ringo could have a material adverse effect on our growth, revenues, and prospective business. We do not maintain key-man insurance on the life of Messrs. Evans or Ringo. In addition, in order to successfully implement and manage our business plan, we will be dependent upon, among other things, successfully recruiting qualified managerial and sales personnel having experience in business. Competition for qualified individuals is intense. There can be no assurance that we will be able to find, attract and retain existing employees or that we will be able to find, attract and retain qualified personnel on acceptable terms.

MANY OF OUR COMPETITORS ARE LARGER AND HAVE GREATER FINANCIAL AND OTHER RESOURCES THAN WE DO AND THOSE ADVANTAGES COULD MAKE IT DIFFICULT FOR US TO COMPETE WITH THEM.

         The lighting and illumination industry is extremely competitive and includes several companies that have achieved substantially greater market shares than we have, and have longer operating histories, have larger customer bases, and have substantially greater financial, development and marketing resources than we do. If overall demand for our products should decrease it could have a materially adverse affect on our operating results.

OUR TRADEMARK AND OTHER INTELLECTUAL PROPERTY RIGHTS MAY NOT BE ADEQUATELY PROTECTED OUTSIDE THE UNITED STATES, RESULTING IN LOSS OF REVENUE.

         We believe that our trademarks, whether licensed or owned by us, and other proprietary rights are important to our success and our competitive position. In the course of our international expansion, we may, however, experience conflict with various third parties who acquire or claim ownership rights in certain trademarks. We cannot assure that the actions we have taken to establish and protect these trademarks and other proprietary rights will be adequate to prevent imitation of our products by others or to prevent others from seeking to block sales of our products as a violation of the trademarks and proprietary rights of others. Also, we cannot assure you that others will not assert rights in, or ownership of, trademarks and other proprietary rights of ours or that we will be able to successfully resolve these types of conflicts to our satisfaction. In addition, the laws of certain foreign countries may not protect proprietary rights to the same extent, as do the laws of the United States.

OUR PRINCIPAL STOCKHOLDERS, OFFICERS AND DIRECTORS OWN A CONTROLLING INTEREST IN OUR VOTING STOCK AND INVESTORS WILL NOT HAVE ANY VOICE IN OUR MANAGEMENT.

         We have issued 800,000 shares of Series B Convertible Preferred Stock to our officers and directors which are convertible into 8 million shares of common stock and, in the aggregate, have the right to cast 80 million votes in any vote by our shareholders. Combined with the number of shares of common stock held by our officers and directors, they have the right to cast approximately 50% of all votes by our shareholders. As a result, these stockholders, acting together, will have the ability to control substantially all matters submitted to our stockholders for approval, including:

            o     election of our board of directors;
            o     removal of any of our directors;
            o     amendment of our certificate of incorporation or bylaws; and
            o adoption of measures that could delay or prevent a change in control or impede a merger, takeover or other business combination involving us.

         As a result of their ownership and positions, our directors and executive officers collectively are able to influence all matters requiring stockholder approval, including the election of directors and approval of significant corporate transactions. In addition, sales of significant amounts of shares held by our directors and executive officers, or the prospect of these sales, could adversely affect the market price of our common stock. Management's stock ownership may discourage a potential acquirer from making a tender offer or otherwise attempting to obtain control of us, which in turn could reduce our stock price or prevent our stockholders from realizing a premium over our stock price.

RISKS RELATING TO OUR CURRENT FINANCING ARRANGEMENT:

THERE ARE A LARGE NUMBER OF SHARES UNDERLYING OUR SECURED CONVERTIBLE NOTES AND WARRANTS THAT MAY BE AVAILABLE FOR FUTURE SALE AND THE SALE OF THESE SHARES MAY DEPRESS THE MARKET PRICE OF OUR COMMON STOCK.

         As of September 13, 2006, we had 97,529,157 shares of common stock issued and outstanding, secured convertible notes outstanding pursuant to our securities purchase agreements dated September 23, 2004, April 22, 2005, October 24, 2005, December 28, 2005, March 23, 2006 and July 24, 2006 that may be converted  into an estimated  45,394,058,  75,000,000,  40,000,000,  38,888,889,
27,777,778 and 25,000,000 shares of common stock at current market prices, respectively, and outstanding warrants pursuant to our securities purchase agreements dated September 23, 2004, April 22, 2005, October 24, 2005, December 28, 2005, March 23, 2006 and July 24, 2006, to purchase 2,250,000, 25,000,000,
800,000,   700,000,   19,000,000   and   15,000,000   shares  of  common  stock,
respectively. In addition, the number of shares of common stock issuable upon conversion of the outstanding secured convertible notes issued pursuant to the securities purchase agreements dated September 23, 2004, April 22, 2005, October 24, 2005, December 28, 2005, March 23, 2006 and July 24, 2006 may increase if the market price of our stock declines. All of the shares, including all of the shares issuable upon conversion of the secured convertible notes and upon exercise of our warrants, may be sold without restriction when registered. The sale of these shares may adversely affect the market price of our common stock.

THE CONTINUOUSLY ADJUSTABLE CONVERSION PRICE FEATURE OF OUR SECURED CONVERTIBLE NOTES COULD REQUIRE US TO ISSUE A SUBSTANTIALLY GREATER NUMBER OF SHARES, WHICH WILL CAUSE DILUTION TO OUR EXISTING STOCKHOLDERS.

         Our obligation to issue shares upon conversion of our secured convertible notes is essentially limitless. The following is an example of the amount of shares of our common stock that are issuable, upon conversion of our secured convertible notes (excluding accrued interest), based on market prices 25%, 50% and 75% below the market price, as of September 13, 2006 of $0.05.

SEPTEMBER 2004, APRIL 2005, OCTOBER 2005 AND JULY 2006 SECURED CONVERTIBLE NOTES, COMBINED


                                          Number           % of
% Below    Price Per   With Discount    of Shares    Outstanding
 Market      Share        at 50%        Issuable        Stock
-------    ---------   -------------   -----------   -----------
     25%   $   .0375   $      .01875   197,753,662         66.97%
     50%   $    .025   $       .0125   296,630,493         75.26%
     75%   $   .0125   $      .00625   593,260,986         85.88%

DECEMBER 2005 AND MARCH 2006 SECURED CONVERTIBLE NOTES, COMBINED

                                         Number         % of
% Below    Price Per   With Discount    of Shares    Outstanding
 Market      Share        at 55%        Issuable        Stock
-------    ---------   -------------   -----------   -----------

     25%   $   .0375   $     .016875    71,111,112         42.17%
     50%   $    .025   $      .01125   106,666,667         52.24%
     75%   $   .0125   $     .005625   213,333,334         68.63%


         As illustrated, the number of shares of common stock issuable upon conversion of our secured convertible notes will increase if the market price of our stock declines, which will cause dilution to our existing stockholders.

THE CONTINUOUSLY ADJUSTABLE CONVERSION PRICE FEATURE OF OUR SECURED CONVERTIBLE NOTES MAY HAVE A DEPRESSIVE EFFECT ON THE PRICE OF OUR COMMON STOCK.

         The secured convertible notes issued in September 2004, April 2005, October 2005 and July 2006 are convertible into shares of our common stock at a 50% discount to the trading price of the common stock prior to the conversion. The secured convertible notes issued in December 2005 and March 2006 are convertible into shares of our common stock at a 55% discount to the trading price of the common stock prior to the conversion. The significant downward pressure on the price of the common stock as the selling stockholders convert and sell material amounts of common stock could have an adverse effect on our stock price. In addition, not only the sale of shares issued upon conversion or exercise of secured convertible notes, series B convertible preferred stock and warrants, but also the mere perception that these sales could occur, may adversely affect the market price of the common stock.

THE ISSUANCE OF SHARES UPON CONVERSION OF THE SECURED CONVERTIBLE NOTES AND EXERCISE OF OUTSTANDING WARRANTS MAY CAUSE IMMEDIATE AND SUBSTANTIAL DILUTION TO OUR EXISTING STOCKHOLDERS.

         The issuance of shares upon conversion of the secured convertible notes and exercise of warrants may result in substantial dilution to the interests of other stockholders since the selling stockholders may ultimately convert and sell the full amount issuable on conversion. Although AJW Partners, LLC, AJW Qualified Partners, LLC, AJW Offshore, Ltd., and New Millennium Partners II, LLC may not convert their secured convertible notes and/or exercise their warrants if such conversion or exercise would cause them to own more than 4.9% of our outstanding common stock, this restriction does not prevent AJW Partners, LLC, AJW Qualified Partners, LLC, AJW Offshore, Ltd., and New Millennium Partners II, LLC from converting and/or exercising some of their holdings and then converting the rest of their holdings. In this way, AJW Partners, LLC, AJW Qualified Partners, LLC, AJW Offshore, Ltd., and New Millennium Partners II, LLC could sell more than this limit while never holding more than this limit. There is no upper limit on the number of shares that may be issued which will have the effect of further diluting the proportionate equity interest and voting power of holders of our common stock, including investors in this offering.

IN THE EVENT THAT OUR STOCK PRICE DECLINES, THE SHARES OF COMMON STOCK ALLOCATED FOR CONVERSION OF THE SECURED CONVERTIBLE NOTES AND REGISTERED PURSUANT TO THIS REGISTRATION STATEMENT MAY NOT BE ADEQUATE AND WE MAY BE REQUIRED TO FILE A SUBSEQUENT REGISTRATION STATEMENT COVERING ADDITIONAL SHARES. IF THE SHARES WE HAVE ALLOCATED AND ARE REGISTERING HEREWITH ARE NOT ADEQUATE AND WE ARE REQUIRED TO FILE AN ADDITIONAL REGISTRATION STATEMENT, WE MAY INCUR SUBSTANTIAL COSTS IN CONNECTION THEREWITH.

         Based on our current market price and the potential decrease in our market price as a result of the issuance of shares upon conversion of the secured convertible notes, we have made a good faith estimate as to the amount of shares of common stock that we are required to register and allocate for conversion of the secured convertible notes. Accordingly, we have allocated and registered 300,000,000 shares to cover the conversion of the secured convertible notes. In the event that our stock price decreases, the shares of common stock we have allocated for conversion of the secured convertible notes and are registering hereunder may not be adequate. If the shares we have allocated to the registration statement are not adequate and we are required to file an additional registration statement, we may incur substantial costs in connection with the preparation and filing of such registration statement.

IF WE ARE REQUIRED FOR ANY REASON TO REPAY OUR OUTSTANDING SECURED CONVERTIBLE NOTES, WE WOULD BE REQUIRED TO DEPLETE OUR WORKING CAPITAL, IF AVAILABLE, OR RAISE ADDITIONAL FUNDS. OUR FAILURE TO REPAY THE SECURED CONVERTIBLE NOTES, IF REQUIRED, COULD RESULT IN LEGAL ACTION AGAINST US, WHICH COULD REQUIRE THE SALE OF SUBSTANTIAL ASSETS.

         In September 2004, we entered into a Securities Purchase Agreement for the sale of an aggregate of $1,500,000 principal amount of secured convertible notes. The secured convertible notes are due and payable, with 10% interest, two years from the date of issuance, unless sooner converted into shares of our common stock. In April 2005, we entered into a Securities Purchase Agreement for the sale of an aggregate of $1,500,000 principal amount of secured convertible notes. The secured convertible notes are due and payable, with 10% interest, three years from the date of issuance, unless sooner converted into shares of our common stock. In October 2005, we entered into a Securities Purchase Agreement for the sale of an aggregate of $800,000 principal amount of secured convertible notes. The secured convertible notes are due and payable, with 10% interest, three years from the date of issuance, unless sooner converted into shares of our common stock. In December 2005, we entered into a Securities Purchase Agreement for the sale of an aggregate of $700,000 principal amount of secured convertible notes. The secured convertible notes are due and payable, with 8% interest, three years from the date of issuance, unless sooner converted into shares of our common stock. In March 2006, we entered into a Securities Purchase Agreement for the sale of an aggregate of $500,000 principal amount of secured convertible notes. The secured convertible notes are due and payable, with 8% interest, three years from the date of issuance, unless sooner converted into shares of our common stock. In July 2006, we entered into a Securities Purchase Agreement for the sale of an aggregate of $500,000 principal amount of secured convertible notes. The secured convertible notes are due and payable, with 6% interest, three years from the date of issuance, unless sooner converted into shares of our common stock. In addition, any event of default under our secured convertible notes issued pursuant to our September 2004, April 2005, October 2005, December 2005, March 2006 or July 2006 securities purchase agreements, such as our failure to repay the principal or interest when due, our failure to issue shares of common stock upon conversion by the holder, our failure to timely file a registration statement or have such registration statement declared effective, breach of any covenant, representation or warranty in the Securities Purchase Agreement or related convertible note, the assignment or appointment of a receiver to control a substantial part of our property or business, the filing of a money judgment, writ or similar process against our company in excess of $50,000, the commencement of a bankruptcy, insolvency, reorganization or liquidation proceeding against our company and the delisting of our common stock could require the early repayment of the secured convertible notes, including a default interest rate of 15% on the outstanding principal balance of the notes if the default is not cured with the specified grace period. We anticipate that the full amount of the secured convertible notes will be converted into shares of our common stock, in accordance with the terms of the secured convertible notes. If we were required to repay the secured convertible notes, we would be required to use our limited working capital and raise additional funds. If we were unable to repay the notes when required, the note holders could commence legal action against us and foreclose on all of our assets to recover the amounts due. Any such action would require us to curtail or cease operations.

RISKS RELATING TO OUR COMMON STOCK:

WE HAVE ISSUED A LARGE AMOUNT OF STOCK IN LIEU OF CASH FOR PAYMENT OF EXPENSES AND EXPECT TO CONTINUE THIS PRACTICE IN THE FUTURE. SUCH ISSUANCES OF STOCK WILL CAUSE DILUTION TO OUR EXISTING STOCKHOLDERS.

         Due to our limited economic resources, we try to issue stock in lieu of cash for payment of expenses and services provided for us. In 2005, we issued 2,783,333 shares of common stock in exchange for expenses and services rendered. We anticipate issuing shares of common stock whenever possible in lieu of cash to conserve our financial position. The number of shares of common stock issued is directly related to our stock price at the time of issuance. In the event that our stock price drops, we will be required to issue larger amounts of shares for expenses and services rendered, if the other party is willing to accept stock at all. The issuance of shares of common stock will have the effect of diluting the proportionate equity interest and voting power of holders of our common stock, including investors in this offering.

IF WE FAIL TO REMAIN CURRENT ON OUR REPORTING REQUIREMENTS, WE COULD BE REMOVED FROM THE OTC BULLETIN BOARD WHICH WOULD LIMIT THE ABILITY OF BROKER-DEALERS TO SELL OUR SECURITIES AND THE ABILITY OF STOCKHOLDERS TO SELL THEIR SECURITIES IN THE SECONDARY MARKET.

         Companies trading on the OTC Bulletin Board, such as us, must be reporting issuers under Section 12 of the Securities Exchange Act of 1934, as amended, and must be current in their reports under Section 13, in order to maintain price quotation privileges on the OTC Bulletin Board. If we fail to remain current on our reporting requirements, we could be removed from the OTC Bulletin Board. As a result, the market liquidity for our securities could be severely adversely affected by limiting the ability of broker-dealers to sell our securities and the ability of stockholders to sell their securities in the secondary market.

OUR COMMON STOCK IS SUBJECT TO THE "PENNY STOCK" RULES OF THE SEC AND THE TRADING MARKET IN OUR SECURITIES IS LIMITED, WHICH MAKES TRANSACTIONS IN OUR STOCK CUMBERSOME AND MAY REDUCE THE VALUE OF AN INVESTMENT IN OUR STOCK.

         The Securities and Exchange Commission has adopted Rule 15g-9 which establishes the definition of a "penny stock," for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require:

            o that a broker or dealer approve a person's account for transactions in penny stocks; and
            o the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

In order to approve a person's account for transactions in penny stocks, the broker or dealer must:

            o obtain financial information and investment experience objectives of the person; and
            o make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the Commission relating to the penny stock market, which, in highlight form:

            o sets forth the basis on which the broker or dealer made the suitability determination; and
            o that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Generally, brokers may be less willing to execute transactions in securities subject to the "penny stock" rules. This may make it more difficult for investors to dispose of our common stock and cause a decline in the market value of our stock.

         Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

                                 USE OF PROCEEDS

         This  prospectus  relates  to shares of our  common  stock  that may be offered and sold from time to time by the selling stockholders. We will not receive any proceeds from the sale of shares of common stock in this offering. However, we will receive the sale price of any common stock we sell to the selling stockholders upon exercise of the warrants. In connection with the securities purchase agreement dated October 24, 2005, we issued to the investors 800,000 warrants, which are exercisable at $0.03 per share for a period of five years from issuance. If the investors were to exercise all 800,000 million warrants issued pursuant to the securities purchase agreement, we would receive $24,000. In the event that our stock price does not exceed the warrant exercise price of $0.03 per share, it is unlikely that the investors would exercise the warrants, in which case would we not receive any of the proceeds from the sale of the warrants. In connection with the securities purchase agreement dated December 28, 2005, we issued to the investors 700,000 warrants, which are exercisable at $0.15 per share for a period of five years from issuance. If the investors were to exercise all 700,000 million warrants issued pursuant to the securities purchase agreement, we would receive $105,000. In the event that our stock price does not exceed the warrant exercise price of $0.15 per share, it is unlikely that the investors would exercise the warrants, in which case would we not receive any of the proceeds from the sale of the warrants. In connection with the securities purchase agreement dated March 27, 2006, we issued to the investors 19,000,000 warrants, which are exercisable at $0.10 per share for a period of five years from issuance. If the investors were to exercise all 19,000,000 million warrants issued pursuant to the securities purchase agreement, we would receive $1,900,000. In the event that our stock price does not exceed the warrant exercise price of $0.10 per share, it is unlikely that the investors would exercise the warrants, in which case would we not receive any of the proceeds from the sale of the warrants. In connection with the securities purchase agreement dated July 27, 2006, we issued to the investors 15,000,000 warrants, which are exercisable at $0.06 per share for a period of five years from issuance. If the investors were to exercise all 15,000,000 million warrants issued pursuant to the securities purchase agreement, we would receive $900,000. In the event that our stock price does not exceed the warrant exercise price of $0.06 per share, it is unlikely that the investors would exercise the warrants, in which case would we not receive any of the proceeds from the sale of the warrants.

         We expect to use the proceeds received from the exercise of the warrants, if any, for general working capital purposes. However, AJW Partners, LLC, AJW Qualified Partners, LLC, AJW Offshore, Ltd., and New Millennium Partners II, LLC will be entitled to exercise all 36,500,000 warrants on a cashless basis at any time if the shares of common stock underlying the warrants are not then registered pursuant to an effective registration statement. In the event that AJW Partners, LLC, AJW Qualified Partners, LLC, AJW Offshore, Ltd., or New Millennium Partners II, LLC exercise the warrants on a cashless basis, then we will not receive any proceeds from the exercise of those warrants. In addition, we have received gross proceeds $2,500,000 from the sale of the secured convertible notes. The proceeds received from the sale of the secured convertible notes will be used for business development purposes, working capital needs, pre-payment of interest, payment of consulting and legal fees and purchasing inventory.

OCTOBER 2005 SECURITIES PURCHASE AGREEMENT

         To obtain funding for our ongoing operations, we entered into a Securities Purchase Agreement with four accredited investors on October 24, 2005 for the sale of (i) $800,000 in secured convertible notes and (ii) warrants to purchase 800,000 shares of our common stock.

         This prospectus relates to the resale of the common stock underlying these secured convertible notes and warrants. The investors purchased all of the secured convertible notes on October 24, 2005.

         The secured convertible notes bear interest at 10%, mature three years from the date of issuance, and are convertible into our common stock, at the investors' option, at the lower of:

            o     $0.06; or
            o 50% of the average of the three lowest intraday trading prices for the common stock on the Over-The-Counter Bulletin Board for the 20 trading days before but not including the conversion date.

         We have a call option under the terms of the secured convertible notes. The call option provides us with the right to prepay all of the outstanding secured convertible notes at any time, provided we are not in default and our stock is trading at or below $.06 per share. Prepayment of the notes is to be made in cash equal to either (i) 125% of the outstanding principal and accrued interest for prepayments occurring within 30 days following the issue date of the secured convertible notes; (ii) 135% of the outstanding principal and accrued interest for prepayments occurring between 31 and 60 days following the issue date of the secured convertible notes; and (iii) 150% of the outstanding principal and accrued interest for prepayments occurring after the 60th day following the issue date of the secured convertible notes.

         Our right to repay the notes is exercisable on not less than ten trading days prior written notice to the holders of the secured convertible notes. For notice purposes, a trading day is any day on which our common stock is traded for any period on the OTC Bulletin Board. Notwithstanding the notice of prepayment, the holders of the secured convertible notes have the right at all times to convert all or any portion of the secured convertible notes prior to payment of the prepayment amount.

         We also has a partial call option under the terms of the secured convertible notes in any month in which the current price of our common stock is below $0.03. Under the terms of the partial call option, we have the right to pay the outstanding principal amount of the secured convertible notes plus one-month's interest for that month, which will stay any conversions of the secured convertible notes by the holders for that month. The principal amount of the secured convertible notes to be repaid is determined by dividing the then outstanding principal amount of the notes by the maturity of the notes in months, or 36.

         The full principal amount of the secured convertible notes is due upon default under the terms of secured convertible notes. In addition, we have granted the investors a security interest in substantially all of our assets and intellectual property and registration rights. We are liable for breach of any covenant, representation or warranty contained in the Securities Purchase
Agreement for a period of two years from the date of the Securities Purchase Agreement. In the event that we breach any representation or warranty regarding the condition of our company as set forth in the Securities Purchase Agreement, we are liable to pay liquidated damages in shares or cash, at the election of the investors, equal to three percent of the outstanding amount of the secured convertible notes per month plus accrued and unpaid interest. In the event that we breach any covenant as set forth in the Securities Purchase Agreement, including the failure to comply with blue sky laws, timely file all public reports, use the proceeds from the sale of the secured convertible notes in the agreed upon manner, obtain written consent from the investors to negotiate or contract with a party to for additional financing, reserve and have authorized the required number of shares of common stock or the maintenance of our shares of common stock on an exchange or automated quotation system, then we are liable to pay liquidated damages in shares or cash, at the election of the investors, equal to three percent of the outstanding amount of the secured convertible notes per month plus accrued and unpaid interest.

         In connection with the Securities Purchase Agreement, we executed a Security Agreement and an Intellectual Property Security Agreement in favor of the investors granting them a first priority security interest in all of our goods, inventory, contractual rights and general intangibles, receivables, documents, instruments, chattel paper, and intellectual property. Under the Security Agreement and Intellectual Property Security Agreement, events of default occur upon:

            o The occurrence of an event of default (as defined in the secured convertible notes) under the secured convertible notes;
            o Any representation or warranty we made in the Security Agreement or in the Intellectual Property Security Agreement shall prove to have been incorrect in any material respect when made;
            o The failure by us to observe or perform any of our obligations under the Security Agreement or in the Intellectual Property Security Agreement for ten (10) days after receipt of notice of such failure from the investors; and
            o     Any breach of, or default under, the Warrants.

      An event of default under the secured convertible notes occurs if we:

            o     Fail to pay the principal or interest when due;

            o Do not issue shares of common stock upon receipt of a conversion notice;
            o Fail to file a registration statement within 45 days after October 24, 2005 or fail to have the registration statement effective within 90 days after October 24, 2005;
            o Breach any material covenant or other material term or condition in the secured convertible notes or the Securities Purchase Agreement;
            o Breach any representation or warranty made in the Securities Purchase Agreement or other document executed in connection therewith;
            o Apply for or consent to the appointment of a receiver or trustee for us or any of our subsidiaries or for a substantial part of our of our subsidiaries' property or business, or such a receiver or trustee shall otherwise be appointed;
            o Have any money judgment, writ or similar process shall be entered or filed against us or any of our subsidiaries or any of our property or other assets for more than $50,000, and shall remain unvacated, unbonded or unstayed for a period of twenty (20) days unless otherwise consented to by the investors;
            o Institute or have instituted against us or any of our subsidiaries any bankruptcy, insolvency, reorganization or liquidation proceedings or other proceedings for relief under any bankruptcy law or any law for the relief of debtors;
            o Fail to maintain the quotation of our common stock on one of the OTCBB or an equivalent replacement exchange, the Nasdaq National Market, the Nasdaq SmallCap Market, the New York Stock Exchange, or the American Stock Exchange; or
            o Default under any other secured convertible note issued pursuant to the Securities Purchase Agreement.

         Upon occurrence of any event of default under either the Security Agreement or the Intellectual Property Security Agreement, the investors shall have the right to exercise all of the remedies conferred under the Security Agreement, the Intellectual Property and under the secured convertible notes, and the investors shall have all the rights and remedies of a secured party under the Uniform Commercial Code and/or any other applicable law (including the Uniform Commercial Code of any jurisdiction in which any collateral is then located). The investors shall have the following rights and powers:

            o To take possession of the collateral and, for that purpose, enter, with the aid and assistance of any person, any premises where the collateral, or any part thereof, is or may be placed and remove the same, and we shall assemble the collateral and make it available to the investors at places which the investors shall reasonably select, whether at our premises or elsewhere, and make available to the investors, without rent, all of our respective premises and facilities for the purpose of the investors taking possession of, removing or putting the collateral in saleable or disposable form; and
            o To operate our business using the collateral and shall have the right to assign, sell, lease or otherwise dispose of and deliver all or any part of the collateral, at public or private sale or otherwise, either with or without special conditions or stipulations, for cash or on credit or for future delivery, in such parcel or parcels and at such time or times and at such place or places, and upon such terms and conditions as the investors may deem commercially reasonable, all without (except as shall be required by applicable statute and cannot be waived) advertisement or demand upon or notice to us or our right of redemption, which we expressly waived. Upon each such sale, lease, assignment or other transfer of collateral, the investors may, unless prohibited by applicable law which cannot be waived, purchase all or any part of the collateral being sold, free from and discharged of all trusts, claims, right of redemption and equities by us, which we waived and released.

         The warrants are exercisable until five years from the date of issuance at a purchase price of $0.03 per share. The selling stockholders will be entitled to exercise the warrants on a cashless basis at any time if the shares of common stock underlying the warrants are not then registered pursuant to an effective registration statement. In the event that the selling stockholder exercises the warrants on a cashless basis, then we will not receive any proceeds. In addition, the exercise price of the warrants will be adjusted in the event we issue common stock at a price below market, with the exception of any securities issued as of the date of this warrant or issued in connection with the secured convertible notes issued pursuant to the Securities Purchase Agreement, dated October 24, 2005.

         Upon the issuance of shares of common stock below the market price, the exercise price of the warrants will be reduced accordingly. The market price is determined by averaging the last reported sale prices for our shares of common stock for the five trading days immediately preceding such issuance as set forth on our principal trading market. The exercise price shall be determined by multiplying the exercise price in effect immediately prior to the dilutive issuance by a fraction. The numerator of the fraction is equal to the sum of the number of shares outstanding immediately prior to the offering plus the quotient of the amount of consideration received by us in connection with the issuance divided by the market price in effect immediately prior to the issuance. The denominator of such issuance shall be equal to the number of shares outstanding after the dilutive issuance.

         The conversion price of the secured convertible notes and the exercise price of the warrants may be adjusted in certain circumstances such as if we pay a stock dividend, subdivide or combine outstanding shares of common stock into a greater or lesser number of shares, or take such other actions as would otherwise result in dilution of the selling stockholder's position.

         The selling stockholders have contractually agreed to restrict their ability to convert their secured convertible notes or exercise their warrants and receive shares of our common stock such that the number of shares of common stock held by them and their affiliates in the aggregate after such conversion or exercise does not exceed 4.99% of the then issued and outstanding shares of common stock.

         A complete  copy of the  Securities  Purchase  Agreements  and  related
documents  are   incorporated   by  reference  as  exhibits  to  our  Form  SB-2
registration statement relating to this prospectus.

SAMPLE CONVERSION CALCULATION

         The number of shares of common stock issuable upon conversion of the notes is determined by dividing that portion of the principal of the notes to be converted and interest, if any, by the conversion price. For example, assuming conversion of $800,000 of notes on September 13, 2006, a conversion price of $0.02 per share, the number of shares issuable upon conversion would be:

$800,000/$.02= 40,000,000 shares

         The following is an example of the amount of shares of our common stock that are issuable, upon conversion of the principal amount of our secured convertible notes, based on market prices 25%, 50% and 75% below the market price, as of September 13, 2006 of $0.05.


                                          Number           % of
% Below    Price Per   With Discount     of Shares     Outstanding
 Market      Share        at 50%         Issuable         Stock
-------    ---------   -------------   -------------   -----------

     25%   $   .0375   $      .01875      42,666,667         30.43%
     50%   $    .025   $       .0125      64,000,000         39.62%
     75%   $   .0125   $      .00625     128,000,000         56.76%


DECEMBER 2005 SECURITIES PURCHASE AGREEMENT

         To obtain funding for our ongoing operations, we entered into a Securities Purchase Agreement with four accredited investors on December 28, 2005 for the sale of (i) $700,000 in secured convertible notes and (ii) warrants to purchase 700,000 shares of our common stock.

         This prospectus relates to the resale of the common stock underlying these secured convertible notes and warrants. The investors purchased all of the secured convertible notes on December 28, 2005.

         The secured convertible notes bear interest at 10%, mature three years from the date of issuance, and are convertible into our common stock, at the investors' option, at the lower of:

            o     $0.10; or
            o 45% of the average of the three lowest intraday trading prices for the common stock on the Over-The-Counter Bulletin Board for the 20 trading days before but not including the conversion date.

         We have a call option under the terms of the secured convertible notes. The call option provides us with the right to prepay all of the outstanding secured convertible notes at any time, provided we are not in default and our stock is trading at or below $.10 per share. Prepayment of the notes is to be made in cash equal to either (i) 125% of the outstanding principal and accrued interest for prepayments occurring within 30 days following the issue date of the secured convertible notes; (ii) 135% of the outstanding principal and accrued interest for prepayments occurring between 31 and 60 days following the issue date of the secured convertible notes; and (iii) 150% of the outstanding principal and accrued interest for prepayments occurring after the 60th day following the issue date of the secured convertible notes.

         Our right to repay the notes is exercisable on not less than ten trading days prior written notice to the holders of the secured convertible notes. For notice purposes, a trading day is any day on which our common stock is traded for any period on the OTC Bulletin Board. Notwithstanding the notice of prepayment, the holders of the secured convertible notes have the right at all times to convert all or any portion of the secured convertible notes prior to payment of the prepayment amount.

         We also has a partial call option under the terms of the secured convertible notes in any month in which the current price of our common stock is below $0.10. Under the terms of the partial call option, we have the right to pay the outstanding principal amount of the secured convertible notes plus one-month's interest for that month, which will stay any conversions of the secured convertible notes by the holders for that month. The principal amount of the secured convertible notes to be repaid is determined by dividing the then outstanding principal amount of the notes by the maturity of the notes in months, or 36.

         The full principal amount of the secured convertible notes is due upon default under the terms of secured convertible notes. In addition, we have granted the investors a security interest in substantially all of our assets and intellectual property and registration rights. We are liable for breach of any covenant, representation or warranty contained in the Securities Purchase
Agreement for a period of two years from the date of the Securities Purchase Agreement. In the event that we breach any representation or warranty regarding the condition of our company as set forth in the Securities Purchase Agreement, we are liable to pay liquidated damages in shares or cash, at the election of the investors, equal to three percent of the outstanding amount of the secured convertible notes per month plus accrued and unpaid interest. In the event that we breach any covenant as set forth in the Securities Purchase Agreement, including the failure to comply with blue sky laws, timely file all public reports, use the proceeds from the sale of the secured convertible notes in the agreed upon manner, obtain written consent from the investors to negotiate or contract with a party to for additional financing, reserve and have authorized the required number of shares of common stock or the maintenance of our shares of common stock on an exchange or automated quotation system, then we are liable to pay liquidated damages in shares or cash, at the election of the investors, equal to three percent of the outstanding amount of the secured convertible notes per month plus accrued and unpaid interest.

         In connection with the Securities Purchase Agreement, we executed a Security Agreement and an Intellectual Property Security Agreement in favor of the investors granting them a first priority security interest in all of our goods, inventory, contractual rights and general intangibles, receivables, documents, instruments, chattel paper, and intellectual property. Under the Security Agreement and Intellectual Property Security Agreement, events of default occur upon:

            o The occurrence of an event of default (as defined in the secured convertible notes) under the secured convertible notes;
            o Any representation or warranty we made in the Security Agreement or in the Intellectual Property Security Agreement shall prove to have been incorrect in any material respect when made;
            o The failure by us to observe or perform any of our obligations under the Security Agreement or in the Intellectual Property Security Agreement for ten (10) days after receipt of notice of such failure from the investors; and
            o     Any breach of, or default under, the Warrants.

      An event of default under the secured convertible notes occurs if we:

            o     Fail to pay the principal or interest when due;
            o Do not issue shares of common stock upon receipt of a conversion notice;
            o Fail to file a registration statement within 45 days after December 28, 2005 or fail to have the registration statement effective within 90 days after December 28, 2005;
            o Breach any material covenant or other material term or condition in the secured convertible notes or the Securities Purchase Agreement;
            o Breach any representation or warranty made in the Securities Purchase Agreement or other document executed in connection therewith;
            o Apply for or consent to the appointment of a receiver or trustee for us or any of our subsidiaries or for a substantial part of our of our subsidiaries' property or business, or such a receiver or trustee shall otherwise be appointed;
            o Have any money judgment, writ or similar process shall be entered or filed against us or any of our subsidiaries or any of our property or other assets for more than $50,000, and shall remain unvacated, unbonded or unstayed for a period of twenty (20) days unless otherwise consented to by the investors;
            o Institute or have instituted against us or any of our subsidiaries any bankruptcy, insolvency, reorganization or liquidation proceedings or other proceedings for relief under any bankruptcy law or any law for the relief of debtors;
            o Fail to maintain the quotation of our common stock on one of the OTCBB or an equivalent replacement exchange, the Nasdaq National Market, the Nasdaq SmallCap Market, the New York Stock Exchange, or the American Stock Exchange; or
            o Default under any other secured convertible note issued pursuant to the Securities Purchase Agreement.

         Upon occurrence of any event of default under either the Security Agreement or the Intellectual Property Security Agreement, the investors shall have the right to exercise all of the remedies conferred under the Security Agreement, the Intellectual Property and under the secured convertible notes, and the investors shall have all the rights and remedies of a secured party under the Uniform Commercial Code and/or any other applicable law (including the Uniform Commercial Code of any jurisdiction in which any collateral is then located). The investors shall have the following rights and powers:

            o To take possession of the collateral and, for that purpose, enter, with the aid and assistance of any person, any premises where the collateral, or any part thereof, is or may be placed and remove the same, and we shall assemble the collateral and make it available to the investors at places which the investors shall reasonably select, whether at our premises or elsewhere, and make available to the investors, without rent, all of our respective premises and facilities for the purpose of the investors taking possession of, removing or putting the collateral in saleable or disposable form; and
            o To operate our business using the collateral and shall have the right to assign, sell, lease or otherwise dispose of and deliver all or any part of the collateral, at public or private sale or otherwise, either with or without special conditions or stipulations, for cash or on credit or for future delivery, in such parcel or parcels and at such time or times and at such place or places, and upon such terms and conditions as the investors may deem commercially reasonable, all without (except as shall be required by applicable statute and cannot be waived) advertisement or demand upon or notice to us or our right of redemption, which we expressly waived. Upon each such sale, lease, assignment or other transfer of collateral, the investors may, unless prohibited by applicable law which cannot be waived, purchase all or any part of the collateral being sold, free from and discharged of all trusts, claims, right of redemption and equities by us, which we waived and released.

         The warrants are exercisable until five years from the date of issuance at a purchase price of $0.15 per share. The selling stockholders will be entitled to exercise the warrants on a cashless basis at any time if the shares of common stock underlying the warrants are not then registered pursuant to an effective registration statement. In the event that the selling stockholder exercises the warrants on a cashless basis, then we will not receive any proceeds. In addition, the exercise price of the warrants will be adjusted in the event we issue common stock at a price below market, with the exception of any securities issued as of the date of this warrant or issued in connection with the secured convertible notes issued pursuant to the Securities Purchase Agreement, dated December 28, 2005.

         Upon the issuance of shares of common stock below the market price, the exercise price of the warrants will be reduced accordingly. The market price is determined by averaging the last reported sale prices for our shares of common stock for the five trading days immediately preceding such issuance as set forth on our principal trading market. The exercise price shall be determined by multiplying the exercise price in effect immediately prior to the dilutive issuance by a fraction. The numerator of the fraction is equal to the sum of the number of shares outstanding immediately prior to the offering plus the quotient of the amount of consideration received by us in connection with the issuance divided by the market price in effect immediately prior to the issuance. The denominator of such issuance shall be equal to the number of shares outstanding after the dilutive issuance.

         The conversion price of the secured convertible notes and the exercise price of the warrants may be adjusted in certain circumstances such as if we pay a stock dividend, subdivide or combine outstanding shares of common stock into a greater or lesser number of shares, or take such other actions as would otherwise result in dilution of the selling stockholder's position.

         The selling stockholders have contractually agreed to restrict their ability to convert their secured convertible notes or exercise their warrants and receive shares of our common stock such that the number of shares of common stock held by them and their affiliates in the aggregate after such conversion or exercise does not exceed 4.99% of the then issued and outstanding shares of common stock.

         A complete  copy of the  Securities  Purchase  Agreements  and  related
documents  are   incorporated   by  reference  as  exhibits  to  our  Form  SB-2
registration statement relating to this prospectus.

SAMPLE CONVERSION CALCULATION

         The number of shares of common stock issuable upon conversion of the notes is determined by dividing that portion of the principal of the notes to be converted and interest, if any, by the conversion price. For example, assuming conversion of $700,000 of notes on September 13, 2006, a conversion price of $0.018 per share, the number of shares issuable upon conversion would be:

$700,000/$.018= 38,888,889 shares

         The following is an example of the amount of shares of our common stock that are issuable, upon conversion of the principal amount of our secured convertible notes, based on market prices 25%, 50% and 75% below the market price, as of September 13, 2006 of $0.05.


                                          Number          % of
% Below    Price Per   With Discount     of Shares     Outstanding
 Market      Share        at 55%         Issuable         Stock
-------    ---------   -------------   -------------   -----------

     25%   $   .0375   $     .016875      41,481,482         29.84%
     50%   $    .025   $      .01125      62,222,223         38.95%
     75%   $   .0125   $     .005625     124,444,446         56.06%


MARCH 2006 SECURITIES PURCHASE AGREEMENT

         To obtain funding for our ongoing operations, we entered into a Securities Purchase Agreement with four accredited investors on March 27, 2006 for the sale of (i) $500,000 in secured convertible notes and (ii) warrants to purchase 19,000,000 shares of our common stock.

         This prospectus relates to the resale of the common stock underlying these secured convertible notes and warrants. The investors purchased all of the secured convertible notes on March 27, 2006.

         The secured convertible notes bear interest at 8%, mature three years from the date of issuance, and are convertible into our common stock, at the investors' option, at the lower of:

            o     $0.10; or

            o 45% of the average of the three lowest intraday trading prices for the common stock on the Over-The-Counter Bulletin Board for the 20 trading days before but not including the conversion date.

         We have a call option under the terms of the secured convertible notes. The call option provides us with the right to prepay all of the outstanding secured convertible notes at any time, provided we are not in default and our stock is trading at or below $.10 per share. Prepayment of the notes is to be made in cash equal to either (i) 125% of the outstanding principal and accrued interest for prepayments occurring within 30 days following the issue date of the secured convertible notes; (ii) 135% of the outstanding principal and accrued interest for prepayments occurring between 31 and 60 days following the issue date of the secured convertible notes; and (iii) 150% of the outstanding principal and accrued interest for prepayments occurring after the 60th day following the issue date of the secured convertible notes.

         Our right to repay the notes is exercisable on not less than ten trading days prior written notice to the holders of the secured convertible notes. For notice purposes, a trading day is any day on which our common stock is traded for any period on the OTC Bulletin Board. Notwithstanding the notice of prepayment, the holders of the secured convertible notes have the right at all times to convert all or any portion of the secured convertible notes prior to payment of the prepayment amount.

         We also has a partial call option under the terms of the secured convertible notes in any month in which the current price of our common stock is below $0.10. Under the terms of the partial call option, we have the right to pay the outstanding principal amount of the secured convertible notes plus one-month's interest for that month, which will stay any conversions of the secured convertible notes by the holders for that month. The principal amount of the secured convertible notes to be repaid is determined by dividing the then outstanding principal amount of the notes by the maturity of the notes in months, or 36.

         The full principal amount of the secured convertible notes is due upon default under the terms of secured convertible notes. In addition, we have granted the investors a security interest in substantially all of our assets and intellectual property and registration rights. We are liable for breach of any covenant, representation or warranty contained in the Securities Purchase
Agreement for a period of two years from the date of the Securities Purchase Agreement. In the event that we breach any representation or warranty regarding the condition of our company as set forth in the Securities Purchase Agreement, we are liable to pay liquidated damages in shares or cash, at the election of the investors, equal to three percent of the outstanding amount of the secured convertible notes per month plus accrued and unpaid interest. In the event that we breach any covenant as set forth in the Securities Purchase Agreement, including the failure to comply with blue sky laws, timely file all public reports, use the proceeds from the sale of the secured convertible notes in the agreed upon manner, obtain written consent from the investors to negotiate or contract with a party to for additional financing, reserve and have authorized the required number of shares of common stock or the maintenance of our shares of common stock on an exchange or automated quotation system, then we are liable to pay liquidated damages in shares or cash, at the election of the investors, equal to three percent of the outstanding amount of the secured convertible notes per month plus accrued and unpaid interest.

         In connection with the Securities Purchase Agreement, we executed a Security Agreement and an Intellectual Property Security Agreement in favor of the investors granting them a first priority security interest in all of our goods, inventory, contractual rights and general intangibles, receivables, documents, instruments, chattel paper, and intellectual property. Under the Security Agreement and Intellectual Property Security Agreement, events of default occur upon:

            o The occurrence of an event of default (as defined in the secured convertible notes) under the secured convertible notes;
            o Any representation or warranty we made in the Security Agreement or in the Intellectual Property Security Agreement shall prove to have been incorrect in any material respect when made;
            o The failure by us to observe or perform any of our obligations under the Security Agreement or in the Intellectual Property Security Agreement for ten (10) days after receipt of notice of such failure from the investors; and
            o     Any breach of, or default under, the Warrants.

      An event of default under the secured convertible notes occurs if we:

            o     Fail to pay the principal or interest when due;
            o Do not issue shares of common stock upon receipt of a conversion notice;
            o Fail to file a registration statement within 45 days after March 27, 2006 or fail to have the registration statement effective within 90 days after March 27, 2006;
            o Breach any material covenant or other material term or condition in the secured convertible notes or the Securities Purchase Agreement;
            o Breach any representation or warranty made in the Securities Purchase Agreement or other document executed in connection therewith;
            o Apply for or consent to the appointment of a receiver or trustee for us or any of our subsidiaries or for a substantial part of our of our subsidiaries' property or business, or such a receiver or trustee shall otherwise be appointed;
            o Have any money judgment, writ or similar process shall be entered or filed against us or any of our subsidiaries or any of our property or other assets for more than $50,000, and shall remain unvacated, unbonded or unstayed for a period of twenty (20) days unless otherwise consented to by the investors;
            o Institute or have instituted against us or any of our subsidiaries any bankruptcy, insolvency, reorganization or liquidation proceedings or other proceedings for relief under any bankruptcy law or any law for the relief of debtors;
            o Fail to maintain the quotation of our common stock on one of the OTCBB or an equivalent replacement exchange, the Nasdaq National Market, the Nasdaq SmallCap Market, the New York Stock Exchange, or the American Stock Exchange; or
            o Default under any other secured convertible note issued pursuant to the Securities Purchase Agreement.

         Upon occurrence of any event of default under either the Security Agreement or the Intellectual Property Security Agreement, the investors shall have the right to exercise all of the remedies conferred under the Security Agreement, the Intellectual Property and under the secured convertible notes, and the investors shall have all the rights and remedies of a secured party under the Uniform Commercial Code and/or any other applicable law (including the Uniform Commercial Code of any jurisdiction in which any collateral is then located). The investors shall have the following rights and powers:

            o To take possession of the collateral and, for that purpose, enter, with the aid and assistance of any person, any premises where the collateral, or any part thereof, is or may be placed and remove the same, and we shall assemble the collateral and make it available to the investors at places which the investors shall reasonably select, whether at our premises or elsewhere, and make available to the investors, without rent, all of our respective premises and facilities for the purpose of the investors taking possession of, removing or putting the collateral in saleable or disposable form; and
            o To operate our business using the collateral and shall have the right to assign, sell, lease or otherwise dispose of and deliver all or any part of the collateral, at public or private sale or otherwise, either with or without special conditions or stipulations, for cash or on credit or for future delivery, in such parcel or parcels and at such time or times and at such place or places, and upon such terms and conditions as the investors may deem commercially reasonable, all without (except as shall be required by applicable statute and cannot be waived) advertisement or demand upon or notice to us or our right of redemption, which we expressly waived. Upon each such sale, lease, assignment or other transfer of collateral, the investors may, unless prohibited by applicable law which cannot be waived, purchase all or any part of the collateral being sold, free from and discharged of all trusts, claims, right of redemption and equities by us, which we waived and released.

         The warrants are exercisable until five years from the date of issuance at a purchase price of $0.10 per share. The selling stockholders will be entitled to exercise the warrants on a cashless basis at any time if the shares of common stock underlying the warrants are not then registered pursuant to an effective registration statement. In the event that the selling stockholder exercises the warrants on a cashless basis, then we will not receive any proceeds. In addition, the exercise price of the warrants will be adjusted in the event we issue common stock at a price below market, with the exception of any securities issued as of the date of this warrant or issued in connection with the secured convertible notes issued pursuant to the Securities Purchase Agreement, dated March 27, 2006.

         Upon the issuance of shares of common stock below the market price, the exercise price of the warrants will be reduced accordingly. The market price is determined by averaging the last reported sale prices for our shares of common stock for the five trading days immediately preceding such issuance as set forth on our principal trading market. The exercise price shall be determined by multiplying the exercise price in effect immediately prior to the dilutive issuance by a fraction. The numerator of the fraction is equal to the sum of the number of shares outstanding immediately prior to the offering plus the quotient of the amount of consideration received by us in connection with the issuance divided by the market price in effect immediately prior to the issuance. The denominator of such issuance shall be equal to the number of shares outstanding after the dilutive issuance.

         The conversion price of the secured convertible notes and the exercise price of the warrants may be adjusted in certain circumstances such as if we pay a stock dividend, subdivide or combine outstanding shares of common stock into a greater or lesser number of shares, or take such other actions as would otherwise result in dilution of the selling stockholder's position.

         The selling stockholders have contractually agreed to restrict their ability to convert their secured convertible notes or exercise their warrants and receive shares of our common stock such that the number of shares of common stock held by them and their affiliates in the aggregate after such conversion or exercise does not exceed 4.99% of the then issued and outstanding shares of common stock.

         A complete  copy of the  Securities  Purchase  Agreements  and  related
documents  are   incorporated   by  reference  as  exhibits  to  our  Form  SB-2
registration statement relating to this prospectus.

SAMPLE CONVERSION CALCULATION

         The number of shares of common stock issuable upon conversion of the notes is determined by dividing that portion of the principal of the notes to be converted and interest, if any, by the conversion price. For example, assuming conversion of $500,000 of notes on September 13, 2006, a conversion price of $0.018 per share, the number of shares issuable upon conversion would be:

$500,000/$.018= 27,777,778 shares

         The following is an example of the amount of shares of our common stock that are issuable, upon conversion of the principal amount of our secured convertible notes, based on market prices 25%, 50% and 75% below the market price, as of September 13, 2006 of $0.05.


                                          Number           % of
% Below    Price Per   With Discount     of Shares      Outstanding
 Market      Share        at 55%         Issuable          Stock
-------    ---------   -------------   -------------   -------------

     25%   $   .0375   $     .016875      29,629,630           23.30%
     50%   $    .025   $      .01125      44,444,445           31.30%
     75%   $   .0125   $     .005625      88,888,890           47.68%


JULY 2006 SECURITIES PURCHASE AGREEMENT

         To obtain funding for our ongoing operations, we entered into a Securities Purchase Agreement with four accredited investors on July 27, 2006 for the sale of (i) $500,000 in secured convertible notes and (ii) warrants to purchase 15,000,000 shares of our common stock.

         This prospectus relates to the resale of the common stock underlying these secured convertible notes and warrants. The investors purchased all of the secured convertible notes on July 27, 2006.

         The secured convertible notes bear interest at 6%, mature three years from the date of issuance, and are convertible into our common stock, at the investors' option, at the lower of:

            o     $0.10; or
            o 50% of the average of the three lowest intraday trading prices for the common stock on the Over-The-Counter Bulletin Board for the 20 trading days before but not including the conversion date.

         We have a call option under the terms of the secured convertible notes. The call option provides us with the right to prepay all of the outstanding secured convertible notes at any time, provided we are not in default and our stock is trading at or below $.10 per share. Prepayment of the notes is to be made in cash equal to either (i) 125% of the outstanding principal and accrued interest for prepayments occurring within 30 days following the issue date of the secured convertible notes; (ii) 135% of the outstanding principal and accrued interest for prepayments occurring between 31 and 60 days following the issue date of the secured convertible notes; and (iii) 150% of the outstanding principal and accrued interest for prepayments occurring after the 60th day following the issue date of the secured convertible notes.

         Our right to repay the notes is exercisable on not less than ten trading days prior written notice to the holders of the secured convertible notes. For notice purposes, a trading day is any day on which our common stock is traded for any period on the OTC Bulletin Board. Notwithstanding the notice of prepayment, the holders of the secured convertible notes have the right at all times to convert all or any portion of the secured convertible notes prior to payment of the prepayment amount.

         We also has a partial call option under the terms of the secured convertible notes in any month in which the current price of our common stock is below $0.10. Under the terms of the partial call option, we have the right to pay the outstanding principal amount of the secured convertible notes plus one-month's interest for that month, which will stay any conversions of the secured convertible notes by the holders for that month. The principal amount of the secured convertible notes to be repaid is determined by dividing the then outstanding principal amount of the notes by the maturity of the notes in months, or 36.

         The full principal amount of the secured convertible notes is due upon default under the terms of secured convertible notes. In addition, we have granted the investors a security interest in substantially all of our assets and intellectual property and registration rights. We are liable for breach of any covenant, representation or warranty contained in the Securities Purchase
Agreement for a period of two years from the date of the Securities Purchase Agreement. In the event that we breach any representation or warranty regarding the condition of our company as set forth in the Securities Purchase Agreement, we are liable to pay liquidated damages in shares or cash, at the election of the investors, equal to three percent of the outstanding amount of the secured convertible notes per month plus accrued and unpaid interest. In the event that we breach any covenant as set forth in the Securities Purchase Agreement, including the failure to comply with blue sky laws, timely file all public reports, use the proceeds from the sale of the secured convertible notes in the agreed upon manner, obtain written consent from the investors to negotiate or contract with a party to for additional financing, reserve and have authorized the required number of shares of common stock or the maintenance of our shares of common stock on an exchange or automated quotation system, then we are liable to pay liquidated damages in shares or cash, at the election of the investors, equal to three percent of the outstanding amount of the secured convertible notes per month plus accrued and unpaid interest.

         In connection with the Securities Purchase Agreement, we executed a Security Agreement and an Intellectual Property Security Agreement in favor of the investors granting them a first priority security interest in all of our goods, inventory, contractual rights and general intangibles, receivables, documents, instruments, chattel paper, and intellectual property. Under the Security Agreement and Intellectual Property Security Agreement, events of default occur upon:

            o The occurrence of an event of default (as defined in the secured convertible notes) under the secured convertible notes;
            o Any representation or warranty we made in the Security Agreement or in the Intellectual Property Security Agreement shall prove to have been incorrect in any material respect when made;
            o The failure by us to observe or perform any of our obligations under the Security Agreement or in the Intellectual Property Security Agreement for ten (10) days after receipt of notice of such failure from the investors; and
            o     Any breach of, or default under, the Warrants.

         An event of default under the secured convertible notes occurs if we:

            o     Fail to pay the principal or interest when due;
            o Do not issue shares of common stock upon receipt of a conversion notice;
            o Fail to file a registration statement within 45 days after July 27, 2006 or fail to have the registration statement effective within 90 days after July 27, 2006;
            o Breach any material covenant or other material term or condition in the secured convertible notes or the Securities Purchase Agreement;
            o Breach any representation or warranty made in the Securities Purchase Agreement or other document executed in connection therewith;
            o Apply for or consent to the appointment of a receiver or trustee for us or any of our subsidiaries or for a substantial part of our of our subsidiaries' property or business, or such a receiver or trustee shall otherwise be appointed;
            o Have any money judgment, writ or similar process shall be entered or filed against us or any of our subsidiaries or any of our property or other assets for more than $50,000, and shall remain unvacated, unbonded or unstayed for a period of twenty (20) days unless otherwise consented to by the investors;
            o Institute or have instituted against us or any of our subsidiaries any bankruptcy, insolvency, reorganization or liquidation proceedings or other proceedings for relief under any bankruptcy law or any law for the relief of debtors;
            o Fail to maintain the quotation of our common stock on one of the OTCBB or an equivalent replacement exchange, the Nasdaq National Market, the Nasdaq SmallCap Market, the New York Stock Exchange, or the American Stock Exchange; or
            o Default under any other secured convertible note issued pursuant to the Securities Purchase Agreement.

         Upon occurrence of any event of default under either the Security Agreement or the Intellectual Property Security Agreement, the investors shall have the right to exercise all of the remedies conferred under the Security Agreement, the Intellectual Property and under the secured convertible notes, and the investors shall have all the rights and remedies of a secured party under the Uniform Commercial Code and/or any other applicable law (including the Uniform Commercial Code of any jurisdiction in which any collateral is then located). The investors shall have the following rights and powers:

            o To take possession of the collateral and, for that purpose, enter, with the aid and assistance of any person, any premises where the collateral, or any part thereof, is or may be placed and remove the same, and we shall assemble the collateral and make it available to the investors at places which the investors shall reasonably select, whether at our premises or elsewhere, and make available to the investors, without rent, all of our respective premises and facilities for the purpose of the investors taking possession of, removing or putting the collateral in saleable or disposable form; and
            o To operate our business using the collateral and shall have the right to assign, sell, lease or otherwise dispose of and deliver all or any part of the collateral, at public or private sale or otherwise, either with or without special conditions or stipulations, for cash or on credit or for future delivery, in such parcel or parcels and at such time or times and at such place or places, and upon such terms and conditions as the investors may deem commercially reasonable, all without (except as shall be required by applicable statute and cannot be waived) advertisement or demand upon or notice to us or our right of redemption, which we expressly waived. Upon each such sale, lease, assignment or other transfer of collateral, the investors may, unless prohibited by applicable law which cannot be waived, purchase all or any part of the collateral being sold, free from and discharged of all trusts, claims, right of redemption and equities by us, which we waived and released.

         The warrants are exercisable until five years from the date of issuance at a purchase price of $0.06 per share. The selling stockholders will be entitled to exercise the warrants on a cashless basis at any time if the shares of common stock underlying the warrants are not then registered pursuant to an effective registration statement. In the event that the selling stockholder exercises the warrants on a cashless basis, then we will not receive any proceeds. In addition, the exercise price of the warrants will be adjusted in the event we issue common stock at a price below market, with the exception of any securities issued as of the date of this warrant or issued in connection with the secured convertible notes issued pursuant to the Securities Purchase Agreement, dated July 27, 2006.

         Upon the issuance of shares of common stock below the market price, the exercise price of the warrants will be reduced accordingly. The market price is determined by averaging the last reported sale prices for our shares of common stock for the five trading days immediately preceding such issuance as set forth on our principal trading market. The exercise price shall be determined by multiplying the exercise price in effect immediately prior to the dilutive issuance by a fraction. The numerator of the fraction is equal to the sum of the number of shares outstanding immediately prior to the offering plus the quotient of the amount of consideration received by us in connection with the issuance divided by the market price in effect immediately prior to the issuance. The denominator of such issuance shall be equal to the number of shares outstanding after the dilutive issuance.

         The conversion price of the secured convertible notes and the exercise price of the warrants may be adjusted in certain circumstances such as if we pay a stock dividend, subdivide or combine outstanding shares of common stock into a greater or lesser number of shares, or take such other actions as would otherwise result in dilution of the selling stockholder's position.

         The selling stockholders have contractually agreed to restrict their ability to convert their secured convertible notes or exercise their warrants and receive shares of our common stock such that the number of shares of common stock held by them and their affiliates in the aggregate after such conversion or exercise does not exceed 4.99% of the then issued and outstanding shares of common stock.

         A complete  copy of the  Securities  Purchase  Agreements  and  related
documents  are   incorporated   by  reference  as  exhibits  to  our  Form  SB-2
registration statement relating to this prospectus.

SAMPLE CONVERSION CALCULATION

         The number of shares of common stock issuable upon conversion of the notes is determined by dividing that portion of the principal of the notes to be converted and interest, if any, by the conversion price. For example, assuming conversion of $500,000 of notes on September 13, 2006, a conversion price of $0.02 per share, the number of shares issuable upon conversion would be:

$500,000/$.02= 25,000,000 shares

         The following is an example of the amount of shares of our common stock that are issuable, upon conversion of the principal amount of our secured convertible notes, based on market prices 25%, 50% and 75% below the market price, as of September 13, 2006 of $0.05.


                                         Number         % of
% Below    Price Per   With Discount    of Shares    Outstanding
Market       Share        at 55%        Issuable        Stock
-------    ---------   -------------   -----------   -----------

     25%   $   .0375   $      .01875    26,666,667         21.47%
     50%   $    .025   $       .0125    40,000,000         29.08%
     75%   $   .0125   $      .00625    80,000,000         45.06%


            MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

      Our common stock is quoted on the OTC Bulletin Board under the symbol "CYBL".

         For the periods indicated, the following table sets forth the high and low bid prices per share of common stock. These prices represent inter-dealer quotations without retail markup, markdown, or commission and may not necessarily represent actual transactions.


                                         High($)         Low ($)
                                         -------         -------

     2004
     First Quarter                        0.53            0.19
     Second Quarter                       0.85            0.27
     Third Quarter                        0.55            0.23
     Fourth Quarter                       0.35            0.06

     2005
     First Quarter                        0.07            0.02
     Second Quarter                       0.20            0.02
     Third Quarter                        0.15            0.05
     Fourth Quarter                       0.15            0.06

     2006
     First Quarter                        0.12            0.06
     Second Quarter                       0.10            0.05
     Third Quarter (1)                    0.07            0.04


(1) As of  September 13, 2006.

HOLDERS

         As of September 13, 2006, we had approximately 209 holders of our common stock. The number of record holders was determined from the records of our transfer agent and does not include beneficial owners of common stock whose shares are held in the names of various security brokers, dealers, and registered clearing agencies. The transfer agent of our common stock is Pacific Stock Transfer Company, 500 E. Warm Springs Road, Suite 240, Las Vegas, Nevada 89119.

         We have never declared or paid any cash dividends on our common stock. We do not anticipate paying any cash dividends to stockholders in the foreseeable future. In addition, any future determination to pay cash dividends will be at the discretion of the Board of Directors and will be dependent upon our financial condition, results of operations, capital requirements, and such other factors as the Board of Directors deem relevant.

           MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                            AND RESULTS OF OPERATIONS

         Some of the information in this Form SB-2 contains forward-looking statements that involve substantial risks and uncertainties. You can identify these statements by forward-looking words such as "may," "will," "expect," "anticipate," "believe," "estimate" and "continue," or similar words. You should read statements that contain these words carefully because they:

            o     discuss our future expectations;
            o contain projections of our future results of operations or of our financial condition; and
            o     state other "forward-looking" information.

         We believe it is important to communicate our expectations. However, there may be events in the future that we are not able to accurately predict or over which we have no control. Our actual results and the timing of certain events could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including those set forth under "Risk Factors," "Business" and elsewhere in this prospectus. See "Risk Factors."

OVERVIEW

         We are developing and marketing new product applications of solid-state diodal illumination (TM) that demonstrate added value over traditional lighting systems. "Diodal(TM)" is our trademark. Using proprietary technology, we are creating a family of products for task and accent lighting, emergency and security lighting, and specialized lighting systems for military and Homeland Security. Our solid-state lighting technology offers extended light life and greater cost effectiveness than other existing forms of illumination. We are expanding our marketing activity into channels of retail, commercial, institutional and military sales.

         With our Aeon task and accent lighting, the target markets include kitchen and bath cabinet manufacturers, designer and installation contractors for the residential market. In the commercial markets, our Aeon task and accent lighting products and Reliabright emergency and security lighting products address the lighting needs in hotels, hospitals, nursing homes, airports, shopping centers and multiple family complexes; long-term evacuation solutions for theaters, office and public buildings; reduced maintenance cost solutions for property managers as applied to walkway, corridor or landscape lighting. For our retail products, our target customers include the home improvement and consumer goods retailers. For the military and Homeland Security Watchdog and BrightEye products, our target markets include all branches of the military and all government organizations providing homeland security services such as border control and airport security.

         On June 1, 2006, we announced that we had entered into an agreement with Kitchen Distributors of America (KDA) to showcase our Aeon products in all 11 of its stores. Nine stores are in Chicago and two are in Philadelphia. We also have a distribution agreement with KDA for the Aeon ProHB.

         The Aeon ProHB offers the latest in solid state lighting solutions that significantly increase performance and greatly improve lighting applications. The Aeon ProHB gives a higher quality of light - up to 560 Lux, without producing heat. The Aeon products are energy efficient, generate virtually no heat, and are maintenance-free with an industry-leading light-life guarantee of up to 15 years depending on the model purchased. The Aeon next generation LED lighting technology, based on solid-state semiconductors instead of conventional light bulbs, is an alternative to the current halogen and fluorescent lighting and provides solutions for the residential and commercial market lighting needs, including closets, cabinet interiors and under-cabinet lighting for kitchen counters. In addition, certain Aeon products meet or exceed the energy and color requirements of the EnergyStar Residential Lighting Fixture (RLF) program, although EnergyStar currently does not have a program for LED lighting. California's Title 24 energy efficiency requirements of greater than 40 lumens per watt are also satisfied by Cyberlux's Aeon Pro E product which offers a superior alternative to fluorescent task and accent lighting.

         On June 12, 2006, we announced that we had entered into an agreement with Kitchen & Bath Galleriesto to showcase our Aeon Pro LED lighting products. Kitchen & Bath Galleries has seven locations in North Carolina and South Carolina.

         On June 19, 2006, we announced that we had signed a strategic alliance agreement with UTEK Corporation, a specialty finance company focused on technology transfer. The goal of the strategic alliance with UTEK is to further expand unique intellectual property and technology portfolio. UTEK will utilize its relationships among universities and government laboratories to identify and review solid-state lighting technologies for us.

         On June 28, 2006, we announced today that we had received the next field use system order for our WatchDog Portable Covert Illumination System from the United States Air Force (USAF). Additionally, as part of the procurement process, the USAF Air Mobility Battlelab conducted a Best Value Determination/Sole Source study that evaluated the WatchDog system against any other available General Services Administration (GSA) contract-approved product and determined that the WatchDog system is one-of-a-kind in its capabilities and the only product that meets or exceeds the Battlelab's portable covert illumination system requirements. The field order for the WatchDog system, which costs $15,112 on the GSA contract, was placed by the Air Mobility Battlelab for field deployment and use with the various USAF Commands.

         The Watchdog advanced solid-state LED security lighting system was developed by us in conjunction with the Air Mobility Battlelab for the United States Air Force. The WatchDog provides security lighting for an exterior boundary of 300 x 300 feet with either visible light or covert infrared light that is compatible with night-vision goggles (NVGs). It was designed to protect military assets on the ground, such as an airplane, by creating a 'lightless' zone around the asset while illuminating the surrounding protection boundary. In covert illumination mode, the system increases the visibility of NVGs by almost 4-fold. The BrightEye Portable Visible Illumination System is a high-powered visible lighting system that provides over 600 feet of perimeter security lighting and is a portable solution for high intensity lighting applications.

         We were originally selected in a competitive review process that included 25 proposals from other companies to develop a lightweight, portable lighting system for the USAF Air Mobility Battlelab for both visible lighting and infrared lighting. We were selected during the USAF competitive review process to develop the WatchDog Portable Covert Illumination System. The system weighs less than 50 pounds, including batteries, can be quickly deployed, and with highly efficient LED technology, the system can provide lighting for several days with a single battery charge.

         In May 2006, we gained approval from the GSA as a primary contractor for our advanced solid-state lighting systems under Federal Supply Schedule 56 for Specialty Lighting products. Under the terms of the Federal Supply Schedule
(FSS) contract, we can sell our advanced solid-state light-emitting diode (LED) lighting systems to all government organizations including the various branches of the military, the National Guard and the Department of Homeland Security organizations.

         On June 29, 2006, we announced that we had recently appeared on leading electronic retailer QVC to offer the EverOn Multi-Purpose Emergency Light. The EverOn uses the latest solid-state lighting technology that provides more than 60 hours of light using four AA batteries and is 90 percent more energy efficient than conventional incandescent flashlights. During a blackout, EverOn provides more light and is much safer than a candle.

         The EverOn is packaged in our patented and field-proven hand- held elliptical parabolic reflector product design, providing a practical, portable emergency lighting solution for every consumer who has experienced the unease and inconvenience of power outages caused by natural or man-made disasters. Designed originally to provide homeowners with portable, long- lasting, emergency lighting during the hurricane season, the new EverOn is a sturdy, virtually indestructible lighting product that provides over 60 hours of comfortable room-filling light on the medium setting and over 30 hours of bright white light on the highest setting, all in a 7-inch by 3.5-inch by 2.4- inch package.

         The EverOn product builds on the demonstrated success of the original Home Safety Light, which was launched successfully on QVC in October 2003. The EverOn is over 40 percent more efficient and 30 percent brighter than our original Home Safety Light product.

         The EverOn contains six bright white and four amber diodal(TM) lighting elements that never require replacement. The EverOn has three light settings, including a low, night-light level; a medium, room-filling light level; and a high, spotlight level. In recent bench tests by Independent Testing Laboratories, Inc., the EverOn Multi-Purpose Light was shown to operate for over 60 hours at the medium setting and over 30 hours at high setting using one set of four AA batteries.

         The EverOn builds on our patent for lighting systems capable of generating long-term interim lighting, including the lighting device and associated methods for providing emergency or temporary lighting. Specifically, the patent addresses an electrochemical lighting system capable of providing prolonged illumination with the use of light emitting diodes (LEDs) as the illumination source. The patent embodies lighting devices capable of providing long-term interim lighting via an array of LEDs, the means for providing electrical energy to the LED array, the capability of multi-level light intensity consistent with light longevity and power source relationships including conventional A/C, solar, various electrochemical assemblies or all other means of electrical energy support.

CRITICAL ACCOUNTING POLICIES

         The preparation of our financial statements in conformity with accounting principles generally accepted in the United States requires us to make estimates and judgments that affect our reported assets, liabilities, revenues, and expenses, and the disclosure of contingent assets and liabilities. We base our estimates and judgments on historical experience and on various other assumptions we believe to be reasonable under the circumstances. Future events, however, may differ markedly from our current expectations and assumptions. While there are a number of significant accounting policies affecting our financial statements; we believe the following critical accounting policies involve the most complex, difficult and subjective estimates and judgments:

            o     stock-based compensation; and

            o     revenue recognition.

STOCK-BASED COMPENSATION

         In December 2002, the FASB issued SFAS No. 148 - Accounting for Stock-Based Compensation - Transition and Disclosure. This statement amends SFAS No. 123 - Accounting for Stock-Based Compensation, providing alternative methods of voluntarily transitioning to the fair market value based method of accounting for stock based employee compensation. FAS 148 also requires disclosure of the method used to account for stock-based employee compensation and the effect of the method in both the annual and interim financial statements. The provisions of this statement related to transition methods are effective for fiscal years ending after December 15, 2002, while provisions related to disclosure requirements are effective in financial reports for interim periods beginning after December 31, 2002.

         The Company elected to continue to account for stock-based compensation plans using the intrinsic value-based method of accounting prescribed by APB No. 25, "Accounting for Stock Issued to Employees," and related interpretations. Under the provisions of APB No. 25, compensation expense is measured at the grant date for the difference between the fair value of the stock and the exercise price.

REVENUE RECOGNITION

         For revenue from product sales, the Company recognizes revenue in accordance with SEC Staff Accounting Bulletin No. 101, "Revenue Recognition in Financial Statements" ("SAB 101"). SAB 101 requires that four basic criteria must be met before revenue can be recognized: (1) persuasive evidence of an arrangement exists; (2) delivery has occurred; (3) the selling price is fixed and determinable; and (4) collectibility is reasonably assured. Determination of criteria (3) and (4) are based on management's judgments regarding the fixed nature of the selling prices of the products delivered and the collectibility of those amounts. Provisions for discounts and rebates to customers, estimated returns and allowances, and other adjustments are provided for in the same period the related sales are recorded. The Company defers any revenue for which the product has not been delivered or is subject to refund until such time that the Company and the customer jointly determine that the product has been delivered or no refund will be required.

RESULTS OF OPERATIONS

SIX MONTHS ENDED JUNE 30, 2006 COMPARED TO THE SIX MONTHS ENDED JUNE 30, 2005

REVENUES

         Revenues for the six months ended June 30, 2006 were $130,226 as compared to $13,768 for the same period ended June 30, 2005.

OPERATING EXPENSES

         Operating expenses for the six months ended June 30, 2006 were $2,494,195 as compared to $1,126,207 for the same period ended June 30, 2005. Included in the six months ended June 30, 2006 are $117,215 in expenses for market development and literature. This compares to $137,672 for the six months ended June 30, 2005. Additionally, we incurred non cash expenses relating to the exercise of options and payments for services rendered totaling $ 1,169,289 for the six month period ended June 30, 2006 as compared with $29,000 for same period in 2005.


         As a result of limited capital resources and minimal revenues from operations from its inception, we have relied on the issuance of equity securities to non-employees in exchange for services. Our management enters into equity compensation agreements with non-employees if it is in our best interest under terms and conditions consistent with the requirements of Financial Accounting Standards No. 123, Accounting for Stock Based Compensation. In order conserve its limited operating capital resources, we anticipate continuing to compensate non-employees for services during the next twelve months. This policy may have a material effect on our results of operations during the next twelve months.

RESULTS OF OPERATIONS FOR THE YEARS ENDED DECEMBER 31, 2005 AND 2004 COMPARED.

         Revenues for the year ended December 31, 2005 were $54,523. This compares to revenues of $23,803 for the year ended December 31, 2004.

          Cost of goods sold were $235,767 for 2005 compared with $160,260 for 2004. Much of the design effort on the ELS product was costed into the product installation for the City of Cleveland.

          Operating   expenses  for  the  year  ended  December  31,  2005  were
$2,911,761 compared with $3,364,159 for the year ended December 31, 2004. Included in expenses for 2005 was $217,798 for consulting services compared with $1,382,387 for the previous year. Most of this expense was the result of issuing common stock of the Company, recorded at the market price on the date of the awards, in lieu of cash payments. The services provided included product design, market development and capital fund-raising services.


                         MARKET       FUND            SERVICES
                       DEVELOPMENT   RAISING         PERFORMED
                       ----------   ---------   --------------------

CASH PAYMENTS
Dan Neustedter             645.00               Business Development
Geiger & Associates     15,000.00               Business Development
K3 Enterprises, Inc.     3,660.00               Business Development

STOCK PAYMENTS
Michael Goldberg        21,000.00               Legal Services
Robert Rubin             3,000.00               Business Development
Jay Isley                5,000.00               Engineering
3CD Consulting, Inc.    97,000.00               Business Development
Sichenzia Ross etal.                58,333.30   Legal Services
Warrants Jay Isley      14,160.00               Engineering

                       159,465.00   58,333.30


                                                      12/31/2005       12/31/2004
                                                    -------------------------------
Salaries & Benefits                                       1,046,548         977,529
Marketing and advertising                                   276,714         109,651
Rent                                                         52,706          35,954
Insurance                                                    55,257           8,389
Depreciation and amortization                                25,769          47,686
Research and development                                     30,544               0
Legal Expense                                               229,175          64,229
Accounting Services                                         146,901          63,915
Investor Relations                                           27,758          62,354
Travel, Living and Entertainment                            150,909         167,035
Office Expenses                                             152,064          53,609

                                                    -------------------------------
                                                          2,693,963       1,981,772

         Operating expenses for 2005 also include $499,618 representing costs incurred in the design and pre-production of three products to be marketed during the second quarter of 2005. Accounting practices have historically attempted to match revenues and costs; however, in compliance with the requirements of FASB number 2, we have taken these costs to expense during the year 2005.

          Interest expense for 2005 was $1,623,781 compared to $325,840 for 2004. Included in interest expense for 2005 is $1,206,487 which was booked to recognize the imbedded beneficial conversion feature of the $4,500,000 convertible notes payable entered into during the 3rd and 4th quarters of 2004 and 2005.

          The net loss realized for 2005 was $9,410,657, or $0.17 per share on an average of 54,490,102 shares outstanding and compares to net income of $3,103,049, or $0.19 per share on an average of 16,701,174 shares outstanding for the year 2004.

LIQUIDITY AND CAPITAL RESOURCES

         As of June 30, 2006, we had a working capital deficit of $2,705,159. As a result of our operating losses for the six months ended June 30, 2006, we generated a cash flow deficit of $1,207,099 from operating activities. Cash flows used in investing activities was $9,078 during the six month period through June 30, 2006. We met our cash requirements during this period through the issuance of convertible debentures of $460,000 $414,402 from the issuance of notes payable and advances of $38,000, net of repayments, to our officers and shareholders and advances.

         While we have raised capital to meet our working capital and financing needs in the past, additional financing is required in order to meet our current and projected cash flow deficits from operations and development.

         By adjusting our operations and development to the level of capitalization, we believe we have sufficient capital resources to meet projected cash flow deficits through the next twelve months. However, if thereafter, we are not successful in generating sufficient liquidity from operations or in raising sufficient capital resources, on terms acceptable to us, this could have a material adverse effect on our business, results of operations, liquidity and financial condition.

         Our independent certified public accountant has stated in their report included in our December 31, 2005, Form 10-KSB, as amended, that we have incurred operating losses in the last two years, and that we are dependent upon management's ability to develop profitable operations. These factors among others may raise substantial doubt about our ability to continue as a going concern.

         To obtain funding for our ongoing operations, we entered into a Securities Purchase Agreement with four accredited investors on July 27, 2006, for the sale of (i) $500,000 in secured convertible notes, and (ii) warrants to purchase 15,000,000 shares of our common stock. The investors purchased all of the secured convertible notes on July 27, 2006.

         The proceeds received from the sale of the secured convertible notes were used for business development purposes, working capital needs, pre-payment of interest, payment of consulting and legal fees and purchasing inventory.

         The secured convertible notes bear interest at 6%, mature three years from the date of issuance, and are convertible into our common stock, at the investors' option, at the lower of (i) $0.10 or (ii) 50% of the average of the three lowest intraday trading prices for the common stock on the Over-The-Counter Bulletin Board for the 20 trading days before but not including the conversion date. The full principal amount of the secured convertible notes is due upon default under the terms of secured convertible notes. The warrants are exercisable until seven years from the date of issuance at a purchase price of $0.06 per share. In addition, the conversion price of the secured convertible notes and the exercise price of the warrants will be adjusted in the event that we issue common stock at a price below the fixed conversion price, below market price, with the exception of any securities issued in connection with the Securities Purchase Agreement. The conversion price of the secured convertible notes and the exercise price of the warrants may be adjusted in certain circumstances such as if we pay a stock dividend, subdivide or combine outstanding shares of common stock into a greater or lesser number of shares, or take such other actions as would otherwise result in dilution of the selling stockholder's position. As of the date of this filing, the conversion price for the secured convertible debentures and the exercise price of the warrants have not been adjusted. The selling stockholders have contractually agreed to restrict their ability to convert or exercise their warrants and receive shares of our common stock such that the number of shares of common stock held by them and their affiliates after such conversion or exercise does not exceed 4.9% of the then issued and outstanding shares of common stock. In addition, we have granted the investors a security interest in substantially all of our assets and intellectual property and registration rights.

         On May 19, 2006, we entered into a financing agreement with Smarthedge, LLC whereby our Directors pledged 2,772, 206 shares of their personal common stock as collateral for a loan in the amount of $103,403. The loan carries an interest rate of 4.99% payable quarterly and has a maturity of June, 2009.

         On June 20, 2006, we entered into a financing agreement with Smarthedge, LLC whereby our Directors pledged 6,000,000 shares of their personal common stock as collateral for a loan in the amount of $168,600. The loan carries an interest rate of 4.99% payable quarterly and has a maturity of June, 2009.

         We will still need additional investments in order to continue operations to cash flow break even. Additional investments are being sought, but we cannot guarantee that we will be able to obtain such investments. Financing transactions may include the issuance of equity or debt securities, obtaining credit facilities, or other financing mechanisms. However, the trading price of our common stock and the downturn in the U.S. stock and debt markets could make it more difficult to obtain financing through the issuance of equity or debt securities. Even if we are able to raise the funds required, it is possible that we could incur unexpected costs and expenses, fail to collect significant amounts owed to us, or experience unexpected cash requirements that would force us to seek alternative financing. Further, if we issue additional equity or debt securities, stockholders may experience additional dilution or the new equity securities may have rights, preferences or privileges senior to those of existing holders of our common stock. If additional financing is not available or is not available on acceptable terms, we will have to curtail our operations again.

         We will still need additional investments in order to continue operations to cash flow break even. Additional investments are being sought, but we cannot guarantee that we will be able to obtain such investments. Financing transactions may include the issuance of equity or debt securities, obtaining credit facilities, or other financing mechanisms. However, the trading price of our common stock and the downturn in the U.S. stock and debt markets could make it more difficult to obtain financing through the issuance of equity or debt securities. Even if we are able to raise the funds required, it is possible that we could incur unexpected costs and expenses, fail to collect significant amounts owed to us, or experience unexpected cash requirements that would force us to seek alternative financing. Further, if we issue additional equity or debt securities, stockholders may experience additional dilution or the new equity securities may have rights, preferences or privileges senior to those of existing holders of our common stock. If additional financing is not available or is not available on acceptable terms, we will have to curtail our operations again.

RECENT ACCOUNTING PRONOUNCEMENTS

         On February 16, 2006 the Financial Accounting Standards Board (FASB) issued SFAS 155, "Accounting for Certain Hybrid Instruments," which amends SFAS 133, "Accounting for Derivative Instruments and Hedging Activities," and SFAS 140, "Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities." SFAS 155 allows financial instruments that have embedded derivatives to be accounted for as a whole (eliminating the need to bifurcate the derivative from its host) if the holder elects to account for the whole instrument on a fair value basis. SFAS 155 also clarifies and amends certain other provisions of SFAS 133 and SFAS 140. This statement is effective for all financial instruments acquired or issued in fiscal years beginning after September 15, 2006. The Company does not expect its adoption of this new standard to have a material impact on its financial position, results of operations or cash flows.


         Statement of Financial Accounting Standards No. 131, "Disclosures about Segments of an Enterprise and Related Information" ("SFAS 131") establishes standards for reporting information regarding operating segments in annual financial statements and requires selected information for those segments to be presented in interim financial reports issued to stockholders. SFAS 131 also establishes standards for related disclosures about products and services and geographic areas. Operating segments are identified as components of an enterprise about which separate discrete financial information is available for evaluation by the chief operating decision maker, or decision-making group, in making decisions how to allocate resources and assess performance. The information disclosed herein materially represents all of the financial information related to the Company's principal operating segment.

         In March 2005, the FASB issued FASB Interpretation (FIN) No. 47, "Accounting for Conditional Asset Retirement Obligations, an interpretation of FASB Statement No. 143," which requires an entity to recognize a liability for the fair value of a conditional asset retirement obligation when incurred if the liability's fair value can be reasonably estimated. The Company is required to adopt the provisions of FIN 47 no later than the first quarter of fiscal 2006. The Company does not expect the adoption of this Interpretation to have a material impact on its consolidated financial position, results of operations or cash flows.

         In May 2005 the FASB issued Statement of Financial Accounting Standards
(SFAS) No. 154, "Accounting Changes and Error Corrections, a replacement of APB Opinion No. 20 and FASB Statement No. 3." SFAS 154 requires retrospective application to prior periods' financial statements for changes in accounting principle, unless it is impracticable to determine either the period-specific effects or the cumulative effect of the change. SFAS 154 also requires that retrospective application of a change in accounting principle be limited to the direct effects of the change. Indirect effects of a change in accounting principle, such as a change in non-discretionary profit-sharing payments resulting from an accounting change, should be recognized in the period of the accounting change. SFAS 154 also requires that a change in depreciation, amortization, or depletion method for long-lived, non-financial assets be accounted for as a change in accounting estimate effected by a change in accounting principle. SFAS 154 is effective for accounting changes and corrections of errors made in fiscal years beginning after December 15, 2005. Early adoption is permitted for accounting changes and corrections of errors made in fiscal years beginning after the date this Statement is issued. The Company does not expect the adoption of this SFAS to have a material impact on its consolidated financial position, results of operations or cash flows.

PRODUCT RESEARCH AND DEVELOPMENT

         We anticipate incurring approximately $500,000 in research and development expenditures in connection with the development of our portable boundary lighting system, Aeon cabinet lighting and RelyOn Power Light Plant during the next twelve months.

         These projected expenditures are dependent upon our generating revenues and obtaining sources of financing in excess of our existing capital resources. There is no guarantee that we will be successful in raising the funds required or generating revenues sufficient to fund the projected costs of research and development during the next twelve months.

ACQUISITION OR DISPOSITION OF PLANT AND EQUIPMENT

         We do not anticipate the sale of any significant property, plant or equipment during the next twelve months. We do not anticipate the acquisition of any significant property, plant or equipment during the next 12 months.

                                    BUSINESS

OVERVIEW

         We are a Nevada corporation that was incorporated on May 17, 2000. We were founded to design, develop, market and sell advanced lighting systems that utilize light emitting diodes as illumination elements. White diodes are a relatively new phenomenon that offer major advances in illumination technology. Our diodes consume 92% less energy than incandescent counterparts to produce comparable light output. In electrochemical (battery powered) applications, this diminution of energy consumption positions our lighting solutions as more durable and reliable than other interim lighting alternatives. In standard alternating current electrical applications, the calculated life of LEDs as lighting elements is over 20 years versus 750 hours for traditional incandescent light bulbs. These exceptional performance characteristics, diminutive energy consumption and extended life, have prompted diode implementation in traffic lights and automotive brake lights, but have not yet significantly occurred in our area of focus, diodal illumination (tm). Diodal illumination is the production of light through the use of white light emitting diodes. A light emitting diode is a chemical compound that produces a visible light when an electrical current is applied. This production of light through a diode is contrasted with light from a typical light bulb, in which light is produced as a by-product of a burning filament contained within a vacuum globe. The diode uses 92% less energy to produce comparable light to that of a traditional light bulb.

         To address the tremendous opportunity in the $12 billion general lighting market, we have developed a line of LED lighting products and fixtures for residential, commercial, military and homeland security markets, including kitchen and closet task lighting and emergency lighting products. We design and engineer products that adapt technology advancements from semiconductor manufacturers, including Cree, Inc., for use by the general public and military.

         We have created breakthrough solid-state lighting technology that provides energy efficient and cost effective lighting solutions. Several products are designed to address emergencies, such as power outages and critical security lighting needs. Other products bring "heatless" light into the home for closets, cabinets, bookcases and counters. The solid-state semiconductors, trademarked by Cyberlux as diodal(TM) lighting elements, consume 92 percent less energy than conventional incandescent lighting elements and perform for more than 10 years in contrast to 750 hours for traditional light bulbs.

         With the exception of our initial Home Safety Light product (the first generation of our current EverOn(TM) product), 2005 marked the first year for all of our current products and the first year of significant revenues. With established and developing sales channels and a robust range of products now available for the market, we believe that we are poised to seize significant opportunities in the growing solid-state lighting market in 2006 and beyond.

MARKET OPPORTUNITY

Light Emitting Diodes, or LEDs, are leading to a fundamental shift in the lighting industry, creating market competition in ways that challenge traditional players, including General Electric. This shift represents a similar evolution driven by solid-state technology in semiconductors and TVs. What has been a vertically-integrated industry dominated by giants is now becoming more "horizontal," with layers that resemble the structure of the computer industry. The cost of LEDs is decreasing as technology advances are made, while the brightness and quality of light produced by LEDs is increasing. Opportunities are emerging for us to develop next-generation lighting solutions and accelerate adoption of LED lighting, as new market prospects are unfolding.

         According to market research firm iSuppli, the market for LEDs for general illumination applications will expand to $875 million in 2010, rising at a Compound Annual Growth Rate (CAGR) of 52.3 percent from $94 million in 2004. By 2010, LEDs will have grown to account for a significant portion of the worldwide general illumination market, which amounted to $12 billion in 2004.

         This shift in the lighting industry over the next 10 years will cause a fundamental change in the way lighting is installed, maintained and operated, both in terms of energy efficiency and longevity. For example, our Aeon(TM) product for under-cabinet and task lighting comes with a 15-year guarantee on the life of the lighting element. That is fundamentally different from anything consumers have experienced before. It represents a trend that will include a transforming of lighting fixtures along with a change to semiconductor solid-state lighting elements to replace incandescent and fluorescent bulbs.

         Energy efficiency is also a market driver. The United States Congress recently passed the "Next Generation Lighting Initiative Act", which recognizes the remarkable beneficial impact of solid-state lighting on the global economy. The Act states in its preamble, "...it is in the economic and energy security interest of the United States to encourage the development of white light emitting diodes by providing financial assistance to firms, or a consortium of firms, and supporting research organizations in the lighting development sector." We began our research and development activity in practical applications for inorganic white light emitting diodes years before the Senate Bill was introduced.

         LED solid-state lighting technology and products address a key component in the Federal Energy Policy adopted in August 2005. The Energy Policy was supported by the National Electrical Contractors Association - the voice of the $100 billion industry responsible for bringing lighting, power, and communications to buildings and communities across the United States.

         Through $14.5 billion in new tax credits and deductions, the policy emphasizes a renewed commitment to innovation to supplement a revitalization of the nation's overburdened electrical infrastructure, and encourages energy efficiency and modernization in federal and private buildings. By addressing incentives for the production and use of alternative energy sources, including solid-state LED lighting technology, the federal government will help drive the adoption of next-generation lighting solutions.

PRINCIPAL PRODUCTS

EMERGENCY, SECURITY AND COMMERCIAL LIGHTING PRODUCTS

         Every time a hurricane or ice storm hits, causing widespread power outages that last for days, weeks or months, the absence of realistic emergency lighting solutions becomes more evident. The need can strike at any time. The power grid failure and subsequent power outage which darkened the Midwest and spread to Northeastern United States and parts of Canada in August of 2003, dramatized that nature is not the only culprit. The term "emergency lighting" is typically applied to short-term evacuation lights in public buildings which perform for 60 to 90 minutes to allow occupants to flee a burning building. Electrical power grid failure is a far different problem than that of evacuating a building. We have solved the problem of grid failure blackouts with long-term emergency lighting.

Reliabright(TM)

         The Reliabright(TM) products provide 80 hours of bright light from one battery charge. The system is activated by proprietary sensors that detect a loss of power in the building's electrical system. This breakthrough in light management has enabled us to apply our technology and develop new products to solve problems in the transportation industry, in heatless lighting solutions for homeowners, and security solutions for the U.S. Military.

         In 2005, we installed the Reliabright(TM) emergency lighting system in the Emergency Situation Room at Kings Park High School, Kings Park, New York. This pilot program demonstrates the potential to use LED solid-state lighting to prepare schools and other shelters throughout the county to provide assistance to communities in the aftermath of natural disasters, terrorist attacks, electric grid failures and any other calamity that can cause widespread electricity blackouts.

         In a similar pilot project, we installed a solid-state semiconductor lighting system in the emergency management "war room" for the City of Cleveland. That project was in response to the widespread power blackouts in 2003.

Military Portable Boundary Security System

         Reliabright(TM) products also represent the foundation technology for many of our lighting products in development, including an innovative Portable Covert Illumination System for security lighting for the U.S. Military. We are working with Concurrent Technologies Corporation (CTC) to develop an LED solution for a lightweight, portable lighting system to provide security for U.S. Air Force aircraft.

         The same technology can be used for commercial and emergency response needs, such as quickly providing widespread lighting solutions in shelters during events similar to the problems at the New Orleans Superdome in the aftermath of Hurricane Katrina.

EverOn(TM)

         The EverOn(TM) product is the latest in solid-state lighting technology and provides more than 500 hours of light at the low, amber setting using four AA batteries and is 90 percent more energy efficient than conventional lanterns or incandescent flashlights. The EverOn(TM) is packaged in our patented and field-proven hand-held elliptical parabolic reflector product design, providing a practical, portable emergency lighting solution for every consumer who has experienced the unease and inconvenience of power outages. Designed originally to provide consumers with portable, long-lasting, emergency lighting during the hurricane season, the new EverOn(TM) is a sturdy, virtually indestructible, lighting product that provides over 500 hours of light on the low, amber setting, 60 hours of comfortable room-filling light on the medium setting and over 30 hours of intensely bright white light on the highest setting, all in a 7 inch by 3.5 inch by 2.4 inch package.

         Emergency Management officials in Collier County, Fla. relied on the Home Safety Light, the previous version of the EverOn(TM), as an emergency lighting source in hurricane shelters and for victims needing medical assistance in the aftermath of Hurricane Dennis in July 2005. In August, Collier County officials announced that `they have listed the EverOn(TM) Emergency Light to be a standard product in their disaster relief inventory.

         The EverOn(TM) product builds on the demonstrated success of our original Home Safety Light product, which was launched on QVC in October of 2003 and generated over $8,000 per minute in sales. EverOn(TM), which is over 40 percent more efficient and 30 percent brighter than the original Home Safety Light product, is expected to be sold on QVC in the near future.

RelyOn(TM)

         The RelyOn(TM) ultra-bright light with power plant is a new product designed to provide homeowners and professionals with a portable, long-lasting work and emergency light. RelyOn(TM) is the first product to use Cree's latest 3-watt solid-state lighting technology, providing superior performance over conventional lighting products

         Delivering more than 60 hours of light on a single charge, the RelyOn(TM) can be recharged from a wall outlet or a vehicle charging port (cigarette lighter port) using included AC and DC power adapters. As a power plant, the RelyOn(TM) can recharge mobile phones and other 12-volt DC devices through a built-in power port.

         The powerful, solid-state semiconductor light head, featuring three Cree 3-watt XLamp(TM) 7090 high power white LEDs, provides over 250 lumens and may be focused as an intense spotlight beam or adjusted to generate a blanket of light similar to a table lamp. The intensity of the light can be adjusted for both spotlight and floodlight settings. A digital display shows the remaining hours of light available on the existing charge.

RESIDENTIAL LIGHTING

Aeon

         The Aeon products bring solid-state lighting into the residential and commercial market for use in closets, cabinet interiors, bookcases, under-cabinet lighting and kitchen counters. The Aeon task and accent lighting products are made with solid-state, light-emitting diodes and do not require bulbs. The result is a product that is maintenance-free, "cool to the touch"with long-lasting energy-efficiency, including a 15-year guarantee that the lighting elements will not need to be replaced.

         It can be set on low, medium and high levels of intensity, and because of its sleek, thin fixture, it requires a much less intrusive trim line rather than the thicker trim line that is needed to block a direct view of a fluorescent light.

         We believe that Aeon has the potential to become the favorite of kitchen and interior designers due to its remarkable performance characteristics of several optional shades of white light, three levels of light intensity and its "cool to the touch" safety feature. The choice of electrical connections (plug-in, hard-wired or battery powered) adds to the fixture's flexibility.

SPECIALTY LIGHTING

KeOn(TM) KeyCap

         The KeOn(TM) KeyCap is the practical lighting solution for every consumer who carries keys. Each patented KeOn(TM) is a sturdy elastic surround that fits standard key heads and delivers a bright beam of light down the key shaft. When its miniaturized button is depressed, the KeOn(TM) KeyCap directs light precisely into the intended keyhole or other targeted surfaces.

DISTRIBUTION METHODS OF OUR PRODUCTS

         Consistent with our sales objectives, the reliable manufacture of proprietary component parts and assembly of finished products required exacting coordination of resources to provide detailed working drawings to tool manufacturers for injection molded parts and optics; precise circuitry diagrams to receive diodes, resistors and capacitors into the electronics platform;
source identification for volume supplies of batteries and diodes; packaging considerations for presentation of product and corresponding dimensions of containment's for shipping and display; and an experienced contract assembly organization with an extensive infrastructure capable of collation and inventory of all component parts.

         During the Fall of 2000, we identified Shelby County Community Services, Shelbyville, Illinois, as a contract manufacture and assembly organization that was positioned to meet our requirements. Shelby County Community Services has over a decade of successful performance on behalf of Fortune 100 companies and represented the quality of management, performance and fiscal stability that we sought to employ in the production process.

         We have a Proprietary Product Manufacturing Agreement with Shelby County Community Services that provides for Shelby County Community Services to assemble, test, package, warehouse finished good inventory, palletize and ship per purchase orders for shipment FOB Shelbyville. In the Summer of 2004, we renewed our relationship with Shelby County Community Services. Shelby County Community Services will continue to serve as the warehousing and distribution center for our products, which are to be manufactured abroad. Shelby County Community Services no longer assembles or tests our products. Their role now only involves receiving shipments of our goods from our contract manufacturers, warehousing our products and shipping them to our customers. Shelby County Community Services also coordinates customs protocols and manages incoming inventories.

         Sales are made through our websites, on-air marketing on QVC and through distributor agreements we have with various vendors. Our internet site is serviced by Shelby County Community Services through a fulfillment operations agreement whereby Shelby County Community Services receives a daily batched summary of internet sales through an email link established by us and United Parcel Service. The software validates the address of the customer and advises shipping mode (next day, two day or ground), computes shipping and handling charges then prints the appropriate waybill at the shipping office of Shelby County Community Services. Packages are shipped within 24 hours of receipt of the email summary of business for the preceding day's orders. Shelby County Community Services coordinates materials inventory with our approved vendors based upon purchase orders or blanket orders for products.

         Our internal engineering staff provides detailed working drawings for injection molded parts to tool manufacturers. Similarly, our proprietary circuitry design is managed by our internal engineering staff, and we have contracted with Ningbo Ningshing International, Inc. of Ningbo, China, which manufactures our product components and ships them to SCCS where the product components are assembled, packaged, warehoused and shipped. The initial production capacity at SCCS is 80,000 product units per month, which can be increased by 50% with a four month lead time to undertake expansion of facilities.

         We have engaged Philippe Becker Design, Inc. to produce, coordinate and manage our corporate and product marketing activities. Philippe Becker Design, Inc . has broad-based experience in developing the corporate and product marketing required to launch technology companies. The role of Philippe Becker Design, Inc is to integrate marketing, sales, product and customer support activities and messages to optimize customer acquisition and retention..
Philippe Becker Design, Inc serves as the liaison for the preparation and delivery of selling materials to the individual selling firms and an information conduit to management for production and finished goods inventory issues.

         We have retained CWR & Partners, LLP as our public relations firm responsible for the strategic and tactical communications for Cyberlux. CWR & Partners, LLP is a marketing communications firm that assists Cyberlux in communicating to our target audiences of customers, prospects, the media, policymakers, employees, opinion leaders and shareholders. CWR & Partners, LLP draws on a wide array of disciplines, fueled by strategy and creativity, to aid Cyberlux in achieving our tactical and strategic goals.

         We have retained two technology product sales firms, Smart Products, Inc., Westwood, NJ, and Duggan & Brown, Chicago, IL, to represent our product line over the range of channels addressed for distribution. The individual firms have been selected based upon established relationships with certain commercial and retail channels and proven track records of sales to those channels.

REGULATION

         Our advertising and sales practices concerning our products are regulated by the Federal Trade Commission and state consumer protection laws. Such regulations include restrictions on the manner that we promote the sale of our products. We believe we are in material compliance with such regulations. We believe that we will be able to comply in all material respects with laws and regulations governing the conduct of business operations in general. We are not aware of any pending government regulations that may adversely affect our business.

RESEARCH AND DEVELOPMENT ACTIVITIES

         We anticipate continuing to incur research and development expenditures in connection with the development of our Wireless Lighting System during the next twelve months.

         These projected expenditures are dependent upon our generating revenues and obtaining sources of financing in excess of our existing capital resources. There is no guarantee that we will be successful in raising the funds required or generating revenues sufficient to fund the projected costs of research and development during the next twelve months.

COMPETITION

         The lighting and illumination industry is extremely competitive. Our ReliaBright(TM) products address the long-term blackout emergency lighting needs with battery powered (60 hours) lighting solutions for hotels, hospitals, adult care centers and high-rise apartments, and long-term evacuation lighting solutions for commercial buildings. The ReliaBright(TM) products are competitively positioned as a price-competitive, new technology introduction into an existing product category, where General Electric, Bodine and Lithonia are the key competitors with products that use traditional lighting technology. The Aeon "Task & Accent" lighting products address residential closet lighting, interior cabinet accent lighting and under cabinet counter lighting as heatless long-term (75,000 hours of life) lighting solutions for the homeowner. This unique lighting resource for cabinetmakers, contractors and do-it-yourselfers offers three levels of light from soft white diodal(TM) elements that are cool to the touch and easy to install. The Aeon products are competitively positioned as a premium priced new technology introduction into an existing product category, where General Electric, Philips and Sea Gull Lighting are the key competitors with products that use traditional lighting technology. We believe that our lighting solid-state technology will provide a 40 to 60 percent reduction in maintenance costs for property managers through replacement of walkway, corridor or landscape lighting elements and 68 percent reduction in energy costs for those fixtures.

INTELLECTUAL PROPERTY

         We have one trademark registered with the United States Patent & Trademark Office and have filed eight other applications that are currently being processed. The marks that we have filed and/or received trademark registration for are as follows:


                           Serial or                 Registration or
         Trademark         Registration No.          Filing Date
         ---------         ----------------          -----------

         EVERON            Ser. No. 78804638         February 1, 2006
         KEON              Ser. No. 78804631         February 1, 2006
         RELYON            Ser. No. 78803400         January 31, 2006
         FOCUSON           Ser. No. 78803391         January 31, 2006
         CAMPLIGHT         Ser. No. 78483758         September 15, 2004
         SENSORBRIGHT      Ser. No. 78483755         September 15, 2004
         FOCALBRIGHT       Ser. No. 78432845         June 10, 2004
         RELIABRIGHT       Ser. No. 78421509         May 19, 2004
         CYBERLUX          Reg. No. 2757137          August 26, 2003


EMPLOYEES

         We currently have 11 full time employees. Our employees are primarily at the executive level based upon our role in coordination of outsource contracts for manufacturing and other production considerations. Currently, there exist no organized labor agreements or union agreements between us and our employees. We have employment agreements with the following executive officers:
Donald F. Evans, Chairman and CEO, Mark D. Schmidt, President and COO, Alan H. Ninneman, Senior Vice President and John W. Ringo, Secretary and Corporate Counsel. We believe that our relations with our employees are good.

                            DESCRIPTION OF PROPERTIES

         We maintain our principal office at 4625 Creekstone Drive, Suite 100, Research Triangle Park, Durham, North Carolina 27703. Our telephone number at that office is (919) 474-9700 and our facsimile number is (919) 474-9712. We lease 2,405 square feet of office space. The lease expires on December 31, 2008. The monthly rent is $3,457, subject to an annual cost of living increase. We believe that our current office space and facilities are sufficient to meet our present needs and do not anticipate any difficulty securing alternative or additional space, as needed, on terms acceptable to us. We maintain websites at www.cyberlux.com and www.luxSel.com. The information contained on those websites is not deemed to be a part of this prospectus.

                                LEGAL PROCEEDINGS

         From time to time, we may become involved in various lawsuits and legal proceedings which arise in the ordinary course of business. However, litigation is subject to inherent uncertainties, and an adverse result in these or other matters may arise from time to time that may harm our business. Except as disclosed below, we are currently not aware of any such legal proceedings or claims that we believe will have, individually or in the aggregate, a material adverse affect on our business, financial condition or operating results.

INDEX NUMBER: 602727/05 - SUPREME COURT OF THE STATE OF NEW YORK, COUNTY OF NEW YORK

         On July 27, 2005, Alliance Care Services, Inc. d/b/a Alliance Advisors, a New York corporation, filed a complaint against us in the Supreme Court of the State of New York, County of New York, claiming damages in the amount of not less than $500,000 and costs for breach of contract, breach of duty of good faith and fair dealing and unjust enrichment. We entered into an agreement with Alliance Advisors in October 2003 for services to perform, including introduction to investors for the raising of equity capital in exchange for payment of certain fees. We filed our answer on October 4, 2005 denying all claims. This case is currently in discovery. We believe that their claims are without merit and we intend to vigorously defend these claims.

STATEMENT OF CLAIM - ARBITRATION BEFORE THE NATIONAL ASSOCIATION OF SECURITIES DEALERS, INC.

         On October 21, 2005, Greenfield Capital Partners LLC filed a statement of claim against us in arbitration before the National Association of Securities Dealers, Inc. Greenfield claims damages and costs in the amount of $107,000 for breach of contract, fraud, fraudulent concealment and misrepresentation. We entered into an agreement with Greenfield Capital Partners LLC in June 2004 to act as financial advisor in connection with and equity offering. We believe that their claims are without merit and we intend to vigorously defend these claims.

CASE NO. 2006- CV529 - DISTRICT COURT, BOULDER COUNTY, COLORADO

         On May 22, 2006, William Walker filed a complaint against us and our CEO, Donald F. Evans, in District Court, Boulder County, Colorado, claiming unpaid wages in the amount of $32,972 and an unpaid check not paid when presented in the amount of $3,675. On July 17, 2006, we filed a counterclaim against Walker for breach of fiduciary duty. We believe his claims are without merit and we intend to vigorously defend these claims.

                                   MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS

Name                 Age    Position
--------------------------------------------------------------------------------
Donald F. Evans      71     Chief Executive Officer and Chairman of the Board of
                            Directors
Mark D. Schmidt      41     President, Chief Operating Officer and Director
John W. Ringo        61     Secretary, Corporate Counsel and Director
Alan H. Ninneman     62     Senior Vice President and Director
David D. Downing     56     Chief Financial Officer and Treasurer

         Directors are elected to serve until the next annual meeting of stockholders and until their successors are elected and qualified. Currently there are three seats on our board of directors.

         Currently, our Directors are not compensated for their services. Officers are elected by the Board of Directors and serve until their successors are appointed by the Board of Directors. Biographical resumes of each officer and director are set forth below.

         DONALD F. EVANS. Mr. Evans has been our Chief Executive Officer and Chairman of the Board since May 2000. Between 1979 and May 2000, Mr. Evans was the Managing Partner of Research Econometrics, a North Carolina based corporation, where Mr. Evans began an investigative research study into the feasibility of a long-term electrochemical interim lighting system. From June 1996 until March 1999, Mr. Evans represented the investment interest of Research Econometrics in Waste Reduction Products Corporation, a privately held North Carolina corporation Mr. Evans also served on the Board of Directors of Waste Reduction Products Corporation. Mr. Evans graduated from the University of North Carolina, Chapel Hill, NC with a BS Degree in Economics.

         MARK D. SCHMIDT. Mr. Schmidt has been our President, Chief Operating Officer and Director since May 2003. From December 1999 until December 2002, Mr. Schmidt was a founder and executive of Home Director, Inc., the IBM Home Networking Division spin-off company and a public company. Mr. Schmidt is a former IBM executive with over 15 years of consumer marketing, business management and venture startup experience. Mr. Schmidt graduated Summa Cum Laude with a Bachelor of Science Degree in Engineering from North Carolina State University and earned an MBA Degree from the Fuqua School of Business at Duke University.

         JOHN W. RINGO. Mr. Ringo has been our Secretary, Corporate Counsel and a Director since May 2000. Since 1990, Mr. Ringo has been in private practice in Marietta, GA specializing in corporate and securities law. He is a former Staff Attorney with the U. S. Securities and Exchange Commission, a member of the Bar of the Supreme Court of the United States, the Kentucky Bar Association and the Georgia Bar Association. Mr. Ringo graduated from the University of Kentucky in Lexington, KY with a BA Degree in Journalism. Subsequently, he received a Juris Doctor Degree from the University of Kentucky College of Law.

         ALAN H. NINNEMAN. Mr. Ninneman has been our Senior Vice President and a Director since May 2000. From 1992 until April 2000, Mr. Ninneman was a Chief Executive Officer of City Software, Inc. based in Albuquerque, New Mexico. He was a senior support analyst for Tandem Computer, San Jose, California from 1982 to 1985; senior business analyst at Apple Computer, Cupertino, California from 1985 to 1987; and Director of Operations at Scorpion Technologies, Inc., San Jose, California. Mr. Ninneman attended Elgin Community College, Elgin, IL and subsequently majored in business administration at Southern Illinois University, Carbondale, IL.

         DAVID D. DOWNING. Mr. Downing has been our Chief Financial Officer and Treasurer since May 2000. Mr. Downing joined Marietta Industrial Enterprises, Inc., Marietta, Ohio in November 1991 as its Chief Financial Officer. He was elected to the Board of Directors of that Company in January 1994. He has been a Director of American Business Parks, Inc., Belpre, Ohio since January 1998 and served as a director of Agri-Cycle Products, Inc. from May 1998 until April 2001. Mr. Downing graduated from Grove City College, Grove City, PA with a BA Degree in Accounting.

                             EXECUTIVE COMPENSATION

         The following table sets forth the cash compensation of the Company's newly elected executive officers and directors during of the years 2005, 2004 and 2003. The remuneration described in the table represents compensation received from Cyberlux Corporation and does not include the cost to the Company of benefits furnished to the named executive officers, including premiums for health insurance and other benefits provided to such individual that are extended in connection with the conduct of the Company's business. The value of such benefits cannot be precisely determined, but the executive officers named below did not receive other compensation in excess of the lesser of $50,000 or 10% of such officer's cash compensation.

SUMMARY COMPENSATION TABLE


                               ANNUAL COMPENSATION


                                                              Other
                                                              Annual    Restricted    Options       LTIP
Name & Principal                      Salary       Bonus      Compen-      Stock       SARs        Payouts         All Other
    Position                Year       ($)          ($)      sation ($)  Awards($)      (#)          ($)         Compensation
------------------------   -------   ---------   ---------   ---------   ---------   ---------   ------------   --------------

Donald F. Evans               2005     180,000           0           0          --   4,250,000             --              --
  CEO & Chairman              2004     180,000           0           0          --     550,000             --   $     275,103 (1)
                              2003     180,000           0           0          --     700,000             --              --
------------------------   -------   ---------   ---------   ---------   ---------   ---------   ------------   --------------
John W. Ringo                 2005      76,000           0           0          --   1,500,000             --               --
  Secretary and               2004      70,500           0           0          --     400,000             --   $      166,915 (1)
  Corporate Counsel           2003     102,000           0           0          --     250,000                              --
------------------------   -------   ---------   ---------   ---------   ---------   ---------   ------------   --------------
Alan H. Ninneman              2005      76,000           0           0          --   1,000,000             --               --
  Senior Vice President       2004      70,500           0           0          --     400,000             --   $       80,652 (1)
                              2003     102,000           0           0          --     250,000
------------------------   -------   ---------   ---------   ---------   ---------   ---------   ------------   --------------
Mark D. Schmidt               2005     180,000           0           0          --   4,000,000             --               --
  President & COO             2004     120,000           0           0          --     650,000             --   $      101,000 (1)
                              2003     120,000           0           0          --     550,000             --               --
------------------------   -------   ---------   ---------   ---------   ---------   ---------   ------------   --------------

(1) Such employee received 1 share of Series B Convertible Preferred Stock, $1.00 par value, in exchange for the cancellation of debt for every $1 of management fees previously owed. Each share of Series B Convertible Preferred Stock in entitled to receive a dividend of 13% per annum, is convertible into 10 shares of our common stock and has the right to cast 10 times the number of shares of common stock that the preferred stock is convertible into.

Annual compensation began accruing in the form of management fees as of July 2000. The compensation indicated in the table is the annualized amount of salary to be paid the respective officers in accordance with their employment agreements.

OPTION/SAR GRANTS IN LAST FISCAL YEAR


-------------------------------------------------------------------------------
                  NUMBER OF       % OF TOTAL
                  SECURITIES      OPTIONS/SARS
                  UNDERLYING      GRANTED TO
                  OPTIONS/SARS    EMPLOYEES IN    EXERCISE OR BASE  EXPIRATION
NAME              GRANTED (#)     FISCAL YEAR     ($/SH)            DATE
-------------------------------------------------------------------------------
Donald F. Evans     4,250,000        14.37%       $0.10 /Sh          2011
-------------------------------------------------------------------------------
John W. Ringo       1,500,000         5.07%       $0.10 /Sh          2011
-------------------------------------------------------------------------------
Alan H. Ninneman    1,000,000         3.38%       $0.10 /Sh          2011
-------------------------------------------------------------------------------
Mark D. Schmidt     4,000,000        13.52%       $0.10 /Sh          2011
-------------------------------------------------------------------------------
Donald F. Evans     7,500,000        25.35%       $0.0295 /Sh        2012
-------------------------------------------------------------------------------
John W. Ringo         500,000         1.69%       $0.0295 /Sh        2012
-------------------------------------------------------------------------------
Alan H. Ninneman      500,000         1.69%       $0.0295 /Sh        2012
-------------------------------------------------------------------------------
Mark D. Schmidt     5,500,000        18.59%       $0.0295 /Sh        2012
-------------------------------------------------------------------------------

The closing price of common stock on January 10, 2005 was $0.04, which is the date of the options exercisable at $0.10 per share were issued. The closing price of common stock on November 15, 2005 was $0.12, which is the date of the options exercisable at $0.0295 per share were issued.

STOCK OPTION PLANS

         We have created an Employee Stock Option Plan for incentive/retention of current key employees and as an inducement to employment of new employees. The 2003 plan, which sets aside 2,000,000 shares of common stock for purchase by employees, was made effective by the Board of Directors.

         On September 2, 2003, our Board approved a 2004 Incentive Stock Option Plan, which will provide 2,000,000 shares to underwrite options.

         On April 8, 2004 our Board approved the 2005 Incentive Stock Option Plan that provides for 12,000,000 shares to underwrite options and on January 10, 2005, the Board approved the 2006 Plan that provides for 18,000,000 shares to underwrite options.

         The stock option plans are administered directly by our board of directors.

         Subject to the provisions of the stock option plans, the board will determine who shall receive stock options, the number of shares of common stock that may be purchased under the options, the time and manner of exercise of options and exercise prices.

         As of June 30, 2006, there were 17,502,307 stock options granted under the plans that were outstanding.

EMPLOYMENT AGREEMENTS

DONALD F. EVANS

         On July 1, 2000, we entered into an eight-year employment contract with Donald F. Evans to serve as Chief Executive Officer, which was amended on January 1, 2003. The base salary under the agreement is $180,000 per annum, plus benefits.

ALAN H. NINNEMAN

         On July 1, 2000, we entered into an eight-year employment contract with Alan H. Ninneman to serve as Senior Vice President, which was amended on January 1, 2003. The base salary under the agreement is $102,000 per annum, plus benefits.

JOHN W. RINGO

         On July 1, 2000, we entered into an eight-year employment contract with John W. Ringo to serve as Secretary and Corporate Counsel, which was amended on January 1, 2003. The base salary under the agreement is $102,000 per annum, plus benefits.

MARK D. SCHMIDT

On May 1, 2003, we entered into an employment contract with Mark D. Schmidt to serve as Executive Vice President and Chief Operating Officer until June 30, 2008. The base salary under the agreement is $180,000 per annum, plus benefits.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         We owed certain management fees, which were for accrued salaries for Messrs. Evans, Ninneman, Ringo and Schmidt consistent with employment agreements. These fees were as follows: $400,505 to Don Evans, $243,000 to John Ringo, $263,000 to Alan Ninneman and $101,000 to Mark Schmidt for a total of $1,007,505. In addition, certain officers loaned funds to us in exchange for promissory notes. The promissory notes included $3,000 to Don Evans, $3,745 to Al Ninneman and $184,830 to Dave Downing.

         In 2004, we issued 800,000 shares of Series B Convertible Preferred Stock to officers and directors in exchange for $723,670 of these management fees and $76,330 of the loan from Dave Downing, on a basis of 1 share of Series B Convertible Preferred Stock for $1 of debt owned. The management fees converted include $275,103 by Don Evans, $166,915 by John Ringo, $180,652 to Alan Ninneman and $101,000 to Mark Schmidt. Each share of Series B Convertible Preferred Stock in entitled to receive a dividend of 13% per annum, is convertible into 10 shares of our common stock and has the right to cast 10 times the number of shares of common stock that the preferred stock is convertible into. The Board of Directors, exercising their business judgment, determined that it was in the Company's best interest to issue shares of Series B convertible preferred stock in lieu of accrued management fees. The Board of Directors determined that the terms of the transaction were as fair to the Company as any transactions that could have been made with unaffiliated parties.


         Currently, there are still outstanding promissory notes totaling 366,595, which include $249,350 in unpaid management fees and promissory notes to officers totaling $117,245. The unpaid management fees include $90,916 owed to Don Evans; $82,348 to Al Ninneman and $76,085 to John Ringo. The outstanding promissory notes to officers include $3,745 to Al Ninneman, $3,000 to Don Evans, $2,000 to Mark Schmidt and $108,500 to Dave Downing. The promissory notes were issued to officers who lent us funds for working capital purposes. The promissory notes are payable on demand and accrue interest at an annual rate of 12%.

         We have consulting agreements with outside contractors, certain of whom are also our stockholders. The agreements are generally for a term of 12 months from inception and renewable automatically from year to year unless either we or the consultant terminates such engagement by written notice. None of the consultants who are shareholders own 5% or more of our issued and outstanding shares of common stock.

         Promissory notes were issued to certain officers for loans to the Company for working capital. These Notes are listed as payable upon demand and accrue interest at 12% per annum. Don F. Evans, David D. Downing, Mark Schmidt and Alan H. Ninneman loaned $3,000, $108,500, $2,000 and $3,745, respectively. The terms of transactions in this section are as fair to the Company as any transactions that could have been made with unaffiliated parties.

         We have no policy regarding entering into transactions with affiliated parties.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth certain information regarding beneficial ownership of our common stock as of September 13, 2006:

            o by each person who is known by us to beneficially own more than 5% of our common stock;
            o     by each of our officers and directors; and
            o     by all of our officers and directors as a group.

         We have issued 800,000 shares of Series B Convertible Preferred Stock to our officers and directors which are convertible into 8 million shares of common stock and, in the aggregate, have the right to cast 80 million votes in any vote by our shareholders. Combined with the number of shares of common stock held by our officers and directors, they have the right to cast approximately 50% of all votes by our shareholders. As a result, these stockholders, acting together, will have the ability to control substantially all matters submitted to our stockholders for approval


                                                                    PERCENTAGE OF      PERCENTAGE OF
                                                                       CLASS               CLASS
NAME AND ADDRESS                                   NUMBER OF          PRIOR TO             AFTER
OF OWNER                        TITLE OF CLASS     SHARES OWNED(1)   OFFERING(2)         OFFERING(3)
-----------------------------------------------------------------------------------------------------
Donald F. Evans                 Common Stock       16,422,784 (3)      16.36%              3.99%
4625 Creekstone Drive
Suite 100
Research Triangle Park
Durham, NC 27703

Mark D. Schmidt                 Common Stock       11,240,977 (4)      11.65%              2.76%
4625 Creekstone Drive
Suite 100
Research Triangle Park
Durham, NC 27703

Alan H. Ninneman                Common Stock       4,516,773  (5)        5.06%             1.13%
4625 Creekstone Drive
Suite 100
Research Triangle Park
Durham, NC 27703

John W. Ringo                   Common Stock       4,574,403  (6)        5.11%             1.14%
4625 Creekstone Drive
Suite 100
Research Triangle Park
Durham, NC 27703

David Downing                   Common Stock        2,013,300 (7)       2.32%                 *
4625 Creekstone Drive
Suite 100
Research Triangle Park
Durham, NC 27703

All Officers and Directors      Common Stock       38,768,237 (8)      32.06%              8.98%
As a Group (5 persons)

===============================================
Donald F. Evans                 Preferred B           275,103          34.39%             34.39%

Mark D. Schmidt                 Preferred B           101,000          12.63%             12.63%

Alan H. Ninneman                Preferred B           180,652          22.58%             22.58%

John W. Ringo                   Preferred B           166,915          20.86%             20.86%

David Downing                   Preferred B            76,330           9.54%              9.54%


* Less than 1 %.

(1) Beneficial Ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of common stock subject to options or warrants currently exercisable or convertible, or exercisable or convertible within 60 days of September 13, 2006 are deemed outstanding for computing the percentage of the person holding such option or warrant but are not deemed outstanding for computing the percentage of any other person.

(2) Based upon 97,529,157 shares issued and outstanding on September 13, 2006. For common stock holders, the percentage reflects the percentage of votes each holder can vote at a meeting of shareholders.

(3) Percentage based on 396,362,491 shares of common stock outstanding after the offering, assuming all shares registered in this offering are sold.

(4) Includes currently exercisable options to purchase 12,216,754 shares of common stock and 275,103 shares of Series B convertible preferred stock convertible into 2,751,030 shares of common stock and entitled to cast 27,510,300 votes at any meeting of shareholders.

(5) Includes currently exercisable options to purchase 10,030,977 shares of common stock and 101,000 shares of Series B convertible preferred stock convertible into 1,010,000 shares of common stock and entitled to cast 10,100,000 votes at any meeting of shareholders.

(6) Includes currently exercisable options to purchase 2,060,253 shares of common stock and 180,652 shares of Series B convertible preferred stock convertible into 1,806,520 shares of common stock and entitled to cast 18,065,200 votes at any meeting of shareholders.

(7) Includes currently exercisable options to purchase 2,455,253 shares of common stock and 166,915 shares of Series B convertible preferred stock convertible into 1,669,150 shares of common stock and entitled to cast 16,691,500 votes at any meeting of shareholders.

(8) Includes currently exercisable options to purchase 750,000 shares of common stock and 76,330 shares of Series B convertible preferred stock convertible into 763,300 shares of common stock and entitled to cast 7,633,000 votes at any meeting of shareholders.

(8) Includes currently exercisable options to purchase 27,513,237 shares of common stock and 800,000 shares of Series B convertible preferred stock convertible into 8,000,000 shares of common stock and entitled to cast 80,000,000 votes at any meeting of shareholders.

                            DESCRIPTION OF SECURITIES

COMMON STOCK

         We are authorized to issue up to 700,000,000 shares of common stock, par value $.001. As of September 13, 2006, there were 97,529,157 shares of common stock outstanding. Holders of the common stock are entitled to one vote per share on all matters to be voted upon by the stockholders. Holders of common stock are entitled to receive ratably such dividends, if any, as may be declared by the Board of Directors out of funds legally available therefore. Upon the liquidation, dissolution, or winding up of our company, the holders of common stock are entitled to share ratably in all of our assets which are legally available for distribution after payment of all debts and other liabilities and liquidation preference of any outstanding common stock. Holders of common stock have no preemptive, subscription, redemption or conversion rights. The outstanding shares of common stock are validly issued, fully paid and nonassessable.

         We have engaged Pacific Stock Transfer Company, located in Las Vegas, Nevada, as independent transfer agent or registrar.

PREFERRED STOCK

         Our Articles of Incorporation authorize the issuance of 5,000,000 shares of preferred stock, $0.001 par value per share, the designation and rights of which are to be determined by our Board of Directors. Our Board of Directors has authority, without action by the shareholders, to issue all or any portion of the authorized but unissued preferred stock in one or more series and to determine the voting rights, preferences as to dividends and liquidation, conversion rights, and other rights of such series. We consider it desirable to have preferred stock available to provide increased flexibility in structuring possible future acquisitions and financing and in meeting corporate needs which may arise. If opportunities arise that would make desirable the issuance of preferred stock through either public offering or private placements, the provisions for preferred stock in our Articles of Incorporation would avoid the possible delay and expense of a shareholder's meeting, except as may be required by law or regulatory authorities. Issuance of the preferred stock could result, however, in a series of securities outstanding that will have certain preferences with respect to dividends and liquidation over the common stock which would result in dilution of the income per share and net book value of the common stock.

         Issuance of additional common stock pursuant to any conversion right which may be attached to the terms of any series of preferred stock may also result in dilution of the net income per share and the net book value of the common stock. The specific terms of any series of preferred stock will depend primarily on market conditions, terms of a proposed acquisition or financing, and other factors existing at the time of issuance. Our Board of Directors may issue additional preferred stock in future financing, but has no current plans to do so at this time. The issuance of Preferred Stock could have the effect of making it more difficult for a third party to acquire a majority of our outstanding voting stock.

         As of September 13, 2006, we 51.4806 shares of our Series A Convertible Preferred Stock issued and outstanding. Each share is convertible into 50,000 shares of common stock. The Series A Convertible Preferred have the following designations and rights:

Maturity:                   Perpetual Preferred

Dividend:                   12% per annum. The dividend  shall be  payable semi-
                            annually  in  cash  or common  stock  at our option.

Fixed Conversion Price:     The  Series   A   Convertible  Preferred  shall   be
                            convertible  into common stock at $0.10 per share.

Stated Value:               $5,000 per share

Mandatory Conversion:       Beginning 180 days  from  the effective date of this
                            registration statement,  if  the  closing bid  price
                            for our common stock  exceeds  $1.50 for a period of
                            10  consecutive  trading days,  we have the right to
                            force  the   holders   to  convert  the   Series   A
                            Convertible Preferred into common stock at the applicable conversion price.

Limitations on
Conversion.                 Each  holder  of the Series  A Convertible Preferred
                            shares  shall  not convert the shares  into  common
                            stock such that the  number of   shares  of   common
                            stock  issued   after  the conversion  would exceed,
                            when aggregated with all other shares of common stock owned by such holder at such time, in excess of 4.99% of our then issued and outstanding shares of common stock.

No Voting Rights.           The  holders  of  the  Series A  convertible  shares
                            have  no  voting  rights  until  their   shares  are
                            converted to common shares.

         The Board of Directors, pursuant to our Articles of Incorporation and By-Laws, authorized Series B Convertible Preferred Stock which was issued to officers and directors in order to convert accrued management fees and other liabilities into 800,000 shares of the Series B Preferred Stock. The Series B Convertible Preferred Stock has the following designations and rights:

Term:                       Perpetual Preferred

Dividend:                   12% per annum

Conversion:                 Each share  of  the Series B  Convertible  Preferred
                            Stock may be converted to 10 shares of Cyberlux common stock at the option of the bearer.

Voting Rights:              Except with  respect to  transactions upon which the
                            Series B Preferred stock shall be entitled to vote separately, the Series B Preferred Stock shall have superior voting rights equal to ten times the number of shares of Common Stock such holder of Series B
                            Preferred Stock would receive upon conversion of such holder's shares of Series B Preferred Stock.
                            The conversion price is $0.10 per share.

OPTIONS

         There are currently 17,502,307 options outstanding. 4,000,000 options are exercisable at $0.0295 per share, 9,502,307 are exercisable at $0.10 per share and 4,000,000 options are exercisable at $0.2125 per share. The options expire between 2009 and 2011. The closing price of common stock on January 10, 2005 was $0.04, which is the date of the options exercisable at $0.10 per share were issued. The closing price of common stock on November 15, 2005 was $0.12, which is the date of the options exercisable at $0.0295 per share were issued.


WARRANTS

         In connection with a Securities Purchase Agreement dated September 23, 2004, we issued 2,250,000 warrants to purchase shares of common stock. The warrants are exercisable until five years from the date of issuance at a purchase price of $0.50 per share.

         In connection with a Securities Purchase Agreement dated April 22, 2005, we issued 25,000,000 warrants to purchase shares of common stock. The warrants are exercisable until five years from the date of issuance at a purchase price of $0.03 per share.

         In connection with a Securities Purchase Agreement dated October 24, 2005, we issued 800,000 warrants to purchase shares of common stock. The warrants are exercisable until five years from the date of issuance at a purchase price of $0.10 per share.

         In connection with a Securities Purchase Agreement dated December 28, 2005, we issued 700,000 warrants to purchase shares of common stock. The warrants are exercisable until five years from the date of issuance at a purchase price of $0.15 per share.

         In connection with a Securities Purchase Agreement dated March 27, 2006, we issued 19,000,000 warrants to purchase shares of common stock. The warrants are exercisable until five years from the date of issuance at a purchase price of $0.10 per share.

         In connection with a Securities Purchase Agreement dated July 27, 2005, we issued 15,000,000 warrants to purchase shares of common stock. The warrants are exercisable until five years from the date of issuance at a purchase price of $0.06 per share.

         In addition, in connection with a private placement offering, we have issued 8,543,064 Series A and 8,543,064 Series B warrants. The Series A warrants are exercisable at $0.25 per share and the Series B warrants are exercisable at $1.05 per share. The Series A warrants expire in 2006 and the Series B warrants expire in 2008. In addition, we issued Placement Agent warrants to the placement agent in the private placement offering. We issued a total of 100,000 placement agents warrants exercisable at $0.01 per share, 1,550,000 placement agent warrants exercisable at $0.10 per share, 1,550,000 placement agent warrants exercisable at $0.25 per share and 1,550,000 placement agent warrants exercisable at $1.05 per share. All placement agent warrants expire in 2008.

         In addition, we have 58,500 warrants outstanding exercisable at $0.10 per share, which expire in 2008. We have 605,000 warrants outstanding exercisable at $0.20 per share, which expire in 2006. We have 1,441,500 warrants outstanding exercisable at $0.25 per share, of which 1,350,000 expire in 2005 and 91,500 expire in 2008. We have 300,000 warrants outstanding exercisable at $0.50 per share, which expire in 2006. We have 605,000 warrants outstanding exercisable at $0.20 per share, which expire in 2006.

CONVERTIBLE SECURITIES

         Not including approximately 105,098,435 shares of common stock issuable upon exercise of outstanding options and warrants, approximately 45,394,058 shares of common stock are issuable, based on current market prices, upon conversion of outstanding secured convertible notes issued pursuant to the Securities Purchase Agreement dated September 23, 2004, approximately 75,000,000 shares of common stock are issuable, based on current market prices, upon conversion of outstanding secured convertible notes issued pursuant to the Securities Purchase Agreement dated April 22, 2005, approximately 40,000,000 shares of common stock are issuable, based on current market prices, upon conversion of outstanding secured convertible notes issued pursuant to the Securities Purchase Agreement dated October 24, 2005, approximately 38,888,889 shares of common stock are issuable, based on current market prices, upon conversion of outstanding secured convertible notes issued pursuant to the Securities Purchase Agreement dated December 28, 2005, approximately 27,777,778 shares of common stock are issuable, based on current market prices, upon conversion of outstanding secured convertible notes issued pursuant to the Securities Purchase Agreement dated March 27, 2006, and approximately 25,000,000 shares of common stock are issuable, based on current market prices, upon conversion of outstanding secured convertible notes issued pursuant to the Securities Purchase Agreement dated July 27, 2006.

SEPTEMBER 2004 SECURITIES PURCHASE AGREEMENT

         To obtain funding for our ongoing operations, we entered into a Securities Purchase Agreement with four accredited investors on September 23, 2004 for the sale of (i) $1,500,000 in secured convertible notes, and (ii) warrants to purchase 2,250,000 shares of our common stock.

         The investors provided us with an aggregate of $1,500,000 as follows:

            o     $500,000 was disbursed on September 23, 2004;

            o     $500,000 was disbursed on October 20, 2004; and

            o     $500,000 was disbursed on November 18, 2004.

         The notes bear interest at 10%, mature two years from the date of issuance, and are convertible into our common stock, at the investors' option, at the lower of:

            o     $0.72; or
            o 50% of the average of the three lowest intraday trading prices for the common stock on the Over-The-Counter Bulletin Board for the 20 trading days before but not including the conversion date.

         We have a call option under the terms of the secured convertible notes. The call option provides us with the right to prepay all of the outstanding secured convertible notes at any time, provided we are not in default and our stock is trading at or below $.60 per share. Prepayment of the notes is to be made in cash equal to 150% of the outstanding principal and accrued interest.

         Our right to repay the notes is exercisable on not less than ten trading days prior written notice to the holders of the secured convertible notes. For notice purposes, a trading day is any day on which our common stock is traded for any period on the OTC Bulletin Board. Notwithstanding the notice of prepayment, the holders of the secured convertible notes have the right at all times to convert all or any portion of the secured convertible notes prior to payment of the prepayment amount.

         The full principal amount of the secured convertible notes are due upon default under the terms of secured convertible notes. The warrants are exercisable until five years from the date of issuance at a purchase price of $0.50 per share. In addition, we have granted the investors a security interest in substantially all of our assets and intellectual property and registration rights.

APRIL 2005 SECURITIES PURCHASE AGREEMENT

         To obtain funding for our ongoing operations, we entered into a Securities Purchase Agreement with four accredited investors on April 22, 2005 for the sale of (i) $1,500,000 in secured convertible notes, and (ii) warrants to purchase 25,000,000 shares of our common stock.

         The investors provided us with an aggregate of $1,500,000 as follows:

            o     $600,000 was disbursed on April 22, 2005;

            o     $500,000 was disbursed on May 24, 2005; and

            o     $400,000 was disbursed on July 19, 2005.

         The notes bear interest at 10%, mature three years from the date of issuance, and are convertible into our common stock, at the investors' option, at the lower of:

            o     $0.03; or
            o 50% of the average of the three lowest intraday trading prices for the common stock on the Over-The-Counter Bulletin Board for the 20 trading days before but not including the conversion date.

         We have a call option under the terms of the secured convertible notes. The call option provides us with the right to prepay all of the outstanding secured convertible notes at any time, provided we are not in default and our stock is trading at or below $.03 per share. Prepayment of the notes is to be made in cash equal to either (i) 125% of the outstanding principal and accrued interest for prepayments occurring within 30 days following the issue date of the secured convertible notes; (ii) 135% of the outstanding principal and accrued interest for prepayments occurring between 31 and 60 days following the issue date of the secured convertible notes; and (iii) 150% of the outstanding principal and accrued interest for prepayments occurring after the 60th day following the issue date of the secured convertible notes.

         Our right to repay the notes is exercisable on not less than ten trading days prior written notice to the holders of the secured convertible notes. For notice purposes, a trading day is any day on which our common stock is traded for any period on the OTC Bulletin Board. Notwithstanding the notice of prepayment, the holders of the secured convertible notes have the right at all times to convert all or any portion of the secured convertible notes prior to payment of the prepayment amount.

         We also has a partial call option under the terms of the secured convertible notes in any month in which the current price of our common stock is below $0.03. Under the terms of the partial call option, we have the right to pay the outstanding principal amount of the secured convertible notes plus one-month's interest for that month, which will stay any conversions of the secured convertible notes by the holders for that month. The principal amount of the secured convertible notes to be repaid is determined by dividing the then outstanding principal amount of the notes by the maturity of the notes in months, or 36.

         The full principal amount of the secured convertible notes are due upon default under the terms of secured convertible notes. The warrants are exercisable until five years from the date of issuance at a purchase price of $0.03 per share. In addition, we have granted the investors a security interest in substantially all of our assets and intellectual property and registration rights.

OCTOBER 2005 SECURITIES PURCHASE AGREEMENT

         To obtain funding for our ongoing operations, we entered into a Securities Purchase Agreement with four accredited investors on October 24, 2005 for the sale of (i) $800,000 in secured convertible notes and (ii) warrants to purchase 800,000 shares of our common stock.

         This prospectus relates to the resale of the common stock underlying these secured convertible notes and warrants. The investors purchased all of the secured convertible notes on October 24, 2005.

         The secured convertible notes bear interest at 10%, mature three years from the date of issuance, and are convertible into our common stock, at the investors' option, at the lower of:

            o     $0.06; or
            o 50% of the average of the three lowest intraday trading prices for the common stock on the Over-The-Counter Bulletin Board for the 20 trading days before but not including the conversion date.

         We have a call option under the terms of the secured convertible notes. The call option provides us with the right to prepay all of the outstanding secured convertible notes at any time, provided we are not in default and our stock is trading at or below $.06 per share. Prepayment of the notes is to be made in cash equal to either (i) 125% of the outstanding principal and accrued interest for prepayments occurring within 30 days following the issue date of the secured convertible notes; (ii) 135% of the outstanding principal and accrued interest for prepayments occurring between 31 and 60 days following the issue date of the secured convertible notes; and (iii) 150% of the outstanding principal and accrued interest for prepayments occurring after the 60th day following the issue date of the secured convertible notes.

         Our right to repay the notes is exercisable on not less than ten trading days prior written notice to the holders of the secured convertible notes. For notice purposes, a trading day is any day on which our common stock is traded for any period on the OTC Bulletin Board. Notwithstanding the notice of prepayment, the holders of the secured convertible notes have the right at all times to convert all or any portion of the secured convertible notes prior to payment of the prepayment amount.

         We also has a partial call option under the terms of the secured convertible notes in any month in which the current price of our common stock is below $0.03. Under the terms of the partial call option, we have the right to pay the outstanding principal amount of the secured convertible notes plus one-month's interest for that month, which will stay any conversions of the secured convertible notes by the holders for that month. The principal amount of the secured convertible notes to be repaid is determined by dividing the then outstanding principal amount of the notes by the maturity of the notes in months, or 36.

The full principal amount of the secured convertible notes is due upon default under the terms of secured convertible notes. In addition, we have granted the investors a security interest in substantially all of our assets and intellectual property and registration rights.

DECEMBER 2005 SECURITIES PURCHASE AGREEMENT

         To obtain funding for our ongoing operations, we entered into a Securities Purchase Agreement with four accredited investors on December 28, 2005 for the sale of (i) $700,000 in secured convertible notes and (ii) warrants to purchase 700,000 shares of our common stock.

         This prospectus relates to the resale of the common stock underlying these secured convertible notes and warrants. The investors purchased all of the secured convertible notes on December 28, 2005.

         The secured convertible notes bear interest at 10%, mature three years from the date of issuance, and are convertible into our common stock, at the investors' option, at the lower of:

            o     $0.10; or
            o 45% of the average of the three lowest intraday trading prices for the common stock on the Over-The-Counter Bulletin Board for the 20 trading days before but not including the conversion date.

         We have a call option under the terms of the secured convertible notes. The call option provides us with the right to prepay all of the outstanding secured convertible notes at any time, provided we are not in default and our stock is trading at or below $.10 per share. Prepayment of the notes is to be made in cash equal to either (i) 125% of the outstanding principal and accrued interest for prepayments occurring within 30 days following the issue date of the secured convertible notes; (ii) 135% of the outstanding principal and accrued interest for prepayments occurring between 31 and 60 days following the issue date of the secured convertible notes; and (iii) 150% of the outstanding principal and accrued interest for prepayments occurring after the 60th day following the issue date of the secured convertible notes.

         Our right to repay the notes is exercisable on not less than ten trading days prior written notice to the holders of the secured convertible notes. For notice purposes, a trading day is any day on which our common stock is traded for any period on the OTC Bulletin Board. Notwithstanding the notice of prepayment, the holders of the secured convertible notes have the right at all times to convert all or any portion of the secured convertible notes prior to payment of the prepayment amount.

         We also has a partial call option under the terms of the secured convertible notes in any month in which the current price of our common stock is below $0.10. Under the terms of the partial call option, we have the right to pay the outstanding principal amount of the secured convertible notes plus one-month's interest for that month, which will stay any conversions of the secured convertible notes by the holders for that month. The principal amount of the secured convertible notes to be repaid is determined by dividing the then outstanding principal amount of the notes by the maturity of the notes in months, or 36.

The full principal amount of the secured convertible notes is due upon default under the terms of secured convertible notes. In addition, we have granted the investors a security interest in substantially all of our assets and intellectual property and registration rights.

MARCH 2006 SECURITIES PURCHASE AGREEMENT

         To obtain funding for our ongoing operations, we entered into a Securities Purchase Agreement with four accredited investors on March 27, 2006 for the sale of (i) $500,000 in secured convertible notes and (ii) warrants to purchase 19,000,000 shares of our common stock.

         This prospectus relates to the resale of the common stock underlying these secured convertible notes and warrants. The investors purchased all of the secured convertible notes on March 27, 2006.

         The secured convertible notes bear interest at 8%, mature three years from the date of issuance, and are convertible into our common stock, at the investors' option, at the lower of:

            o     $0.10; or
            o 45% of the average of the three lowest intraday trading prices for the common stock on the Over-The-Counter Bulletin Board for the 20 trading days before but not including the conversion date.

         We have a call option under the terms of the secured convertible notes. The call option provides us with the right to prepay all of the outstanding secured convertible notes at any time, provided we are not in default and our stock is trading at or below $.10 per share. Prepayment of the notes is to be made in cash equal to either (i) 125% of the outstanding principal and accrued interest for prepayments occurring within 30 days following the issue date of the secured convertible notes; (ii) 135% of the outstanding principal and accrued interest for prepayments occurring between 31 and 60 days following the issue date of the secured convertible notes; and (iii) 150% of the outstanding principal and accrued interest for prepayments occurring after the 60th day following the issue date of the secured convertible notes.

         Our right to repay the notes is exercisable on not less than ten trading days prior written notice to the holders of the secured convertible notes. For notice purposes, a trading day is any day on which our common stock is traded for any period on the OTC Bulletin Board. Notwithstanding the notice of prepayment, the holders of the secured convertible notes have the right at all times to convert all or any portion of the secured convertible notes prior to payment of the prepayment amount.

         We also has a partial call option under the terms of the secured convertible notes in any month in which the current price of our common stock is below $0.10. Under the terms of the partial call option, we have the right to pay the outstanding principal amount of the secured convertible notes plus one-month's interest for that month, which will stay any conversions of the secured convertible notes by the holders for that month. The principal amount of the secured convertible notes to be repaid is determined by dividing the then outstanding principal amount of the notes by the maturity of the notes in months, or 36.

The full principal amount of the secured convertible notes is due upon default under the terms of secured convertible notes. In addition, we have granted the investors a security interest in substantially all of our assets and intellectual property and registration rights.

JULY 2006 SECURITIES PURCHASE AGREEMENT

         To obtain funding for our ongoing operations, we entered into a Securities Purchase Agreement with four accredited investors on July 27, 2006 for the sale of (i) $500,000 in secured convertible notes and (ii) warrants to purchase 15,000,000 shares of our common stock.

         This prospectus relates to the resale of the common stock underlying these secured convertible notes and warrants. The investors purchased all of the secured convertible notes on July 27, 2006.

         The secured convertible notes bear interest at 6%, mature three years from the date of issuance, and are convertible into our common stock, at the investors' option, at the lower of:

            o     $0.10; or
            o 50% of the average of the three lowest intraday trading prices for the common stock on the Over-The-Counter Bulletin Board for the 20 trading days before but not including the conversion date.

         We have a call option under the terms of the secured convertible notes. The call option provides us with the right to prepay all of the outstanding secured convertible notes at any time, provided we are not in default and our stock is trading at or below $.10 per share. Prepayment of the notes is to be made in cash equal to either (i) 125% of the outstanding principal and accrued interest for prepayments occurring within 30 days following the issue date of the secured convertible notes; (ii) 135% of the outstanding principal and accrued interest for prepayments occurring between 31 and 60 days following the issue date of the secured convertible notes; and (iii) 150% of the outstanding principal and accrued interest for prepayments occurring after the 60th day following the issue date of the secured convertible notes.

         Our right to repay the notes is exercisable on not less than ten trading days prior written notice to the holders of the secured convertible notes. For notice purposes, a trading day is any day on which our common stock is traded for any period on the OTC Bulletin Board. Notwithstanding the notice of prepayment, the holders of the secured convertible notes have the right at all times to convert all or any portion of the secured convertible notes prior to payment of the prepayment amount.

         We also has a partial call option under the terms of the secured convertible notes in any month in which the current price of our common stock is below $0.10. Under the terms of the partial call option, we have the right to pay the outstanding principal amount of the secured convertible notes plus one-month's interest for that month, which will stay any conversions of the secured convertible notes by the holders for that month. The principal amount of the secured convertible notes to be repaid is determined by dividing the then outstanding principal amount of the notes by the maturity of the notes in months, or 36.

         The full principal amount of the secured convertible notes is due upon default under the terms of secured convertible notes. In addition, we have granted the investors a security interest in substantially all of our assets and intellectual property and registration rights.

                 INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

         Our Articles of Incorporation, as amended, provide to the fullest extent permitted by Nevada law, our directors or officers shall not be personally liable to us or our shareholders for damages for breach of such director's or officer's fiduciary duty. The effect of this provision of our Articles of Incorporation, as amended, is to eliminate our rights and our shareholders (through shareholders' derivative suits on behalf of our company) to recover damages against a director or officer for breach of the fiduciary duty of care as a director or officer (including breaches resulting from negligent or grossly negligent behavior), except under certain situations defined by statute. We believe that the indemnification provisions in our Articles of Incorporation, as amended, are necessary to attract and retain qualified persons as directors and officers.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act" or "Securities Act") may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

                              PLAN OF DISTRIBUTION

         The selling stockholders and any of their respective pledgees, donees, assignees and other successors-in-interest may, from time to time, sell any or all of their shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. The selling stockholders may use any one or more of the following methods when selling shares:

            o ordinary brokerage transactions and transactions in which the broker-dealer solicits the purchaser;
            o block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;
            o purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
            o an exchange distribution in accordance with the rules of the applicable exchange;
            o     privately-negotiated transactions;
            o short sales that are not violations of the laws and regulations of any state or the United States;
            o broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;
            o     through the writing of options on the shares;
            o     a combination of any such methods of sale; and
            o     any other method permitted pursuant to applicable law.

         The selling stockholders may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus. The selling stockholders shall have the sole and absolute discretion not to accept any purchase offer or make any sale of shares if they deem the purchase price to be unsatisfactory at any particular time.

         The selling stockholders may also engage in short sales against the box, puts and calls and other transactions in our securities or derivatives of our securities and may sell or deliver shares in connection with these trades.

         The selling stockholders or their respective pledgees, donees, transferees or other successors in interest, may also sell the shares directly to market makers acting as principals and/or broker-dealers acting as agents for themselves or their customers. Such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the selling stockholders and/or the purchasers of shares for whom such broker-dealers may act as agents or to whom they sell as principal or both, which compensation as to a particular broker-dealer might be in excess of customary commissions. Market makers and block purchasers purchasing the shares will do so for their own account and at their own risk. It is possible that a selling stockholder will attempt to sell shares of common stock in block transactions to market makers or other purchasers at a price per share which may be below the then market price. The selling stockholders cannot assure that all or any of the shares offered in this prospectus will be issued to, or sold by, the selling stockholders. The selling stockholders and any brokers, dealers or agents, upon effecting the sale of any of the shares offered in this prospectus, may be deemed to be "underwriters" as that term is defined under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, or the rules and regulations under such acts. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

         We are required to pay all fees and expenses incident to the registration of the shares, including fees and disbursements of counsel to the selling stockholders, but excluding brokerage commissions or underwriter discounts.

         The selling stockholders, alternatively, may sell all or any part of the shares offered in this prospectus through an underwriter. No selling stockholder has entered into any agreement with a prospective underwriter and there is no assurance that any such agreement will be entered into.

         The selling stockholders may pledge their shares to their brokers under the margin provisions of customer agreements. If a selling stockholder defaults on a margin loan, the broker may, from time to time, offer and sell the pledged shares. The selling stockholders and any other persons participating in the sale or distribution of the shares will be subject to applicable provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations under such act, including, without limitation, Regulation M. These provisions may restrict certain activities of, and limit the timing of purchases and sales of any of the shares by, the selling stockholders or any other such person. In the event that the selling stockholders are deemed affiliated purchasers or distribution participants within the meaning of Regulation M, then the selling stockholders will not be permitted to engage in short sales of common stock. Furthermore, under Regulation M, persons engaged in a distribution of securities are prohibited from simultaneously engaging in market making and certain other activities with respect to such securities for a specified period of time prior to the commencement of such distributions, subject to specified exceptions or exemptions. In regards to short sells, the selling stockholder can only cover its short position with the securities they receive from us upon conversion. In addition, if such short sale is deemed to be a stabilizing activity, then the selling stockholder will not be permitted to engage in a short sale of our common stock. All of these limitations may affect the marketability of the shares.

         We have agreed to indemnify the selling stockholders, or their transferees or assignees, against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribute to payments the selling stockholders or their respective pledgees, donees, transferees or other successors in interest, may be required to make in respect of such liabilities.

         If the selling stockholders notify us that they have a material arrangement with a broker-dealer for the resale of the common stock, then we would be required to amend the registration statement of which this prospectus is a part, and file a prospectus supplement to describe the agreements between the selling stockholders and the broker-dealer.

                                   PENNY STOCK

         The Securities and Exchange Commission has adopted Rule 15g-9 which establishes the definition of a "penny stock," for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require:

            o that a broker or dealer approve a person's account for transactions in penny stocks; and
            o the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

            In order to approve a person's account for transactions in penny stocks, the broker or dealer must

            o obtain financial information and investment experience objectives of the person; and
            o make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

         The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the Commission relating to the penny stock market, which, in highlight form:

            o sets forth the basis on which the broker or dealer made the suitability determination; and
            o that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

         Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

                              SELLING STOCKHOLDERS

         The table below sets forth information concerning the resale of the shares of common stock by the selling stockholders. We will not receive any proceeds from the resale of the common stock by the selling stockholders. We will receive proceeds from the exercise of the warrants unless the selling stockholders exercise the warrants on a cashless basis, which can be done at any time if the shares of common stock underlying the warrants are not then registered pursuant to an effective registration statement. Assuming all the shares registered below are sold by the selling stockholders, none of the selling stockholders will continue to own any shares of our common stock.

         The following table also sets forth the name of each person who is offering the resale of shares of common stock by this prospectus, the number of shares of common stock beneficially owned by each person, the number of shares of common stock that may be sold in this offering and the number of shares of common stock each person will own after the offering, assuming they sell all of the shares offered.


------------------- ----------------- ------------- ------------- ------------ -------------- ------------ -------------
                                          Total
                      Total Shares of   Percentage                                                           Percentage
                       Common Stock     of Common     Shares of                                 Beneficial   of Common
                       Issuable Upon      Stock,     Common Stock   Beneficial  Percentage of   Ownership   Stock Owned
                       Conversion of     Assuming     Included in   Ownership   Common Stock    After the      After
        Name            Notes              Full       Prospectus    Before the  Owned Before    Offering     Offering
                      and/or Warrants*   Conversion       (1)       Offering**   Offering**        (4)           (4)

------------------- ----------------- ------------- ------------- ------------ -------------- ------------ -------------
AJW Offshore, Ltd.    90,310,800         48.08%       Up to         5,025,161 (2)  4.9%        5,025,161 (2)    4.9%
(3)                                                   161,450,800
                                                      shares of
                                                      common stock
------------------- ----------------- ------------- ------------- ------------ -------------- ------------ -------------
AJW Qualified         54,585,867         35.88%       Up to         5,025,161 (2)  4.9%        5,025,161 (2)    4.9%
Partners, LLC (3)                                     97,332,534
                                                      shares of
                                                      common stock
------------------- ----------------- ------------- ------------- ------------ -------------- ------------ -------------
AJW Partners, LLC     19,762,500         16.85%       Up to         5,025,161 (2)  4.9%        5,025,161 (2)    4.9%
(3)                                                   35,367,500
                                                      shares of
                                                      common stock
------------------- ----------------- ------------- ------------- ------------ -------------- ------------ -------------
New Millennium         2,507,500          2.51%       Up to         5,025,161 (2)  4.9%        5,025,161 (2)    4.9%
Capital Partners                                      4,482,500
II, LLC (3)                                           shares of
                                                      common stock


* This column represents an estimated number based on conversion priceS as of a recent date of September 13, 2006 of $.02 and $.018, divided into the principal amount.

** These columns represent the aggregate maximum number and percentage of shares that the selling stockholders can own at one time (and therefore, offer for resale at any one time) due to their 4.9% limitation.

         The number and percentage of shares beneficially owned is determined in accordance with Rule 13d-3 of the Securities Exchange Act of 1934, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rule, beneficial ownership includes any shares as to which the selling stockholders has sole or shared voting power or investment power and also any shares, which the selling stockholders has the right to acquire within 60 days. The actual number of shares of common stock issuable upon the conversion of the secured convertible notes is subject to adjustment depending on, among other factors, the future market price of the common stock, and could be materially less or more than the number estimated in the table.

 (1) Includes a good faith estimate of the shares issuable upon conversion of the secured convertible notes and exercise of warrants, based on current market prices. Because the number of shares of common stock issuable upon conversion of the secured convertible notes is dependent in part upon the market price of the common stock prior to a conversion, the actual number of shares of common stock that will be issued upon conversion will fluctuate daily and cannot be determined at this time. Under the terms of the secured convertible notes, if the secured convertible notes had actually been converted on September 13, 2006, the conversion prices would have been $.02 and $.018.

(2) The actual number of shares of common stock offered in this prospectus, and included in the registration statement of which this prospectus is a part, includes such additional number of shares of common stock as may be issued or issuable upon conversion of the secured convertible notes and exercise of the related warrants by reason of any stock split, stock dividend or similar transaction involving the common stock, in accordance with Rule 416 under the Securities Act of 1933. However the selling stockholders have contractually agreed to restrict their ability to convert their secured convertible notes or exercise their warrants and receive shares of our common stock such that the number of shares of common stock held by them in the aggregate and their affiliates after such conversion or exercise does not exceed 4.9% of the then issued and outstanding shares of common stock as determined in accordance with
Section 13(d) of the Exchange Act. Accordingly, the number of shares of common stock set forth in the table for the selling stockholders exceeds the number of shares of common stock that the selling stockholders could own beneficially at any given time through their ownership of the secured convertible notes and the warrants. In that regard, the beneficial ownership of the common stock by the selling stockholder set forth in the table is not determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended.

(3) The selling stockholders are affiliates of each other because they are under common control. AJW Partners, LLC is a private investment fund that is owned by its investors and managed by SMS Group, LLC. SMS Group, LLC, of which Mr. Corey
S. Ribotsky is the fund manager, has voting and investment control over the shares listed below owned by AJW Partners, LLC. AJW Offshore, Ltd. is a private investment fund that is owned by its investors and managed by First Street Manager II, LLC. First Street Manager II, LLC, of which Corey S. Ribotsky is the fund manager, has voting and investment control over the shares owned by AJW Offshore, Ltd. AJW Qualified Partners, LLC is a private investment fund that is owned by its investors and managed by AJW Manager, LLC, of which Corey S. Ribotsky and Lloyd A. Groveman are the fund managers, have voting and investment control over the shares listed below owned by AJW Qualified Partners, LLC. New Millennium Capital Partners II, LLC, is a private investment fund that is owned by its investors and managed by First Street Manager II, LLC. First Street Manager II, LLC, of which Corey S. Ribotsky is the fund manager, has voting and investment control over the shares owned by New Millennium Capital Partners II, LLC. We have been notified by the selling stockholders that they are not broker-dealers or affiliates of broker-dealers and that they believe they are not required to be broker-dealers.

(4) Assumes that all securities registered will be sold.

                                  LEGAL MATTERS

         Sichenzia Ross Friedman Ference LLP, New York, New York will issue an opinion with respect to the validity of the shares of common stock being offered hereby.

                                     EXPERTS

         Russell Bedford Stefanou Mirchandani LLP, independent registered public accounting firm, have audited, as set forth in their report thereon appearing elsewhere herein, our financial statements at December 31, 2005 and 2004 and for the years then ended that appear in the prospectus. The financial statements referred to above are included in this prospectus with reliance upon the independent registered public accounting firm's opinion based on their expertise in accounting and auditing.

                              AVAILABLE INFORMATION

         We have filed a registration statement on Form SB-2 under the Securities Act of 1933, as amended, relating to the shares of common stock being offered by this prospectus, and reference is made to such registration statement. This prospectus constitutes the prospectus of Cyberlux Corporation, filed as part of the registration statement, and it does not contain all information in the registration statement, as certain portions have been omitted in accordance with the rules and regulations of the Securities and Exchange Commission.

         We are subject to the informational requirements of the Securities Exchange Act of 1934 which requires us to file reports, proxy statements and other information with the Securities and Exchange Commission. Such reports, proxy statements and other information may be inspected at public reference facilities of the SEC at 100 F Street, N.E., Washington D.C. 20549. Copies of such material can be obtained from the Public Reference Section of the SEC at 100 F Street, N.E., Washington, D.C. 20549 at prescribed rates. Because we file documents electronically with the SEC, you may also obtain this information by visiting the SEC's Internet website at http://www.sec.gov.

                          INDEX TO FINANCIAL STATEMENTS

                              CYBERLUX CORPORATION
                          INDEX TO FINANCIAL STATEMENTS


For the Years Ended December 31, 2005 and December 31, 2004

                                                                         Page
--------------------------------------------------------------------------------
Report of Independent Certified Public Accountants                       F-1
--------------------------------------------------------------------------------
Balance Sheet at December 31, 2005 and 2004                              F-2
--------------------------------------------------------------------------------
Statements of Operations for the Years ended December 31, 2005           F-3
and 2004 and for the Period May 17, 2000 (Date of Inception)
through December 31, 2005
--------------------------------------------------------------------------------
Statement of Deficiency in Stockholders' Equity for the                F-4 - F-8
Period May 17, 2000 (Date of Inception) through December 31,
2005
--------------------------------------------------------------------------------
Statements of Cash Flows for the Years ended December 31,              F-9 - F10
2005 and 2004 and for the Period May 17, 2000 (Date of
Inception) through December 31, 2005
--------------------------------------------------------------------------------
Notes to Financial Statements                                        F-11 - F-28
--------------------------------------------------------------------------------


Condensed Balance Sheets:                                                F-29
June 30, 2006 (Unaudited) and December 31, 2005 (Audited)
--------------------------------------------------------------------------------
Condensed Statements of Losses:                                          F-30
Three and Six Months Ended June 30, 2006 and 2005 (Unaudited)
--------------------------------------------------------------------------------
Condensed Statements of Cash Flows:                                      F-31
Six Months Ended June 30, 2006 and 2005 (Unaudited)
--------------------------------------------------------------------------------
Notes to Unaudited Condensed Financial Statements                    F-32 - F-41
--------------------------------------------------------------------------------

                    RUSSELL BEDFORD STEFANOU MIRCHANDANI LLP
                          CERTIFIED PUBLIC ACCOUNTANTS

         REPORT OF INDEPENDENT REGISTERED CERTIFIED PUBLIC ACCOUNTANTS


To the Board of Directors
Cyberlux Corporation
North Carolina 28370-2010

We have audited the accompanying consolidated balance sheets of Cyberlux Corporation (the "Company"), as of December 31, 2005 and 2004 and the related consolidated statements of losses, deficiency in stockholders' equity, and cash flows for each of the two years ended December 31, 2005. These financial statements are the responsibility of the company's management. Our responsibility is to express an opinion on these financial statements based upon our audits.

We conducted our audits in accordance with standards of the Public Company Accounting Oversight Board (United States of America). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatements. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of the Company as of December 31, 2005 and 2004, and the results of its operations and its cash flows for each of the two years ended December 31, 2005, in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note L to the consolidated financial statements, the Company has suffered recurring losses from operations. This raises substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note L. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

As discussed in the Note N to the financial statements, the Company restated the balance sheets as of December 31, 2004 and 2003 and related statement of operations, cash flow and deficiency in stockholders' equity for the years then ended.


                                    /s/ RUSSELL BEDFORD STEFANOU MIRCHANDANI LLP
                                        ----------------------------------------
                                        Russell Bedford Stefanou Mirchandani LLP
                                        Certified Public Accountants


New York, NY
March 16, 2006

                              CYBERLUX CORPORATION
                                 BALANCE SHEETS

                                                                                                        December 31,
                                                                                                     2005           2004
                                                                                                 ------------    -----------
                                                                                                                (As restated-Note N)
                                                             ASSETS
Current assets:
Cash and cash equivalents                                                                        $    475,656    $   415,375
Accounts receivable, net of allowance for doubtful accounts of $0 (Note A)                              9,424             --
Inventories, net of allowance of $110,821 and $0, respectively (Note A)                               338,097             --
Other current assets                                                                                   42,813         68,404
                                                                                                 ------------    -----------
        Total current assets                                                                          865,991        483,779

Property, plant and equipment, net of accumulated depreciation of $118,105
and $92,335 as of December 31, 2005 and 2004, respectively (Note B)                                    63,133         43,018

Other Assets:
Patents (Note A)                                                                                           --         30,544
                                                                                                 ------------    -----------

                                                                                                 $    929,124    $   557,341
                                                                                                 ============    ===========

                                       LIABILITIES AND DEFICIENCY IN STOCKHOLDERS' EQUITY

Current liabilities:
Accounts payable (Note C)                                                                        $    657,929    $   176,094
Accrued liabilities (Note C)                                                                          782,586        325,969
Short-term notes payable - related parties (Note H)                                                   366,594        399,080
Short-term notes payable (Note D)                                                                     542,783         27,500
                                                                                                 ------------    -----------

        Total current liabilities                                                                   2,349,893        928,643
                                                                                                 ------------    -----------

Long-term liabilities:

Notes payable (Note D)                                                                                351,418         80,822
Derivative liability relating to convertible debentures (Note D)                                    6,809,449      1,490,576
Warrant liability relating to convertible debentures (Note E)                                       3,352,026      1,185,245
                                                                                                 ------------    -----------
        Total long-term liabilities                                                                10,512,893      2,756,643
                                                                                                 ------------    -----------
Total liabilities                                                                                  12,862,786      3,685,286
                                                                                                 ------------    -----------
Commitments and contingencies
Series A  convertible preferred stock,  $0.001 par value, 5,000,000 shares authorized; 59.8606 and 151.8606 shares issued and outstanding as of December 31,
2005 and 2004, respectively (Note F)                                                                  299,303        759,303
                                                                                                 ------------    -----------
DEFICIENCY IN STOCKHOLDERS' EQUITY (Note F)
Series B convertible preferred stock, $0.001 par value, 8,000,000 shares
authorized, 800,000 shares issued and outstanding as of December 31, 2005 and 2004                        800            800
Common stock, $0.001 par value, 300,000,000 shares authorized, 75,608,334 and
23,770,233 shares issued and outstanding as of December 31, 2005 and 2004,
respectively                                                                                           75,607         23,770
Additional paid-in capital                                                                          6,382,570      5,369,466
Accumulated deficit                                                                               (18,691,941)    (9,281,284)
                                                                                                 ------------    -----------
Deficiency in stockholders' equity
                                                                                                  (12,232,964)    (3,887,248)
                                                                                                 ------------    -----------

                                                                                                 $    929,124    $   557,341
                                                                                                 ============    ===========

    The accompanying notes are an integral part of these financial statements

                              CYBERLUX CORPORATION
                            STATEMENTS OF OPERATIONS


                                                                                                     Year ended December 31,
                                                                                                      2005            2004
                                                                                                 -------------    ------------
                                                                                                                (As restated-Note N)
REVENUES:
Net sales                                                                                        $      54,523    $     23,803

Cost of goods sold                                                                                    (235,767)       (160,260)
                                                                                                 -------------    ------------

    Gross (loss)                                                                                      (181,245)       (136,457)
                                                                                                 -------------    ------------

OPERATING EXPENSES:
Depreciation and amortization                                                                           25,769          47,686
Impairment loss (Note A)                                                                                30,544              --
Research and development                                                                               499,618         391,421
General and administrative expenses                                                                  2,355,830       2,925,052
                                                                                                 -------------    ------------
Total operating expenses                                                                             2,911,761       3,364,159
                                                                                                 -------------    ------------

(LOSS) FROM OPERATIONS:                                                                             (3,043,006)     (3,500,616)

Other income (expense)
Unrealized gain (loss) relating to adjustment of derivative and warrant liability
to fair value of underlying securities (Note D & E)                                                 (4,485,654)      7,922,926
Interest income                                                                                            349             282
Interest expense                                                                                    (1,623,781)       (325,840)
Debt acquisition costs                                                                                (208,565)       (193,703)
                                                                                                 -------------    ------------

Net income/(loss) before provision for income taxes
and preferred dividend                                                                              (9,410,657)      3,903,049


Preferred dividend-beneficial conversion discount on convertible preferred-                                           (800,000)

Income taxes (benefit)                                                                                      --              --

NET INCOME (LOSS) AVAILABLE TO COMMON STOCKHOLDERS                                               $  (9,410,657)   $  3,103,049
                                                                                                 =============    ============

Weighted average number of common shares outstanding, basic                                         54,490,102      16,701,174
                                                                                                 =============    ============

Weighted average number of common shares outstanding, fully diluted                                211,355,239      48,201,174
                                                                                                 =============    ============

Net income/(loss) per share - basic (Note J)                                                     $       (0.17)   $       0.19
                                                                                                 =============    ============

Net income/(loss) per share - fully diluted (Note J)                                             $       (0.17)   $       0.06
                                                                                                 =============    ============

Preferred dividend                                                                               $      96,000    $     96,000
                                                                                                 =============    ============

    The accompanying notes are an integral part of these financial statements

                              CYBERLUX CORPORATION
                 STATEMENT OF DEFICIENCY IN STOCKHOLDERS' EQUITY
                 FOR THE YEARS ENDED DECEMBER 31, 2005 AND 2004

                                                      Series B Convertible
                                                           Preferred
                                                  --------------------------                                     Additional
                                                                    Stock         Common       Common Stock       Paid in
                                                    Shares         Amount         Shares          Amount          Capital
                                                  -----------   ------------   ------------    ------------    ------------
Balance as of January 1, 2004-As restated                  --   $         --      8,049,141    $      8,049    $  1,174,096
(Note N)
Preferred stock, Class B, issued in January,
2004 as compensation for management fees at
$1.00 per share                                       800,000            800             --              --         799,200


Collected balance due from stock subscription              --             --             --              --              --

Common stock issued in January, 2004 in
exchange for services rendered at $0.37 per
share                                                      --             --      2,585,000           2,585         953,865

Common stock issued in January, 2004 for
settlement of debt at $0.25 per share                      --             --        110,764             111          27,580

Common stock issued in March, 2004 in
exchange for services rendered at $0.21 per
share                                                      --             --      1,200,000           1,200         250,800


Common stock cancelled with return of
collateral deposit with factor                             --             --       (450,000)           (450)        (89,550)

Sale of common stock in May, 2004 at $0.10
per share                                                  --             --      5,310,000           5,310         525,690



Common stock issued in May, 2004 for
settlement of debt at $0.10 per share                      --             --         50,000              50           4,950

Common stock issued in June, 2004 in
exchange for services rendered at $0.08 per
share                                                      --             --      1,760,000           1,760         129,600


Common stock subscription received                         --             --             --              --              --

Common stock issued in July, 2004 in
exchange for services rendered at $0.40 per
share                                                      --             --        100,000             100          39,900

Common stock issued in July, 2004 as payment
of stock subscription                                      --             --        100,000             100           9,900

Common stock issued in July, 2004 in
connection with conversion of preferred
stock, Class A                                             --             --        200,000             200          19,800

Common stock issued in August, 2004 in
connection with exercise of warrants at
$0.25 per share                                            --             --        701,000             701         174,549


Common stock issued September, 2004 in
connection with exercise of warrants at
$0.25 per share                                            --             --        200,000             200          49,800


Common stock issued in October, 2004 for
services rendered at $0.25 per share                       --             --        690,000             690         171,810

Common stock issued in October, 2004 as
settlement of debt at $0.15 per share                      --             --        140,019             140          20,869

Common stock issued in November, 2004 as
payment towards convertible debentures                     --             --      1,035,221           1,035         107,663

Common stock issued in December, 2004, as
payment towards convertible debentures                     --             --      1,035,221           1,035          35,197

Common stock issued in December, 2004 to
preferred stockholders, class A as
registration rights penalty                                --             --        203,867             204          89,497

Common stock issued in December, 2004 in
connection with conversion of preferred
stock, Class A                                             --             --        750,000             750          74,250

Beneficial conversion feature of convertible
debenture                                                  --             --             --              --         800,000


Net Income                                                 --             --             --              --              --
                                                  -----------   ------------   ------------    ------------    ------------
Balance December 31, 2004:-(as restated-Note N)   $   800,000            800     23,770,233    $     23,770    $  5,369,466

Common stock issued in January, 2005 in
connection with conversion of preferred
stock, Class A                                             --             --      1,675,000           1,675         165,825

Common stock issued in January, 2005 as
payment towards convertible debentures                     --             --      2,070,442           2,070          37,578

Common stock issued in February, 2005 in
connection with conversion of preferred
stock, Class A                                             --             --        250,000             250          24,750

Common stock issued in February, 2005 as
payment towards convertible debentures                     --             --      1,035,221           1,035           8,106

Common stock issued in March, 2005 as
payment towards convertible debentures                     --             --      2,070,442           2,071          22,165


Common stock issued in April, 2005 in
connection with conversion of preferred
stock, Class A                                             --             --        250,000             250          24,750

Common stock issued in April, 2005 for
services rendered at $0.3 per share                        --             --        800,000             800          23,200

Common stock issued in April, 2005 as
payment towards convertible debentures                     --             --      2,070,442           2,070          21,533


Common stock issued in May, 2005 as payment
towards convertible debentures                             --             --     10,535,221          10,535          86,405


Common stock issued in May, 2005 in
connection with conversion of preferred
stock, Class A                                             --             --      1,075,000           1,075         106,425

Common stock issued in June, 2005 in
exchange for services rendered at $0.02 per
share                                                      --             --        250,000             250           4,750

Common stock issued in June, 2005 as payment
towards convertible debentures                             --             --     17,100,000          17,100         128,570

Common stock issued in July, 2005 as payment
towards convertible debentures                             --             --      9,573,000           9,573          71,798

Common stock issued in July, 2005 in
connection with conversion of preferred
stock, Class A                                             --             --        775,000             775          76,725


Common stock issued in August, 2005 in
exchange for services rendered at $0.097 per
share                                                      --             --      1,000,000           1,000          96,000

Common stock issued in September, 2005 in
connection with conversion of preferred
stock, Class A                                             --             --        250,000             250          24,750

Common stock issued in October, 2005 in
exchange for services rendered at $0.07 per
share                                                      --             --        400,000             400          27,600

Common stock issued in October, 2005 in
connection with conversion of preferred
stock, Class A                                             --             --        125,000             125          12,375


Common stock issued in November, 2005 in
connection with conversion of preferred
stock, Class A                                             --             --        200,000             200          19,800

Common stock issued in December, 2005 in
exchange for services rendered at $0.091 per
share                                                                               333,333             333          30,000


Net loss                                                                                 --              --              --

                                                  -----------   ------------   ------------    ------------    ------------
BALANCE AS OF DECEMBER 31, 2005                       800,000   $        800     75,608,334    $     75,607    $  6,382,570
                                                  ===========   ============   ============    ============    ============
                                                                                      Total
                                                      Stock                      (Deficiency in)
                                                  Subscription     Accumulated    Stockholders'
                                                   Receivable        Deficit         Equity
                                                  ------------    ------------   --------------
Balance as of January 1, 2004-As restated         $   (276,186)   $(12,384,333)   $(11,478,374)
(Note N)
Preferred stock, Class B, issued in January,
2004 as compensation for management fees at
$1.00 per share                                             --              --         800,000


Collected balance due from stock subscription          276,186              --         276,186

Common stock issued in January, 2004 in
exchange for services rendered at $0.37 per
share                                                       --              --         956,450

Common stock issued in January, 2004 for
settlement of debt at $0.25 per share                       --              --          27,691

Common stock issued in March, 2004 in
exchange for services rendered at $0.21 per
share                                                       --              --         252,000


Common stock cancelled with return of
collateral deposit with factor                              --              --         (90,000)

Sale of common stock in May, 2004 at $0.10
per share                                                   --              --         531,000



Common stock issued in May, 2004 for
settlement of debt at $0.10 per share                       --              --           5,000

Common stock issued in June, 2004 in
exchange for services rendered at $0.08 per
share                                                       --              --         131,360


Common stock subscription received                      22,500              --          22,500

Common stock issued in July, 2004 in
exchange for services rendered at $0.40 per
share                                                       --              --          40,000

Common stock issued in July, 2004 as payment
of stock subscription                                  (10,000)             --              --

Common stock issued in July, 2004 in
connection with conversion of preferred
stock, Class A                                              --              --          20,000

Common stock issued in August, 2004 in
connection with exercise of warrants at
$0.25 per share                                        (12,500)             --         162,750


Common stock issued September, 2004 in
connection with exercise of warrants at
$0.25 per share                                             --              --          50,000


Common stock issued in October, 2004 for
services rendered at $0.25 per share                        --              --         172,500

Common stock issued in October, 2004 as
settlement of debt at $0.15 per share                       --              --          21,009

Common stock issued in November, 2004 as
payment towards convertible debentures                      --              --         108,698

Common stock issued in December, 2004, as
payment towards convertible debentures                      --              --          36,232

Common stock issued in December, 2004 to
preferred stockholders, class A as
registration rights penalty                                 --              --          89,701

Common stock issued in December, 2004 in
connection with conversion of preferred
stock, Class A                                              --              --          75,000

Beneficial conversion feature of convertible
debenture                                                   --              --         800,000


Net Income                                                  --       3,103,049       3,103,049
                                                  ------------    ------------    ------------
Balance December 31, 2004:-(as restated-Note N)   $         --    $ (9,281,284)   $ (3,887,248)

Common stock issued in January, 2005 in
connection with conversion of preferred
stock, Class A                                              --              --         167,500

Common stock issued in January, 2005 as
payment towards convertible debentures                      --              --          39,648

Common stock issued in February, 2005 in
connection with conversion of preferred
stock, Class A                                              --              --          25,000

Common stock issued in February, 2005 as
payment towards convertible debentures                      --              --           9,141

Common stock issued in March, 2005 as
payment towards convertible debentures                      --              --          24,236


Common stock issued in April, 2005 in
connection with conversion of preferred
stock, Class A                                              --              --          25,000

Common stock issued in April, 2005 for
services rendered at $0.3 per share                         --              --          24,000

Common stock issued in April, 2005 as
payment towards convertible debentures                      --              --          23,603


Common stock issued in May, 2005 as payment
towards convertible debentures                              --              --          96,940


Common stock issued in May, 2005 in
connection with conversion of preferred
stock, Class A                                              --              --         107,500

Common stock issued in June, 2005 in
exchange for services rendered at $0.02 per
share                                                       --              --           5,000

Common stock issued in June, 2005 as payment
towards convertible debentures                              --              --         145,670

Common stock issued in July, 2005 as payment
towards convertible debentures                              --              --          81,371

Common stock issued in July, 2005 in
connection with conversion of preferred
stock, Class A                                              --              --          77,500


Common stock issued in August, 2005 in
exchange for services rendered at $0.097 per
share                                                       --              --          97,000

Common stock issued in September, 2005 in
connection with conversion of preferred
stock, Class A                                              --              --          25,000

Common stock issued in October, 2005 in
exchange for services rendered at $0.07 per
share                                                       --              --          28,000

Common stock issued in October, 2005 in
connection with conversion of preferred
stock, Class A                                              --              --          12,500


Common stock issued in November, 2005 in
connection with conversion of preferred
stock, Class A                                              --              --          20,000

Common stock issued in December, 2005 in
exchange for services rendered at $0.091 per
share                                                                                   30,333


Net loss                                                    --      (9,410,657)     (9,410,657)

                                                  ------------    ------------    ------------
BALANCE AS OF DECEMBER 31, 2005                   $         --    $(18,691,941)   $(12,232,964)
                                                  ============    ============    ============

    The accompanying notes are an integral part of these financial statements

                              CYBERLUX CORPORATION
                            STATEMENTS OF CASH FLOWS


                                                                                       For the Year Ended
                                                                                      2005            2004
                                                                                   -----------    -----------
                                                                                                  (As restated-Note N)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss) available to common stockholders                                 $(9,410,657)   $ 3,103,049
Adjustments to net income (loss) to net cash used on operating activities:
Depreciation and amortization                                                           25,769         47,686
Unrealized (gain)/loss related to the adjustment of derivative and warranty
liability to fair value of underlying securities                                     4,485,654     (7,922,926)
Impairment of patent costs                                                              30,544
Preferred dividend-beneficial conversion feature                                       800,000
Common stock options issued in connection with services rendered                            --             --
Common stock issued for previously incurred debt                                            --        288,326
Common stock  issued as payment in settlement of debt                                  420,608        144,931
Common stock issued (canceled) for factoring deposit                                        --        (90,000)
Common stock issued in connection with services rendered                               184,333      1,552,307
Preferred stock issued as payment for accrued management fees                               --        723,670
Preferred stock issued for previously incurred debt                                         --         76,330
Warrants issued in connection with services rendered                                        --             --
Accretion of convertible notes payable                                                 785,879         80,822
(Increase) decrease in:
Deposits                                                                                    --        236,000
Accounts receivable                                                                     (9,424)            --
Inventories                                                                           (338,097)            --
Prepaid expenses                                                                        25,590        (68,404)
Other assets                                                                                --        (30,544)
Increase (decrease) in:
Accrued interest                                                                       307,433             --
Accrued liabilities                                                                    347,115        389,781
Management fee payable-related party                                                        --       (996,508)
Other accounts payable                                                                 481,836       (120,293)
                                                                                   -----------    -----------
     Net cash (used in) operating activities                                        (2,663,417)    (1,785,773)
                                                                                   -----------    -----------
CASH FLOWS FROM INVESTING ACTIVITIES
Acquisition of fixed assets                                                            (45,884)       (21,859)
                                                                                   -----------    -----------
     Net cash (used in) investing activities                                           (45,884)       (21,859)
                                                                                   -----------    -----------
CASH FLOWS FROM FINANCING ACTIVITIES
Payments of short-term notes payable, net                                                   --       (292,500)
(Payments of ) proceeds from short-term notes payable-shareholders, net                (32,485)       191,235
Proceeds from issuance of convertible notes payable                                  2,802,067      1,186,281
Proceeds from issuance of preferred stock                                                   --         79,308
Proceeds from issuance of commons stock subscription                                        --        276,186
Proceeds from issuance of common stock                                                      --        766,250
                                                                                   -----------    -----------
     Net cash provided by financing activities                                       2,769,582      2,206,760
                                                                                   -----------    -----------
Net increase in cash and cash equivalents                                               60,281        399,128
Cash and cash equivalents at beginning of period                                       415,375         16,247
                                                                                   -----------    -----------
Cash and cash equivalents at end of period                                         $   475,656    $   415,375
                                                                                   ===========    ===========
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
Cash paid during the period for interest                                           $    87,044    $    75,103
Cash paid during the period for taxes                                                       --             --

NON CASH INVESTING AND FINANCING ACTIVITIES:
Unrealized (gain)/loss related to the adjustment of derivative and warranty
liability to fair value of underlying securities                                     4,485,654     (7,922,926)
Common stock options issued in connection with services rendered                            --             --
Common stock issued in connection with services rendered                               184,333      1,552,307
Common stock issued for previously incurred debt                                            --        288,326
Common stock issued in settlement of debt                                              420,608        144,931
Common stock issued (canceled) for factoring deposit                                        --        (90,000)
Convertible preferred shares issued for accrued management fees                             --        723,670
Convertible preferred shares issued for note payable and accrued interest                   --         76,330
Warrants issued in connection with financing                                           757,366             --
Warrants issued to consultants for services                                             14,160        349,173


    The accompanying notes are an integral part of these financial statements

                              CYBERLUX CORPORATION
                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 2005 AND 2004

NOTE A-SUMMARY OF ACCOUNTING POLICIES

GENERAL

A summary of the significant accounting policies applied in the preparation of the accompanying financial statements follows.

BUSINESS AND BASIS OF PRESENTATION

Cyberlux Corporation (the "Company") is incorporated on May 17, 2000 under the laws of the State of Nevada. Untill December 31, 2004, the Company was a development state enterprise as defined under Statement on Financial Accounting Standards No.7, Development Stage Enterprises ("SFAS No.7"). The Company
develops, manufactures and markets long-term portable lighting products for commercial and industrial users. While the Company has generated revenues from its sale of products, the Company has incurred expenses, and sustained losses. Consequently, its operations are subject to all risks inherent in the establishment of a new business enterprise. As of December 31, 2005, the Company has accumulated losses of $18,691,941.

REVENUE RECOGNITION

Revenues are recognized in the period that services are provided. For revenue from product sales, the Company recognizes revenue in accordance with Staff Accounting Bulletin No. 104, REVENUE RECOGNITION ("SAB104"), which superseded Staff Accounting Bulletin No. 101, REVENUE RECOGNITION IN FINANCIAL STATEMENTS ("SAB101"). SAB 101 requires that four basic criteria must be met before revenue can be recognized: (1) persuasive evidence of an arrangement exists; (2) delivery has occurred; (3) the selling price is fixed and determinable; and (4) collectibility is reasonably assured. Determination of criteria (3) and (4) are based on management's judgments regarding the fixed nature of the selling prices of the products delivered and the collectibility of those amounts. Provisions for discounts and rebates to customers, estimated returns and allowances, and other adjustments are provided for in the same period the related sales are recorded. The Company defers any revenue for which the product has not been delivered or is subject to refund until such time that the Company and the customer jointly determine that the product has been delivered or no refund will be required. At December 31, 2005 and 2004, the Company did not have any defer revenue.

SAB 104 incorporates Emerging Issues Task Force 00-21 ("EITF 00-21"), MULTIPLE DELIVERABLE REVENUE ARRANGEMENTS. EITF 00-21 addresses accounting for arrangements that may involve the delivery or performance of multiple products, services and/or rights to use assets. The effect of implementing EITF 00-21 on the Company's financial position and results of operations was not significant.

ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

CASH AND CASH EQUIVALENTS

For purposes of the Statements of Cash Flows, the Company considers all highly liquid debt instruments purchased with a maturity date of three months or less to be cash equivalents.

FOREIGN CURRENCY TRANSLATION

The Company translates the foreign currency financial statements in accordance with the requirements of Statement of Financial Accounting Standards No. 52, "Foreign Currency Translation." Assets and liabilities are translated at current exchange rates, and related revenue and expenses are translated at average exchange rates in effect during the period. Resulting translation adjustments are recorded as a separate component in stockholders' equity. Foreign currency translation gains and losses are included in the statement of operations.

INVENTORIES

Inventories are stated at the lower of cost or market determined by the average cost method. The Company provides inventory allowances based on estimates of obsolete inventories. Inventories consist of products available for sale to distributors and customers as well as raw material.

                              CYBERLUX CORPORATION
                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 2005 AND 2004

NOTE A-SUMMARY OF ACCOUNTING POLICIES (CONTINUED)

Components of inventories as of December 31, 2005 and 2004 are as follows:


                                             2005        2004
                                          ---------    -------
Component parts                           $ 223,299    $    --
Finished goods                              225,619         --
                                            -------
                                            448,918         --
Less:  allowance for obsolete inventory    (110,821)       (--)
                                          ---------    -------
                                          $ 338,097    $    --
                                          =========    =======


PROPERTY AND EQUIPMENT

Property and equipment are stated at cost. When retired or otherwise disposed, the related carrying value and accumulated depreciation are removed from the respective accounts and the net difference less any amount realized from disposition, is reflected in earnings. For financial statement purposes, property and equipment are recorded at cost and depreciated using the straight-line method over their estimated useful lives as follows:

Furniture and fixtures       7 years
Office equipment             3 to 5 years
Manufacturing equipment      3   years

ADVERTISING COSTS

The Company expenses all costs of marketing and advertising as incurred. Marketing and advertising costs totaled $276,714 and $100,132 for the year ended December 31, 2005 and 2004, respectively.

RESEARCH AND DEVELOPMENT

The Company accounts for research and development costs in accordance with the Financial Accounting Standards Board's Statement of Financial Accounting Standards No. 2 ("SFAS 2"), "Accounting for Research and Development Costs". Under SFAS 2, all research and development costs must be charged to expense as incurred. Accordingly, internal research and development costs are expensed as incurred. Third-party research and developments costs are expensed when the contracted work has been performed or as milestone results have been achieved. Company-sponsored research and development costs related to both present and future products are expensed in the period incurred. The Company expenditures were $499,618 and $391,421 on research and product development for the year ended December 31, 2005 and 2004, respectively.

RECLASSIFICATION

Certain reclassifications have been made to prior periods' data to conform to the current presentation. These reclassifications had no effect on reported losses.

IMPAIRMENT OF LONG LIVED ASSETS

The Company has adopted Statement of Financial Accounting Standards No. 144 (SFAS 144 ). The Statement requires that long-lived assets and certain identifiable intangibles held and used by the Company be reviewed for impairment whenever events or changes ill circumstances indicate that the carrying amount of an asset may not be recoverable. Events relating to recoverability may include significant unfavorable changes in business conditions, recurring losses, or a forecasted inability to achieve break-even operating results over an extended period. The Company evaluates the recoverability of long-lived assets based upon forecasted undercounted cash flows. Should impairment in value be indicated, the carrying value of intangible assets will be adjusted, based on estimates of future discounted cash flows resulting from the use and ultimate disposition of the asset. SF AS No. 144 also requires assets to be disposed of be reported at the lower of the carrying amount or the fair value less costs to sell.

                              CYBERLUX CORPORATION
                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 2005 AND 2004

NOTE A-SUMMARY OF ACCOUNTING POLICIES (CONTINUED)

FAIR VALUE OF FINANCIAL INSTRUMENTS

Fair value estimates discussed herein are based upon certain market assumptions and pertinent information available to management as of December 31, 2005and 2004. The respective carrying value of certain on-balance-sheet financial instruments approximated their fair values. These financial instruments include cash and accounts payable. Fair values were assumed to approximate carrying values for cash and payables because they are short term in nature and their carrying amounts approximate fair values or they are payable on demand.

CONCENTRATIONS OF CREDIT RISK

Financial instruments and related items which potentially subject the Company to concentrations of credit risk consist primarily of cash, cash equivalents and trade receivables. The Company places its cash and temporary cash investments with credit quality institutions. At times, such investments may be in excess of the FDIC insurance limit. The Company periodically reviews its trade receivables in determining its allowance for doubtful accounts. At December 31, 2005 and 2004, allowance for doubtful receivable was $0.

STOCK-BASED COMPENSATION:

In December 2002, the FASB issued SFAS No. 148, "Accounting for Stock-Based Compensation-Transition and Disclosure-an amendment of SFAS 123." This statement amends SFAS No. 123, "Accounting for Stock-Based Compensation," to provide alternative methods of transition for a voluntary charge to the fair value based method of accounting for stock-based employee compensation. In addition, this statement amends the disclosure requirements of SFAS No. 123 to require prominent disclosures in both armua1 and interim financial statements about the method of accounting for stock-based employee compensation and the effect of the method used on reported results. The Company has chosen to continue to account for stock-based compensation using the intrinsic value method prescribed in APB Opinion No.25 and related interpretations. Accordingly, compensation expense for stock options is measured as the excess, if any, of the fair market value of the Company's stock at the date of the grant over the exercise price of the related option. The Company has adopted the annual disclosure provisions of SFAS No.148 in its financial reports for the year ended December 31, 2002 and subsequent years.

Had compensation costs for the Company's stock options been determined based on the fair value at the grant dates for the awards, the Company's net loss and losses per share would have been as follows (transactions involving stock options issued to employees and Black-Scholes model assumptions are presented in Note F):


                                                                     For the year ended December 31,
                                                                           2005             2004
                                                                      --------------    -----------
Net (loss) income - as reported                                       $   (9,410,657)   $ 3,103,049
Add:  Total  stock  based  employee compensation expense  as
reported under intrinsic value method (APB. No. 25)                               --        105,000
Deduct:  Total  stock  based  employee  compensation  expense as
reported under fair value based method (SFAS No. 123)                       (830,400)      (658,800)
                                                                      --------------    -----------


Net (loss) income - Pro Forma                                         $  (10,241,057)   $ 2,549,249
Net (loss)  income  attributable  to common  stockholders  - Pro
forma                                                                 $  (10,241,057)   $ 2,549,249
(Loss) Income per share - as reported - basic (Note J)                $        (0.17)   $      0.19
(Loss) Income per share - as reported - diluted (Note J)              $        (0.17)   $      0.06
(Loss) Income per share - proforma - basic                            $        (0.19)   $      0.15
(Loss) Income per share - proforma - diluted                          $        (0.19)   $      0.05


On December 16, 2004, the Financial Accounting Standards Board (FASB) issued FASB Statement No. 123R (revised 2004), "Share-Based Payment" which is a revision of FASB Statement No. 123, "Accounting for Stock-Based Compensation". Statement 123R supersedes APB opinion No. 25, "Accounting for Stock Issued to Employees", and amends FASB Statement No. 95, "Statement of Cash Flows". Generally, the approach in Statement 123R is similar to the approach described in Statement 123. However, Statement 123R requires all share-based payments to employees, including grants of employee stock options, to be recognized in the income statement based on their fair values. Pro-forma disclosure is no longer an alternative. On April 14, 2005, the SEC amended the effective date of the provisions of this statement. The effect of this amendment by the SEC is that the Company will have to comply with Statement 123R and use the Fair Value based method of accounting no later than the first quarter of 2006.

                              CYBERLUX CORPORATION
                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 2005 AND 2004

NOTE A-SUMMARY OF ACCOUNTING POLICIES (CONTINUED)

SEGMENT REPORTING

The Company follows Statement of Financial Accounting Standards No.130, Disclosures About Segments of an Enterprise and Related Information. The Company operates as a single segment and will evaluate additional segment disclosure requirements as it expands its operations.

INCOME TAXES

The Company follows Statement of Financial Accounting Standard No.109, Accounting for Income Taxes (SFAS No.109) for recording the provision for income taxes. Deferred tax assets and liabilities are computed based upon the difference between the financial statement and income tax basis of assets and liabilities using the enacted marginal tax rate applicable when the related asset or liability is expected to be realized or settled. Deferred income tax expenses or benefits are based on the changes in the asset or liability during each period. If available evidence suggests that it is more likely than not that some portion or all of the deferred tax assets will not be realized, a valuation allowance is required to reduce the deferred tax assets to the amount that is more likely than not to be realized. Future changes in such valuation allowance are included in the provision for deferred income taxes in the period of change. Deferred income taxes may arise from temporary differences resulting from income and expense items reported for financial accounting and tax purposes in different periods. Deferred taxes are classified as current or non-current, depending on the classification of assets and liabilities to which they relate. Deferred taxes arising from temporary differences that are not related to an asset or liability are classified as current or non-current depending on the periods in which the temporary differences are expected to reverse

PATENTS

During the year ended December 31, 2005, the Company management preformed an evaluation of its intangble assets (Patents) for purposes of determining the implied fair value of the assets at December 31, 2005. The test indicated that the recorded remaining book value of its patens exceeded its fair value, as determined by discounted cash flows. As a result, upon completion of the assessment, management recorded a non-cash impairment charge of $30,544, net of tax, or $0.00 per share during the year ended December 31, 2005 to reduce the carrying value of the patents to $ 0. Considerable management judgement is necessary to estimate the fair value. Accordingly, actual results could vary significantly from management's estimates.

RECENT PRONOUNCEMENTS

In March 2005, the FASB issued FASB Interpretation (FIN) No. 47, "Accounting for Conditional Asset Retirement Obligations, an interpretation of FASB Statement No. 143," which requires an entity to recognize a liability for the fair value of a conditional asset retirement obligation when incurred if the liability's fair value can be reasonably estimated. The Company is required to adopt the provisions of FIN 47 no later than the first quarter of fiscal 2006. The Company does not expect the adoption of this Interpretation to have a material impact on its consolidated financial position, results of operations or cash flows.

In May 2005 the FASB issued Statement of Financial Accounting Standards (SFAS) No. 154, "Accounting Changes and Error Corrections, a replacement of APB Opinion No. 20 and FASB Statement No. 3." SFAS 154 requires retrospective application to prior periods' financial statements for changes in accounting principle, unless it is impracticable to determine either the period-specific effects or the cumulative effect of the change. SFAS 154 also requires that retrospective application of a change in accounting principle be limited to the direct effects of the change. Indirect effects of a change in accounting principle, such as a change in non-discretionary profit-sharing payments resulting from an accounting change, should be recognized in the period of the accounting change. SFAS 154 also requires that a change in depreciation, amortization, or depletion method for long-lived, non-financial assets be accounted for as a change in accounting estimate effected by a change in accounting principle. SFAS 154 is effective for accounting changes and corrections of errors made in fiscal years beginning after December 15, 2005. Early adoption is permitted for accounting changes and corrections of errors made in fiscal years beginning after the date this Statement is issued. The Company does not expect the adoption of this SFAS to have a material impact on its consolidated financial position, results of operations or cash flows.

                              CYBERLUX CORPORATION
                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 2005 AND 2004

NOTE A-SUMMARY OF ACCOUNTING POLICIES (CONTINUED)

RECENT PRONOUNCEMENTS (CONTINUED)

On February 16, 2006 the Financial Accounting Standards Board (FASB) issued SFAS 155, "Accounting for Certain Hybrid Instruments," which amends SFAS 133, "Accounting for Derivative Instruments and Hedging Activities," and SFAS 140, "Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities." SFAS 155 allows financial instruments that have embedded derivatives to be accounted for as a whole (eliminating the need to bifurcate the derivative from its host) if the holder elects to account for the whole instrument on a fair value basis. SFAS 155 also clarifies and amends certain other provisions of SFAS 133 and SFAS 140. This statement is effective for all financial instruments acquired or issued in fiscal years beginning after September 15, 2006. The Company does not expect its adoption of this new standard to have a material impact on its financial position, results of operations or cash flows.

NOTE B - PROPERTY, PLANT, AND EQUIPMENT

Property, plant and equipment at December 31, 2005 and 2004 are as follows:


                                          2005         2004
                                         -------     -------
Furniture and fixtures                   $43,974     $17,404
Office and computer equipment             33,884      14,569
Manufacturing equipment                  103,380     103,380
                                         -------     -------
                                         181,238     135,353
Less: accumulated depreciation          (118,105)    (92,335)
                                         $63,133     $43,018
                                         =======     =======

During the years ended December 31, 2005 and 2004, depreciation expense charged to operations was $25,769 and $47,686, respectively.

NOTE C - ACCOUNTS PAYABLE AND ACCRUED LIABILITIES

Accounts payable and accrued liabilities at December 31, 2005 and 2004 are as follows:


                                                                2005              2004
   Accounts payable                                         $657,929         $ 176,094
   Accrued interest                                          389,569            82,136
   Accrued payroll and payroll taxes                          22,642             3,185
   Other accrued liabilities                                 370,375           240,648
                                                         -----------         ----------
   Total                                                 $ 1,440,515         $ 502,063


                              CYBERLUX CORPORATION
                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 2005 AND 2004

NOTE D-NOTES PAYABLE AND CONVERTIBLE DEBENTURES

Notes payable at December 31, 2005 and 2004 are as follows:

                                                                                             2005         2004
                                                                                         --------      -------
10% convertible  note payable,  unsecured and due September,  2003;  accrued and unpaid  interest  due at  maturity;  Note holder has the option to convert  note principal  together  with accrued and unpaid  interest to the  Company's  common stock at a rate of $0.50 per  share.  The  Company is in  violation  of the loan covenants
                                                                                          $2 ,500       $2,500

10% convertible notes payable, unsecured and due March, 2003; accrued and unpaid interest  due at  maturity;  Note  holder has the option to convert  unpaid note principal  together  with accrued and unpaid  interest to the  Company's  common stock at a rate of $0.50 per  share.  The  Company is in  violation  of the loan covenants.
                                                                                           25,000       25,000

10% convertible debenture, due two years from the date of the note with interest payable  quarterly during the life of the note. The note is convertible into the
Company's  common stock at the lower of a) $0.72 or b) 50% of the average of the three lowest intraday  trading prices for the common stock on a principal market for twenty days before, but not including,  conversion date. The Company granted the note holder a security interest in substantially all of the Company's assets and intellectual  property and registration  rights. The Company is in violation
of the loan covenants (see below)                                                         515,283       80,822

10% convertible  debenture,  due three years from date of the note with interest payable  quarterly during the life of the note. The note is convertible into the
Company's  common stock at the lower of a) $0.03 or b) 50% of the average of the three lowest intraday  trading prices for the common stock on a principal market for twenty days before, but not including,  conversion date. The Company granted the note holder a security interest in substantially all of the Company's assets and intellectual  property and registration  rights. The Company is in violation
of the loan covenants (see below)                                                         299,820           --

10% convertible  debenture,  due three years from date of the note with interest payable  quarterly during the life of the note. The note is convertible into the
Company's  common  stock at the lower of a) $0.6 or b) 50% of the average of the three lowest intraday  trading prices for the common stock on a principal market for twenty days before, but not including,  conversion date. The Company granted the note holder a security interest in substantially all of the Company's assets and intellectual  property and registration  rights. The Company is in violation
of the loan covenents (see below)                                                          49,680           --


8%  convertible  debenture,  due three years from date of the note with interest payable  quarterly during the life of the note. The note is convertible into the
Company's  common stock at the lower of a) $0.10 or b) 35% of the average of the three lowest intraday  trading prices for the common stock on a principal market for twenty days before, but not including,  conversion date. The Company granted the note holder a security interest in substantially all of the Company's assets
and intellectual property and registration rights (see below)                               1,918           --
                                                                                         --------      -------
                                                                                          894,201      108,322
Less: current maturities                                                                 (542,783)     (27,500)
                                                                                         --------      -------
Notes payable and convertible debentures-long term portion                               $351,418      $80,822
                                                                                         ========      =======


                              CYBERLUX CORPORATION
                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 2005 AND 2004

NOTE D-NOTES PAYABLE AND CONVERTIBLE DEBENTURES (CONTINUED)

The Company entered into a Securities Purchase Agreement with four accredited investors on September 23, 2004 for the issuance of an aggregate of $1,500,000 of convertible notes ("Convertible Notes") and attached to the Convertible Notes were warrants to purchase 2,250,000 shares of the Company's common stock. The Convertible Notes accrue interest at 10% per annum, payable quarterly, and are due two years from the date of the note. The note holder has the option to convert any unpaid note principal to the Company's common stock at a rate of the lower of a) $0.72 or b) 50% of the average of the three lowest intraday trading prices for the common stock on a principal market for the 20 trading days before, but not including, conversion date.

As of December 31, 2005, the Company issued to investors of the Convertible Notes a total amount of $1,500,000 in exchange for net proceeds of $1,186,281. The proceeds that the Company received were net of prepaid interest of $50,000 and related fees and costs of $263,719.

This transaction, to the extent that it is to be satisfied with common stock of the Company would normally be included as equity obligations. However, in the instant case, due to the indeterminate number of shares which might be issued under the embedded convertible host debt conversion feature, the Company is required to record a liability relating to both the detachable warrants and embedded convertible feature of the notes payable (included in the liabilities as a "derivative liability)".

The Company entered into a Securities Purchase Agreement with four accredited investors on April 23, 2005 for the issuance of an aggregate of $1,500,000 of convertible notes ("Convertible Notes") and attached to the Convertible Notes were warrants to purchase 25,000,000 shares of the Company's common stock. The Convertible Notes accrue interest at 10% per annum, payable quarterly, and are due three years from the date of the note. The note holder has the option to convert any unpaid note principal to the Company's common stock at a rate of the lower of a) $0.03 or b) 50% of the average of the three lowest intraday trading prices for the common stock on a principal market for the 20 trading days before, but not including, conversion date.

As of December 31, 2005, the Company issued to investors of the Convertible Notes a total amount of $1,500,000 in exchange for total proceeds of $1,352,067. The proceeds that the Company received were net of prepaid interest of $72,933 representing the first eight month's interest and related fees and costs of $75,000.

This transaction, to the extent that it is to be satisfied with common stock of the Company would normally be included as equity obligations. However, in the instant case, due to the indeterminate number of shares which might be issued under the embedded convertible host debt conversion feature, the Company is required to record a liability relating to both the detachable warrants and embedded convertible feature of the notes payable (included in the liabilities as a "derivative liability".

The Company entered into a Securities Purchase Agreement with four accredited investors on October 24, 2005 for the issuance of $800,000 of convertible notes ("Convertible Notes") and attached to the Convertible Notes were warrants to purchase 800,000 shares of the Company's common stock. The Convertible Note accrues interest at 10% per annum, payable quarterly, and are due three years from the date of the note. The note holder has the option to convert any unpaid note principal to the Company's common stock at a rate of the lower of a) $0.06 or b) 50% of the average of the three lowest intraday trading prices for the common stock on a principal market for the 20 trading days before, but not including, conversion date.

As of December 31, 2005, the Company issued to investors of the Convertible Notes a total amount of $800,000 in exchange for total proceeds of $775,000. The proceeds that the Company received were net of related fees and costs of $25,000.

This transaction, to the extent that it is to be satisfied with common stock of the Company would normally be included as equity obligations. However, in the instant case, due to the indeterminate number of shares which might be issued under the embedded convertible host debt conversion feature, the Company is required to record a liability relating to both the detachable warrants and embedded convertible feature of the notes payable (included in the liabilities as a "derivative liability").

The Company entered into a Securities Purchase Agreement with four accredited investors on December 28, 2005 for the issuance of $700,000 of convertible notes ("Convertible Notes") and attached to the Convertible Notes were warrants to purchase 700,000 shares of the Company's common stock. The Convertible Note accrues interest at 8% per annum, payable quarterly, and are due three years from the date of the note. The note holder has the option to convert any unpaid note principal to the Company's common stock at a rate of the lower of a) $0.10 or b) 35% of the average of the three lowest intraday trading prices for the common stock on a principal market for the 20 trading days before, but not including, conversion date.

As of December 31, 2005, the Company issued to investors of the Convertible Notes a total amount of $700,000 in exchange for total proceeds of $675,000. The proceeds that the Company received were net of related fees and costs of $25,000.

                              CYBERLUX CORPORATION
                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 2005 AND 2004

NOTE D-NOTES PAYABLE AND CONVERTIBLE DEBENTURES (CONTINUED)

These transactions, to the extent that it is to be satisfied with common stock of the Company would normally be included as equity obligations. However, in the instant case, due to the indeterminate number of shares which might be issued under the embedded convertible host debt conversion feature, the Company is required to record a liability relating to both the detachable warrants and embedded convertible feature of the notes payable (included in the liabilities as a "derivative liability").

The accompanying financial statements comply with current requirements relating to warrants and embedded derivatives as described in FAS 133, EITF 98-5 and 00-27, and APB 14 as follows:

      o The Company allocated the proceeds received between convertible debt and detachable warrants based upon the relative fair market values on the dates the proceeds were received.
      o Subsequent to the initial recording, the increase in the fair value of the detachable warrants, determined under the Black-Scholes option pricing formula and the increase in the intrinsic value of the embedded derivative in the conversion feature of the convertible debentures are accrued as adjustments to the liabilities at December 31, 2005 and 2004, respectively.
      o The expense relating to the increase in the fair value of the Company's stock reflected in the change in the fair value of the warrants and derivatives (noted above) is included as an other comprehensive income item of an unrealized gain or loss arising from convertible financing on the Company's balance sheet.
      o Accreted principal of $866,698 and $80,822 as of December 31, 2005 and 2004, respectively.

The following table summarizes the various components of the convertible debentures as of December 31, 2005 and 2004:


                                                                                   2005              2004
                                                                                ----------        ----------
Convertible debentures                                                            $894,201          $108,322
Warrant liability                                                                2,013,188           131,511
Derivative liability                                                             6,809,449         1,490,576
                                                                                 9,716,835         1,730,409
Cumulative adjustment of derivative and warrant liability to fair value         (4,322,637)         (122,087)
Cumulative unrealized loss related to conversion of convertible note to
common shares charged to interest expense                                         (565,539)         (144,931)
Cumulative accretion of principal related to convertible debentures               (866,701)          (80,822)
Total convertible debentures:                                                   $3,961,961        $1,382,569


NOTE E-WARRANT LIABILITY

Total warrant liability as of December 31, 2005 and 2004 is comprised of the following:


                                                                  2005              2004
                                                               ----------        ----------
Fair value of warrants relating to convertible debentures      $2,013,188          $131,511
Fair value of warrants relating to preferred stock-class A      1,147,334           906,419
Fair value of other outstanding warrants                          191,504           147,315
                                                               ----------        ----------
Total                                                          $3,352,026        $1,185,245
                                                               ==========        ==========


NOTE F -STOCKHOLDER'S EQUITY

SERIES A CONVERTIBLE PREFERRED  STOCK

The Company has also authorized 5,000,000 shares of Series A Convertible Preferred Stock ("Series A Preferred"), with a par value of $.001 per share.

In December, 2003, the Company issued 155 shares of its Series A Preferred stock, valued at $5,000 per share. The stock has a stated value of $5,000 per share and a conversion price of $0.10 per share and warrants to purchase an aggregate of 15,500,000 shares of our common stock.

In May, 2004, the Company issued 15.861 shares of its Series A Preferred stock , valued at $5,000 per share. The stock has a stated value of $5,000 per share and a conversion price of $0.10 per share and warrants to purchase an aggregate of 1,600,000 shares of our common stock.

                              CYBERLUX CORPORATION
                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 2005 AND 2004

NOTE F -STOCKHOLDER'S EQUITY (CONTINUED)

The Series A Preferred stated conversion price of $.10 per shares is subject to certain anti-dultion provsions in the event the Company issues shares fo its common stock or common stock equivilants below the stated conversion price. Changes to the conversion price are charged to operations and included in unrealized gain (loss) relating to adjustment of derivative and warrant liability to fair value of underlying securities.

As of December 31, 2004, 7 of the Series A Preferred shareholders exercised the conversion right and exchanged 19 shares of Series A Preferred for 950,000 shares of the Company's common stock.

As of December 31, 2005, 20 of the Series A Preferred shareholders exercised the conversion right and exchanged 92 shares of Series A Preferred for 4,600,000 shares of the Company's common stock.

The holders of the Series A Preferred shall have the right to vote, separately as a single class, at a meeting of the holders of the Series A Preferred or by such holders' written consent or at any annual or special meeting of the stockholders of the Corporation on any of the following matters: (i) the creation, authorization, or issuance of any class or series of shares ranking on a parity with or senior to the Series A Preferred with respect to dividends or upon the liquidation, dissolution, or winding up of the Corporation, and (ii) any agreement or other corporate action which would adversely affect the powers, rights, or preferences of the holders of the Series A Preferred.

The holders of record of the Series A Preferred shall be entitled to receive cumulative dividends at the rate of twelve percent per annum (12%) on the face value ($5,000.00 per share) when, if and as declared by the Board of Directors, if ever. All dividends, when paid, shall be payable in cash, or at the option of the Company , in shares of the Company's common stock. Dividends on shares of the Series A Preferred that have not been redeemed shall be payable quarterly in arrears, when, if and as declared by the Board of Directors, if ever, on a semi-annual basis. No dividend or distribution other than a dividend or distribution paid in Common Stock or in any other junior stock shall be declared or paid or set aside for payment on the Common Stock or on any other junior stock unless full cumulative dividends on all outstanding shares of the Series A Preferred shall have been declared and paid. These dividends are not recorded until declared by the Company. As of the year ended December 31, 2005, $ -0- in dividends were accumulated.

Upon any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, and after payment of any senior liquidation preferences of any series of Preferred Stock and before any distribution or payment is made with respect to any Common Stock, holders of each share of the Series A Preferred shall be entitled to be paid an amount equal in the greater of (a) the face value denominated thereon subject to adjustment for stock splits, stock dividends, reorganizations, reclassification or other similar events (the "Adjusted Face Value") plus, in the case of each share, an amount equal to all dividends accrued or declared but unpaid thereon, computed to the date payment thereof is made available, or (b) such amount per share of the Series A Preferred immediately prior to such liquidation, dissolution or winding up, or (c) the liquidation preference of $5,000.00 per share, and the holders of the Series A Preferred shall not be entitled to any further payment, such amount payable with respect to the Series A Preferred being sometimes referred to as the "Liquidation Payments."

Because the Series A Shares include a redemption feature that is outside of the control of the Company and the stated conversion price is subject to reset, the Company has classified the Series A Shares outside of stockholders' equity in accordance with Emerging Issues Task Force ("EITF") Topic D-98, "Classification and Measurement of Redeemable Securities." In accordance with EITF Topic D-98, the fair value at date of issuance was recorded outside of stockholders' equity in the accompanying balance sheet. Dividends on the Series A Shares are reflected as a reduction of net income (loss) attributable to common stockholders.

In connection with the issuance of the Series A Preferred and related warrants, the holders were granted certain registration rights in which the Company agreed to timely file a registration statement to register the common shares and the shares underlying the warrants, obtain effectiveness of the registration statement by the SEC within ninety-five (95) days of December 31, 2003, and maintain the effectiveness of this registration statement for a preset time thereafter. In the event the Company fails to timely perform under the registration rights agreement, the Company agrees to pay the holders of the
Series A Preferred liquidated damages in an amount equal to 1.5% of the aggregate amount invested by the holders for each 30-day period or pro rata for any portion thereof following the date by which the registration statement should have been effective. The initial registration statement was filed and declared effective by the SEC within the allowed time , however the Company has not maintained the effectiveness of the registration statement to date. Accordingly, the Company issued 203,867 shares of common stock as liquidated damages on December 10, 2004. The Company has not been required to pay any further liquidated damages in connection with the filing or on-going effectiveness of the registration statement.

                              CYBERLUX CORPORATION
                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 2005 AND 2004

NOTE F -STOCKHOLDER'S EQUITY (CONTINUED)
..
The Company is required to record a liability relating to the detachable warrants as described in FAS 133, EITF 98-5 and 00-27, and APB 14. As such:

      o Subsequent to the initial recording, the increase in the fair value of the detachable warrants, determined under the Black-Scholes option pricing formula, are accrued as adjustments to the liabilities at December 31, 2005 and 2004, respectively.

      o The expense relating to the increase in the fair value of the Company's stock reflected in the change in the fair value of the warrants noted above) is included as an other comprehensive income item of an unrealized gain or loss arising from convertible financing on the Company's balance sheet.

      The fair value of the detachable warrants as of December 31, 2005 and 2004 were as follows:


                                                                                         2005          2004
                                                                                       ----------    --------
      Fair value of warrants relating to issuance of convertible preferred stock:      $1,147,334    $906,419


The Company recorded an Unrealized Gain (Loss) on the change in fair value of these detachable warrants of $(240,915) and $5,092,521 for December 31, 2005 and 2004, respectively.

SERIES  B CONVERTIBLE PREFERRED  STOCK

The Company has also authorized 8,000,000 shares of Series B Convertible Preferred Stock ("Series B Preferred"), with a par value of $.001 per share.

In January, 2004, the Company issued 800,000 shares of its Series B Preferred in lieu of certain accrued management service fees payable and notes payable including interest payable thereon totaling $800,000 to officers of the company. The shares of the Series B Preferred are non voting and convertible, at the option of the holder, into common shares at $0.10 per share per share. The shares issued were valued at $1.00 per share, which represented the fair value of the common stock the shares are convertible into. In connection with the transaction, the Company recorded a beneficial conversion discount of $800,000 - preferred dividend relating to the issuance of the convertible preferred stock. None of the Series B Preferred shareholders have exercised their conversion right and there are 800,000 shares of Series B Preferred shares issued and outstanding at December 31, 2005.

The holders of the Series B Preferred shall have the right to vote, separately as a single class, at a meeting of the holders of the Series B Preferred or by such holders' written consent or at any annual or special meeting of the stockholders of the Corporation on any of the following matters: (i) the creation, authorization, or issuance of any class or series of shares ranking on a parity with or senior to the Series B Preferred with respect to dividends or upon the liquidation, dissolution, or winding up of the Corporation, and (ii) any agreement or other corporate action which would adversely affect the powers, rights, or preferences of the holders of the Series B Preferred.

The holders of record of the Series B Preferred shall be entitled to receive cumulative dividends at the rate of twelve percent per annum (12%) on the face value ($1.00 per share) when, if and as declared by the Board of Directors, if ever. All dividends, when paid, shall be payable in cash, or at the option of the Company , in shares of the Company's common stock. Dividends on shares of the Series B Preferred that have not been redeemed shall be payable quarterly in arrears, when, if and as declared by the Board of Directors, if ever, on a semi-annual basis. No dividend or distribution other than a dividend or distribution paid in Common Stock or in any other junior stock shall be declared or paid or set aside for payment on the Common Stock or on any other junior stock unless full cumulative dividends on all outstanding shares of the Series B Preferred shall have been declared and paid. These dividends are not recorded until declared by the Company. For the year ended December 31, 2005 $ 192,000 in dividends were accumulated.

Upon any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, and after payment of any senior liquidation preferences of any series of Preferred Stock and before any distribution or payment is made with respect to any Common Stock, holders of each share of the Series B Preferred shall be entitled to be paid an amount equal in the greater of (a) the face value denominated thereon subject to adjustment for stock splits, stock dividends, reorganizations, reclassification or other similar events (the "Adjusted Face Value") plus, in the case of each share, an amount equal to all dividends accrued or declared but unpaid thereon, computed to the date payment thereof is made available, or (b) such amount per share of the Series B Preferred immediately prior to such liquidation, dissolution or winding up, or (c) the liquidation preference of $1.00 per share, and the holders of the Series B Preferred shall not be entitled to any further payment, such amount payable with respect to the Series B Preferred being sometimes referred to as the "Liquidation Payments."

                              CYBERLUX CORPORATION
                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 2005 AND 2004

NOTE F -STOCKHOLDER'S EQUITY (CONTINUED)

COMMON STOCK

The Company has authorized 300,000,000 shares of common stock, with a par value of $.001 per share. As of December 31, 2005 and 2004, the Company has 75,608,334 and 23,770,233 shares issued and outstanding, respectively.

During the three months ended March 31, 2005, holders converted 38.5 shares of preferred stock - Class A into 1,925,000 shares of common stock. Each share of preferred stock is convertible into 50,000 shares of common stock.

In January, 2005, the Company issued 1,035,221 shares of its common stock at $0.0248 per share on conversion of notes payable.

In January, 2005, the Company issued 1,035,221 shares of its common stock at $0.0135 per share on conversion of notes payable.

In February, 2005, the Company issued 1,035,221 shares of its common stock at $0.00883 per share on conversion of notes payable.

In March, 2005, the Company issued 1,035,221 shares of its common stock at $0.01358 per share on conversion of notes payable.

In March, 2005, the Company issued 1,035,221 shares of its common stock at $0.00983 per share on conversion of notes payable.

During the three months ended June 30, 2005, holders converted 26.5 shares of preferred stock - Class A into 1,325,000 shares of common stock. Each share of preferred stock is convertible into 50,000 shares of common stock

In April, 2005, the Company issued 800,000 shares of its common stock at $0.03 per share in exchange for services.

In April, 2005, the Company issued 1,035,221 shares of its common stock at $0.0118 per share on conversion of notes payable.

In April, 2005, the Company issued 1,035,221 shares of its common stock at $0.011 per share on conversion of notes payable.

In May, 2005, the Company issued 1,035,221 shares of its common stock at $0.0108 per share on conversion of notes payable.

In May, 2005, the Company issued 1,600,000 shares of its common stock at $0.0105 per share on conversion of notes payable.

In May, 2005, the Company issued 1,100,000 shares of its common stock at $0.0103 per share on conversion of notes payable.

In May, 2005, the Company issued 1,700,000 shares of its common stock at $0.0088 per share on conversion of notes payable.

In May, 2005, the Company issued 1,700,000 shares of its common stock at $0.0085 per share on conversion of notes payable.

In May, 2005, the Company issued 3,400,000 shares of its common stock at $0.0083 per share on conversion of notes payable.

In June, 2005, the Company issued 250,000 shares of its common stock at $0.02 per share in exchange for services.

In June, 2005, the Company issued 6,800,000 shares of its common stock at $0.0083 per share on conversion of notes payable.

In June, 2005, the Company issued 2,400,000 shares of its common stock at $0.0092 per share on conversion of notes payable.

In June, 2005, the Company issued 7,900,000 shares of its common stock at $0.0085 per share on conversion of notes payable.

In July, 2005, the Company issued 9,573,000 shares of its common stock at $0.0085 per share on conversion of notes payable.

In August, 2005, the Company issued 1,000,000 shares of its common stock at $0.097 per share in exchange for services.

During the three months ended September 30, 2005, holders converted 20.5 shares of preferred stock - Class A into 1,025,000 shares of common stock. Each share of preferred stock is convertible into 50,000 shares of common stock.

In October, 2005, the Company issued 400,000 shares of its common stock at $0.07 per share in exchange for services.

                              CYBERLUX CORPORATION
                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 2005 AND 2004

NOTE F -STOCKHOLDER'S EQUITY (CONTINUED)

COMMON STOCK (CONTINUED)

In December, 2005, the Company issued 333,333 shares of its common stock at $0.091 per share in exchange for services.

During the three months ended December 31, 2005, holders converted 6.5 shares of preferred stock - Class A into 325,000 shares of common stock at. Each share of preferred stock is convertible into 50,000 shares of common stock.

NOTE G -STOCK OPTIONS AND WARRANTS

CLASS A WARRANTS

The following table summarizes the changes in warrants outstanding and the related prices for the shares of the Company's common stock issued to shareholders at December 31,2005.


                                     Warrants Outstanding                           Warrants Exercisable
                                     --------------------                          ---------------------
                                       Weighted Average         Weighted                            Weighted
                       Number        Remaining Contractual      Average         Number              Average
Exercise Prices     Outstanding         Life (years)         Exercise Price     Exercisable      Exercise Price
---------------     -----------         ------------         --------------     -----------      --------------

         $ 0.03      25,000,000             5                  $ 0.03            25,000,000        $ 0.03
           0.10         891,500             5                    0.10               891,500          0.10
           0.15         699,500             5                    0.15               699,500          0.15
           0.20       1,845,000             3                    0.20             1,845,000          0.20
           0.25       8,751,564             2                    0.25             8,751,564          0.25
           0.50       2,600,000             5                    0.50             2,600,000          0.50
           1.05       8,643,064             2                    1.05             8,643,064          1.05
                     48,430,628            3.85                $ 0.29            48,430,628        $ 0.29


Transactions involving the Company's warrant issuance are summarized as follows:


                                                                           Weighted Average
                                                     Number of Shares      Price Per Share
Outstanding at December 31, 2003                           15,895,000               $ 0.54
Granted                                                    12,156,128                 0.39
Exercised                                                    (851,000)               (0.25)
Canceled or expired                                        (3,919,000)               (0.25)

Outstanding at December 31, 2004                           23,281,128               $ 0.58
Granted                                                    26,499,500                 0.03
Exercised                                                          --                   --
Canceled or expired                                        (1,350,000)               (0.25)
Outstanding at December 31, 2005                           48,430,628               $ 0.29


Warrants granted during the period ended December 31, 2005 totaling 26,499,500 were issued in connection with debt financing. The warrants are exercisable until five years after the date of issuance at a purchase price of $0.03 per share on 25,000,000 warrants, $0.10 per share on 800,000 warrants and $0.15 per share on 699,500 warrants.

                              CYBERLUX CORPORATION
                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 2005 AND 2004

NOTE G -STOCK OPTIONS AND WARRANTS (CONTINUED)

EMPLOYEE STOCK OPTIONS

The following table summarizes the changes in options outstanding and the related prices for the shares of the Company's common stock issued to employees of the Company under a non-qualified employee stock option plan.


                             Options Outstanding                                      Options Exercisable
                             -------------------                                      -------------------
                                       Weighted Average         Weighted                            Weighted
                       Number       Remaining Contractual        Average        Number              Average
Exercise Prices     Outstanding         Life (years)         Exercise Price     Exercisable      Exercise Price
---------------     -----------         ------------         --------------     -----------      --------------
       $ 0.2125       2,000,000               4                    $ 0.2125       2,000,000           $ 0.2125
         0.2125       2,000,000               5                      0.2125       2,000,000             0.2125
         0.10        12,000,000               6                      0.10        12,000,000             0.10
         0.0295      17,580,000              7.5                     0.0295      17,580,000             0.0295
                     33,580,000              6.6                   $ 0.076       33,580,000           $ 0.076


Transactions involving stock options issued to employees are summarized as follows:


                                                                           Weighted Average
                                                     Number of Shares      Price Per Share
Outstanding at December 31, 2003                           2,000,000               $0.2125
Granted                                                    2,000,000               $0.2125
Exercised                                                         --                    --
Canceled or expired                                               --                    --
Outstanding at December 31, 2004                           4,000,000               $0.2125
Granted                                                   29,580,000               $0.058
Exercised                                                         --                    --
Canceled or expired                                               --                    --
Outstanding at December 31, 2005                          33,580,000               $0.076


The weighted-average fair value of stock options granted to employees during the year ended December 31, 2005 and 2004 and the weighted-average significant assumptions used to determine those fair values, using a Black-Scholes option pricing model are as follows:


                                                             For the years ended December 31,

                                                              2005                      2004
Significant assumptions (weighted-average):
Risk-free interest rate at grant date                            2%                        2%
Expected stock price volatility                                255%                      149%
Expected dividend payout                                        --                        --
Expected option life-years (a)                                   7                         6

(a)The expected option life is based on contractual expiration dates.


                              CYBERLUX CORPORATION
                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 2005 AND 2004

NOTE G -STOCK OPTIONS AND WARRANTS (CONTINUED)

If the Company recognized compensation cost for the stock options and warrants for the non-qualified employee stock option plan in accordance with SF AS No.123, the Company's pro forma net loss and net loss per share (basic) would have been $(10,469,042 ) and $( 0.18 ) for the year ended December 31, 2005 and net income of $2,030,718 and $0.04 for the year ended December 31, 2004, respectively.

NOTE H -RELATED PARTY TRANSACTIONS

The Company incurred management fees to its officers totaling $0 and $445,9970 during the years ended December 31, 2005 and December 31, 2004, respectively. Unpaid management fees aggregate $ 0 and $0 as of December 31, 2004 and 2003, respectively. In May, 2004 the Board of Directors converted $723,670 in unpaid management fees to Preferred Class B shares of the Company at a rate of $1.00 per preferred share. The Company also issued notes payable to officers in the amount of $283,835 for the balance of the unpaid management fees.

From time to time, the Company's principal officers have advanced funds to the Company for working capital purposes in the form of unsecured promissory notes, accruing interest at 12% per annum. As of December 31, 2005 and 2004, the balance due to the officers was $366,595 and $399,080, respectively.

NOTE I -COMMITMENTS AND CONTINGENCIES

Consulting Agreements

The Company has consulting agreements with outside contractors, certain of whom are also Company stockholders. The Agreements are generally for a term of 12 months from inception and renewable automatically from year to year unless either the Company or Consultant terminates such engagement by written notice.

Operating Lease Commitments

The Company leases office space in Durham, NC on a five year lease expiring April, 2008 for an annualized rent payment of $43,127. Additionally the Company leases warehouse space on a month to month basis for $550 per month. At December 31, 2005, schedule of the future minimum lease payments is as follows:

               2006                     $43,127
               2007                      43,127
               2008                      14,376
               2009                           -
               2010                           -

Litigation

The Company is subject to other legal proceedings and claims, which arise in the ordinary course of its business. Although occasional adverse decisions or settlements may occur, the Company believes that the final disposition of such matters should not have a material adverse effect on its financial position, results of operations or liquidity. Listed below is a brief description of pending litigation:

On May 17, 2005, Zykronix, Inc., a Colorado corporation, filed a complaint against us and our President, Mark Schmidt, in the District Court, City and County of Denver, State of Colorado (Case No. O5CV3704) claiming damages in the amount of $211,323.75 and costs for breach of contract, unjust enrichment and fraud by Mark Schmidt. We previously entered into a contract with Zykronix for them to produce prototypes for several of our new products, which we believe they never satisfactorily completed.

On June 22, 2005, we filed our Answer and Counterclaim against Zykronix, claiming damages and costs in the amount of $2,850,000 for breach of contract, unjust enrichment and negligent misrepresentation. At the same time, Mark Schmidt filed a Motion to Dismiss since Zykronix failed to adequately plead a claim for fraud. On August 24, 2005, the Motion to Dismiss was denied. The case is currently in discovery. We believe that their claims are without merit and we will vigorously defend these claims.

On July 27, 2005, Alliance Care Services, Inc. d/b/a Alliance Advisors, a New York corporation, filed a complaint against us in the Supreme Court of the State of New York, County of New York, claiming damages in the amount of not less than $500,000 and costs for breach of contract, breach of duty of good faith and fair dealing and unjust enrichment. We filed our answer on October 4, 2005 denying all claims. This case is currently in discovery. We believe that their claims are without merit and we intend to vigorously defend these claims.

                              CYBERLUX CORPORATION
                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 2005 AND 2004

NOTE I -COMMITMENTS AND CONTINGENCIES (CONTINUED)

Litigation (continued)

On October 21, 2005, Greenfield Capital Partners LLC filed a statement of claim against us in arbitration before the National Association of Securities Dealers, Inc. Greenfield claims damages and costs in the amount of $107,000 for breach of contract, fraud, fraudulent concealment and misrepresentation. We believe that their claims are without merit and we intend to vigorously defend these claims.

NOTE J- (LOSS) INCOME PER SHARE

The following table presents the computation of basic and diluted (loss) income per share:


                                                               For the year ended December 31,
                                                                    2005               2004

Net income (loss) available to common stockholders             $  (9,410,657)     $   3,103,049
Basic income/(loss) per share                                          (0.17)     $        0.19
Fully diluted income/(loss) per share                          $       (0.17)     $        0.06
Weighted average common shares outstanding (basic)                54,490,102         16,701,174
Weighted average common shares outstanding (fully diluted)       211,355,239         48,201,174


As of December 31, 2005, 156,865,137 potential shares were excluded from the shares used to calculate diluted loss per share as their inclusion would reduce net loss per share.

NOTE K - INCOME TAXES

The Company has adopted Financial Accounting Standards No. 109, which requires the recognition of deferred tax liabilities and assets for the expected future tax consequences of events that have been included in the financial statement or tax returns.

Under this method, deferred tax liabilities and assets are determined based on the difference between financial statements and tax basis of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse. Temporary differences between taxable income reported for financial reporting purposes and income tax purposes are insignificant. A management estimate that at December 31, 2005, the Company has available for federal income tax purposes a net operating loss carry forward of approximately $18,500,000, expiring in the year 2023, that may be used to offset future taxable income. Due to significant changes in the Company's ownership, the future use of its existing net operating losses may be limited.

The Company has provided a valuation reserve against the full amount of the net operating loss benefit, since in the opinion of management based upon the earnings history of the Company; it is more likely than not that the benefits will not be realized.

Components of deferred tax asset as of December 31, 2005 and 2004 are as follows:

Non current:
                                       2005           2004
                                   -----------    -----------
Net operating loss carry forward   $ 6,300,000    $ 2,900,000
Valuation allowance                 (6,300,000)    (2,900,000)
                                   -----------    -----------
Net deferred tax asset             $        --    $        --
                                   ===========    ===========

                              CYBERLUX CORPORATION
                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 2005 AND 2004

NOTE L- GOING CONCERN MATTERS

The accompanying statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. As shown in the accompanying financial statements, as of December 31, 2005, the Company incurred accumulated losses of $18,691,941. The Company's current liabilities exceeded its current assets by $1433,902 as of December 31, 2005. These factors among others may indicate that the Company will be unable to continue as a going concern for a reasonable period of time.

The Company is actively pursuing additional equity financing through discussions with investment bankers and private investors. There can be no assurance the Company will be successful in its effort to secure additional equity financing.

If operations and cash flows continue to improve through these efforts, management believes that the Company can continue to operate. However, no assurance can be given that management's actions will result in profitable operations or the resolution of its liquidity problems.

The Company's existence is dependent upon management's ability to develop profitable operations and resolve its liquidity problems. Management anticipates the Company will attain profitable status and improve its liquidity through the continued developing, marketing and selling of its services and additional equity investment in the Company. The accompanying financial statements do not include any adjustments that might result should the Company be unable to continue as a going concern.

NOTE M - BUSINESS CONCENTRATION

Sales to 5 major customers approximated $20,006 or 37% of total sales for the year ended December 31, 2005.

Purchases from the Company's 5 major suppliers approximated $418,530 or 81% of total purchases for the year ended December 31, 2005.

Sales to 1 major customer totaled $10,000 or 42% for the year ended December 31, 2004.

NOTE N- RESTATEMENT

During 2005, it was determined the correct application of accounting principles had not been applied in the 2004 and 2003 accounting for convertible debentures and detachable warrants (See note D above).

The original accounting for the debentures and detachable warrants, the Company recognized an imbedded beneficial conversion feature present in the convertible note and allocated a portion of the proceeds equal to the intrinsic value of that feature to additional paid in capital. Accordingly, the proceeds attributed to the common common stock, convertible debt and warrants have been restated to reflect the relative fair value method.

In accordance with Accounting Principles Board Opinion,  Accounting Changes (APB
20) the necessary corrections to apply the accounting principles on the aformentioned transactions are currently reflected in the reported 2004 financial information. The impact to the previously issued 2004 financial statements is as follows:


                                            2004 financial             2004 financial         Account increase
                                        statement balance prior    statement balance post    (decrease) in 2004
                                            to restatement              restatement              financials
                                        -----------------------    ----------------------    -------------------
Net income (loss):                      $            (6,825,848)   $            3,103,049    $         9,928,897

Equity (deficit)                        $            (1,723,810)   $           (3,887,248)   $        (2,163,438)

Assets                                  $               557,341    $              557,341    $                --

Liabilities                             $             2,281,151    $            3,685,286    $         1,404,135

Income (loss) per share-basic           $                 (0.41)   $                 0.19    $              0.60
Income (loss) per share-fully diluted   $                 (0.41)   $                 0.06    $              0.47


                              CYBERLUX CORPORATION
                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 2005 AND 2004

NOTE N- RESTATEMENT (CONTINUED)

The resulting effects on the prior period adjustments on 2004 cash flows by area are as follows:


                                     2004 cash flow    2004 cash flow      Amount increase
                                        statement         statement      (decrease) in 2004
                                      balance prior     balance post          cash flow
                                     to restatement      restatement          statement
                                     ---------------   ---------------   -------------------

Net cash from operating activities   $    (1,954,562)  $    (1,785,773)        $   168,788

Net cash from investing activities   $       (21,859)  $       (21,859)        $        --

Net cash from financing activities   $     2,375,548   $     2,206,760         $  (168,788)


NOTE O- SUBSEQUENT EVENTS

March 2006 Stock Purchase Agreement

To obtain funding for our ongoing operations, we entered into a Securities Purchase Agreement with four accredited investors on March 27, 2006, for the sale of (i) $500,000 in secured convertible notes, and (ii) warrants to purchase 19,000,000 shares of our common stock.

The notes bear interest at 8%, mature three years from the date of issuance, and are convertible into our common stock, at the investors' option, at the lower of:

            o     $0.10; or
            o 55% of the average of the three lowest intraday trading prices for the common stock on the Over-The-Counter Bulletin Board for the 20 trading days before but not including the conversion date.

We have a call option under the terms of the secured convertible notes. The call option provides us with the right to prepay all of the outstanding secured convertible notes at any time, provided we are not in default and our stock is trading at or below $.13 per share. Prepayment of the notes is to be made in cash equal to either (i) 125% of the outstanding principal and accrued interest for prepayments occurring within 30 days following the issue date of the secured convertible notes; (ii) 135% of the outstanding principal and accrued interest for prepayments occurring between 31 and 60 days following the issue date of the secured convertible notes; and (iii) 150% of the outstanding principal and accrued interest for prepayments occurring after the 60th day following the issue date of the secured convertible notes.

Our right to repay the notes is exercisable on not less than ten trading days prior written notice to the holders of the secured convertible notes. For notice purposes, a trading day is any day on which our common stock is traded for any period on the OTC Bulletin Board. Notwithstanding the notice of prepayment, the holders of the secured convertible notes have the right at all times to convert all or any portion of the secured convertible notes prior to payment of the prepayment amount.

We also have a partial call option under the terms of the secured convertible notes in any month in which the current price of our common stock is below $0.13. Under the terms of the partial call option, we have the right to pay the outstanding principal amount of the secured convertible notes plus one-month's interest for that month, which will stay any conversions of the secured convertible notes by the holders for that month. The principal amount of the secured convertible notes to be repaid is determined by dividing the then outstanding principal amount of the notes by the maturity of the notes in months, or 36.

The full principal amount of the secured convertible notes are due upon default under the terms of secured convertible notes. The warrants are exercisable until seven years from the date of issuance at a purchase price of $0.10 per share. In addition, we have granted the investors a security interest in substantially all of our assets and intellectual property and registration rights.

March 2006 Loan

On March 30, 2006 we entered into a financing agreement with the International Capital Group, LLC whereby our Directors pledged 4,000,000 shares of their personal common stock as collateral for a loan in the amount of $152,400. The loan carries an interest rate of 4.99% payable quarterly and has a maturity of March 31, 2009.

                              CYBERLUX CORPORATION
                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 2005 AND 2004

NOTE O- SUBSEQUENT EVENTS (CONTINUED)

Conversions

On March 3, 2006 the holders of the Secured Convertible Note dated September 23, 2004 exercised a partial conversion and were issued 791,369 shares of common stock at a conversion price of $0.04 per share.

Holders of 8.38 Series A Preferred Stock were issued 419,032 shares of the Company's common stock.

                              CYBERLUX CORPORATION
                            CONDENSED BALANCE SHEETS


                                                                        (Unaudited)
                                                                          June 30,      December 31,
                                                                            2006            2005
                                                                        ------------    ------------
ASSETS
Current assets:
Cash &  cash equivalents                                                $    171,881    $    475,656
Accounts  receivable,  net of allowance for doubtful accounts of $-0-         16,966           9,424
Inventories, net of allowance of $111,052 and $110,821,
respectively                                                                 180,600         338,097
Other current assets                                                          38,851          42,814
                                                                        ------------    ------------
Total current assets                                                         408,298         865,991

Property,  plant and equipment,  net of accumulated depreciation
of $131,212 and $118,105, respectively                                        59,104          63,133
                                                                        ------------    ------------

Total Assets                                                            $    467,402    $    929,124
                                                                        ============    ============

LIABILITIES AND DEFICIENCY IN STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable                                                        $    481,414    $    657,930
Accrued liabilities                                                        1,463,330         782,586
Short-term notes payable - related parties                                   404,595         366,594
Short-term notes payable                                                     764,118         542,783
                                                                        ------------    ------------
Total current liabilities                                                  3,113,457       2,349,893
                                                                        ------------    ------------

Long-term liabilities:
Notes payable                                                              1,315,088         351,419
Derivative liability relating to convertible debentures                    4,329,728       6,809,449
Warrant liability relating to convertible debentures                       3,172,490       3,352,025
                                                                        ------------    ------------
Total long-term liabilities                                                8,817,306      10,512,893
                                                                        ------------    ------------

Total liabilities                                                         11,930,763      12,862,786
                                                                        ------------    ------------
Commitments and Contingencies
Series A  convertible  preferred  stock,  $0.001 par value; 200 shares  designated,  51.4806 and 59.8606 issued and  outstanding
as of June 30, 2006 and December 31, 2005, respectively                      257,400         299,303
                                                                        ------------    ------------

DEFICIENCY IN STOCKHOLDERS' EQUITY
Class B convertible  preferred  stock,  $0.001 par value, 800,000 shares designated; 800,000 shares issued and outstanding for
June 30, 2006 and December 31, 2005                                              800             800
Common stock,  $0.001 par value,  300,000,000 shares authorized;
96,775,237  and 75,608,334  shares issued and  outstanding as of
June 30, 2006 and December 31, 2005, respectively                             96,775          75,607
Subscription receivable                                                     (335,406)             --
Additional paid-in capital                                                 7,939,655       6,382,569
Accumulated deficit                                                      (19,422,585)    (18,691,941)
                                                                        ------------    ------------
Deficiency in stockholders' equity                                       (11,720,761)    (12,232,965)
                                                                        ------------    ------------
Total liabilities and (deficiency) in stockholders' equity              $    467,402    $    929,124
                                                                        ============    ============

         The accompanying notes are an integral part of these unaudited condensed financial statements

                              CYBERLUX CORPORATION
                       CONDENSED STATEMENTS OF OPERATIONS
                                   Unaudited


                                                            Three months ended June 30,           Six months ended June 30,
                                                             2006               2005               2006               2005
                                                         ------------    ------------------    ------------    ------------------
                                                                         As restated-Note K                    As restated-Note K
                                                                         ------------------                    ------------------
REVENUE:                                                 $     83,026    $              200    $    130,226    $           13,768

Cost of goods sold                                            (20,980)              (23,117)        (74,667)              (29,486)
                                                         ------------    ------------------    ------------    ------------------

    Gross margin (loss)                                        62,046               (22,917)         55,559               (15,718)

OPERATING EXPENSES:
Marketing and advertising                                      69,387               116,349         117,215               137,672
Impairment Loss                                                    --                    --              --                30,544
Depreciation and amortization                                   5,842                 4,886          13,107                13,180
Research and development                                       75,537               100,884         114,363               119,580
General and administrative expenses                           949,609               468,356       2,249,510               825,231
                                                         ------------    ------------------    ------------    ------------------
Total operating expenses                                    1,100,375               690,475       2,494,195             1,126,207


NET LOSS FROM OPERATIONS                                   (1,038,329)             (713,392)     (2,438,636)           (1,141,925)

Other income/(expense):
Unrealized  gain (loss)  relating to adjustment
of  derivative  and warrant  liability  to fair
value of underlying securities                                836,071           (15,919,769)      3,159,257           (17,932,014)

Interest income                                                    38                    --              38                   300
Debt forgiveness                                               36,799                    --          36,799                    --
Interest expense                                             (740,494)             (479,780)     (1,478,624)             (719,098)
Debt acquisition costs                                         (2,992)                   --          (9,479)              (94,330)
                                                         ------------    ------------------    ------------    ------------------

Net loss before provision for income taxes                   (908,906)          (17,112,941)       (730,644)          (19,887,067)

Income taxes (benefit)                                             --                    --              --                    --
                                                         ------------    ------------------    ------------    ------------------

NET LOSS AVAILABLE TO COMMON STOCKHOLDERS                $   (908,906)   $      (17,112,941)   $   (730,644)   $      (19,887,067)
                                                         ============    ==================    ============    ==================
Weighted average number of common shares
outstanding                                                88,460,138            41,216,067      84,395,457            34,604,651
                                                         ============    ==================    ============    ==================

Net  income/(loss)  per share - basic and fully
diluted                                                  $      (0.01)   $            (0.42)   $       0.01)   $            (0.57)
                                                         ============    ==================    ============    ==================

Preferred dividend                                       $     24,000    $           24,000    $     24,000    $           24,000
                                                         ============    ==================    ============    ==================


              The accompanying notes are an integral part of these
                    unaudited condensed financial statements

                                  CYBERLUX, INC
                        CONDENSED STATEMENTS OF CASH FLOW
                                    Unaudited


                                                                                             Six months ended June 30,
                                                                                               2006            2005
                                                                                           ------------    ------------
                                                                                                           Restated-See note K
CASH FLOWS FROM OPERATING ACTIVITIES:
Net (loss) available to common stockholders                                                $   (730,644)   $(19,887,067)
Adjustments  to  reconcile  net income  (loss) to cash used in  operating activities
Depreciation                                                                                     13,107          13,180
Warrants issued in connection with services rendered                                                 --          14,160
Common stock issued in connection with services rendered                                      1,169,289          29,000
Common stock issued in settlement of debt-related expense                                        31,655         339,238
Accretion of convertible notes payable                                                          770,605         302,648
Unrealized  (gain) loss on adjustment of derivative and warrant liability
to fair value of underlying securities                                                       (3,159,257)     17,932,014
Impairment loss on patent                                                                            --          30,544
(Increase) decrease in:
Accounts receivable                                                                              (7,542)        (10,000)
Inventories                                                                                     157,497              --
Prepaid expenses and other assets                                                                43,962        (119,080)
Increase (decrease) in:
Accounts payable                                                                               (176,516)        (11,537)
Accrued liabilities                                                                             680,744          56,518
                                                                                           ------------    ------------
Net cash (used in) operating activities                                                      (1,207,099)     (1,310,382)

CASH FLOWS FROM INVESTING ACTIVITIES:
Acquisition of fixed assets                                                                      (9,078)        (30,856)
                                                                                           ------------    ------------
Net cash used in investing activities:                                                           (9,078)        (30,856)
                                                                                           ------------    ------------

CASH FLOWS FROM FINANCING ACTIVITIES:
Net proceeds from issuance of convertible debenture                                             460,000       1,100,000
Net proceeds from borrowing on long term basis                                                  414,402              --
Net proceeds (payments) to notes payable, related parties                                        38,000         (32,485)
                                                                                           ------------    ------------
Net cash provided by (used in) financing  activities:                                           912,402       1,067,515
                                                                                           ------------    ------------

Net increase (decrease) in cash and cash equivalents                                           (303,775)       (273,723)
 Cash and cash equivalents at beginning of period                                               475,656         415,375
                                                                                           ------------    ------------
Cash and cash equivalents at end of period                                                 $    171,881    $    141,652
                                                                                           ============    ============

Supplemental disclosures:
Interest Paid                                                                              $     29,280    $     75,103
Income Taxes Paid                                                                                    --              --

NON-CASH INVESTING AND FINANCING ACTIVITIES:
Unrealized  (gain) loss in adjustment of derivative and warrant liability
to fair value of underlying securities                                                     $ (3,159,257)   $ 17,932,014
Common stock issued for services rendered                                                  $  1,169,289    $     29,000
Common stock issued in settlement of debt                                                  $     31,655    $    339,238


              The accompanying notes are an integral part of these
                    unaudited condensed financial statements

                              CYBERLUX CORPORATION
                     NOTES TO CONDENSED FINANCIAL STATEMENTS
                                  JUNE 30, 2006
                                   (UNAUDITED)

NOTE A-SUMMARY OF ACCOUNTING POLICIES

GENERAL

The accompanying unaudited condensed financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America for interim financial information and the instructions to Form 10-QSB. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements.

In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. Accordingly, the results from operations for the three and six month periods ended June 30, 2006, are not necessarily indicative of the results that may be expected for the year ended December 31, 2006. The unaudited condensed financial statements should be read in conjunction with the December 31, 2005 financial statements and footnotes thereto included in the Company's Form 10-KSB for the year ended December 31, 2005.

Business and Basis of Presentation

Cyberlux Corporation (the "Company") is incorporated on May 17, 2000 under the laws of the State of Nevada. Until December 31, 2004, the Company was a development state enterprise as defined under Statement on Financial Accounting Standards No.7, Development Stage Enterprises ("SFAS No.7"). The Company
develops, manufactures and markets long-term portable lighting products for commercial and industrial users. While the Company has generated revenues from its sale of products, the Company has incurred expenses, and sustained losses. Consequently, its operations are subject to all risks inherent in the establishment of a new business enterprise. As of June 30, 2006, the Company has accumulated losses of $19,422,585.

Revenue Recognition

Revenues are recognized in the period that services are provided. For revenue from product sales, the Company recognizes revenue in accordance with Staff Accounting Bulletin No. 104, REVENUE RECOGNITION ("SAB104"), which superseded Staff Accounting Bulletin No. 101, REVENUE RECOGNITION IN FINANCIAL STATEMENTS ("SAB101"). SAB 101 requires that four basic criteria must be met before revenue can be recognized: (1) persuasive evidence of an arrangement exists; (2) delivery has occurred; (3) the selling price is fixed and determinable; and (4) collectibility is reasonably assured. Determination of criteria (3) and (4) are based on management's judgments regarding the fixed nature of the selling prices of the products delivered and the collectibility of those amounts. Provisions for discounts and rebates to customers, estimated returns and allowances, and other adjustments are provided for in the same period the related sales are recorded. The Company defers any revenue for which the product has not been delivered or is subject to refund until such time that the Company and the customer jointly determine that the product has been delivered or no refund will be required. At June 30, 2006 and December 31, 2005, the Company did not have any deferred revenue.

SAB 104 incorporates Emerging Issues Task Force 00-21 ("EITF 00-21"), MULTIPLE DELIVERABLE REVENUE ARRANGEMENTS. EITF 00-21 addresses accounting for arrangements that may involve the delivery or performance of multiple products, services and/or rights to use assets. The effect of implementing EITF 00-21 on the Company's financial position and results of operations was not significant.

RECLASSIFICATION

Certain reclassifications have been made to prior periods' data to conform to the current presentation. These reclassifications had no effect on reported losses.

CONCENTRATIONS OF CREDIT RISK

Financial instruments and related items which potentially subject the Company to concentrations of credit risk consist primarily of cash, cash equivalents and trade receivables. The Company places its cash and temporary cash investments with credit quality institutions. At times, such investments may be in excess of the FDIC insurance limit. The Company periodically reviews its trade receivables in determining its allowance for doubtful accounts. At June 30, 2006 and December 31, 2005, allowance for doubtful receivable was $0.

                              CYBERLUX CORPORATION
                     NOTES TO CONDENSED FINANCIAL STATEMENTS
                                  JUNE 30, 2006
                                   (UNAUDITED)

NOTE A-SUMMARY OF ACCOUNTING POLICIES (CONTINUED)

STOCK-BASED COMPENSATION

On December 16, 2004, the Financial Accounting Standards Board (FASB) issued FASB Statement No. 123R (revised 2004), Share-Based Payment" which is a revision of FASB Statement No. 123, "Accounting for Stock-Based Compensation". Statement 123R supersedes APB opinion No. 25, "Accounting for Stock Issued to Employees", and amends FASB Statement No. 95, "Statement of Cash Flows". Generally, the approach in Statement 123R is similar to the approach described in Statement
123. However, Statement 123R requires all share-based payments to employees, including grants of employee stock options, to be recognized in the income statement based on their fair values. Pro-forma disclosure is no longer an alternative. This statement does not change the accounting guidance for share based payment transactions with parties other than employees provided in Statement of Financial Accounting Standards No. 123(R). This statement does not address the accounting for employee share ownership plans, which are subject to AICPA Statement of Position 93-6, "Employers' Accounting for Employee Stock Ownership Plans." On April 14, 2005, the SEC amended the effective date of the provisions of this statement. The effect of this amendment by the SEC is that the Company had to comply with Statement 123R and use the Fair Value based method of accounting no later than the first quarter of 2006. The Company implemented SFAS No. 123(R) on January 1, 2006 using the modified prospective method. The fair value of each option grant issued after January 1, 2006 will be determined as of grant date, utilizing the Black-Scholes option pricing model. The amortization of each option grant will be over the remainder of the vesting period of each option grant.

As more fully described in the financial statements included in Form 10-KSB for the year ended December 31, 2005, the Company granted stock options over the years to employees of the Company under a non-qualified employee stock option plan. As of December 31, 2005, 33,580,000 stock options were outstanding and exercisable. The Company did not grant any stock options to employees during the six months ended June 30, 2006. The Company did not recognize compensation expense related to employees' stock options in the six months ended June 30, 2006. The impact on earnings for the remainder of Fiscal 2006 for stock based compensation will depend on future stock option issuances.

In prior years, the Company applied the intrinsic-value method prescribed in Accounting Principles Board ("APB") Opinion No. 25, "Accounting for Stock Issued to Employees," to account for the issuance of stock options to employees and accordingly compensation expense related to employees' stock options were recognized in the prior year financial statements to the extent options granted under stock incentive plans had an exercise price less than the market value of the underlying common stock on the date of grant.

         Had compensation costs for the Company's stock options been determined based on the fair value at the grant dates for the awards, the Company's net loss and loss per share would be as follows:


----------------------------------------------------------------------------------
                                                                  For the six
                                                               months ended June
                                                                  30, 2005-As
                                                                restated-Note K
----------------------------------------------------------------------------------
 Net loss attributable to common stockholders -as reported          $(19,887,067)
 Add.  Total stock based  employee  compensation  expense as
 reported under intrinsic value method (APB No. 25)                           --
 Deduct Total stock based employee compensation expense
 as reported under fair value based method  (SFAS No. 123)              (478,800)
 Net loss -Pro Forma                                                $(20,365,867)
 Net loss attributable to common stockholders - Pro forma           $(20,365,867)
 Basic (and assuming dilution) loss per share -as reported                $(0.57)
 Basic (and assuming dilution) loss per share - Pro forma                 $(0.59)
----------------------------------------------------------------------------------


         In determining the compensation cost of stock options granted to employees during the six months ended June 30, 2005, as specified by SFAS No. 123, the fair value of each option grant has been estimated on the date of grant using the Black-Scholes option pricing model and the weighted average assumptions used in these calculations are summarized as follows:

                              CYBERLUX CORPORATION
                     NOTES TO CONDENSED FINANCIAL STATEMENTS
                                  JUNE 30, 2006
                                   (UNAUDITED)

NOTE A-SUMMARY OF ACCOUNTING POLICIES (CONTINUED)

STOCK-BASED COMPENSATION (CONTINUED)


                                                  Six Months Ended
                                                    June 30, 2005
                                                --------------------
   Risk-free interest rate                                        2%
   Expected life of options Granted                           6 yrs
   Expected Volatility                                          250%
   Expected dividend yield                                        0%


(a)The expected option life is based on contractual expiration dates.

PATENTS

During the year ended December 31, 2005, the Company management preformed an evaluation of its intangble assets (Patents) for purposes of determining the implied fair value of the assets at December 31, 2005. The test indicated that the recorded remaining book value of its patens exceeded its fair value, as determined by discounted cash flows. As a result, upon completion of the assessment, management recorded a non-cash impairment charge of $30,544, net of tax, or $0.00 per share during the six month period ended June 30, 2005 to reduce the carrying value of the patents to $0. Considerable management judgment is necessary to estimate the fair value. Accordingly, actual results could vary significantly from management's estimates.

RECENT PRONOUNCEMENTS

In March 2005, the FASB issued FASB Interpretation (FIN) No. 47, "Accounting for Conditional Asset Retirement Obligations, an interpretation of FASB Statement No. 143," which requires an entity to recognize a liability for the fair value of a conditional asset retirement obligation when incurred if the liability's fair value can be reasonably estimated. The Company is required to adopt the provisions of FIN 47 no later than the first quarter of fiscal 2006. The Company adopted this interpretation from January 1, 2006. The adoption of this Interpretation did not have a material impact on its consolidated financial position, results of operations or cash flows.

In May 2005 the FASB issued Statement of Financial Accounting Standards (SFAS) No. 154, "Accounting Changes and Error Corrections, a replacement of APB Opinion No. 20 and FASB Statement No. 3." SFAS 154 requires retrospective application to prior periods' financial statements for changes in accounting principle, unless it is impracticable to determine either the period-specific effects or the cumulative effect of the change. SFAS 154 also requires that retrospective application of a change in accounting principle be limited to the direct effects of the change. Indirect effects of a change in accounting principle, such as a change in non-discretionary profit-sharing payments resulting from an accounting change, should be recognized in the period of the accounting change. SFAS 154 also requires that a change in depreciation, amortization, or depletion method for long-lived, non-financial assets be accounted for as a change in accounting estimate effected by a change in accounting principle. SFAS 154 is effective for accounting changes and corrections of errors made in fiscal years beginning after December 15, 2005. Early adoption is permitted for accounting changes and corrections of errors made in fiscal years beginning after the date this Statement is issued. The Company adopted of this SFAS with its restatements included within.

On February 16, 2006 the Financial Accounting Standards Board (FASB) issued SFAS 155, "Accounting for Certain Hybrid Instruments," which amends SFAS 133, "Accounting for Derivative Instruments and Hedging Activities," and SFAS 140, "Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities." SFAS 155 allows financial instruments that have embedded derivatives to be accounted for as a whole (eliminating the need to bifurcate the derivative from its host) if the holder elects to account for the whole instrument on a fair value basis. SFAS 155 also clarifies and amends certain other provisions of SFAS 133 and SFAS 140. This statement is effective for all financial instruments acquired or issued in fiscal years beginning after September 15, 2006. The Company does not expect its adoption of this new standard to have a material impact on its financial position, results of operations or cash flows.

In March 2006, the FASB issued FASB Statement No. 156, Accounting for Servicing of Financial Assets - an amendment to FASB Statement No. 140. Statement 156 requires that an entity recognize a servicing asset or servicing liability each time it undertakes an obligation to service a financial asset by entering into a service contract under certain situations. The new standard is effective for fiscal years beginning after September 15, 2006. The Company does not expect its adoption of this new standard to have a material impact on its financial position, results of operations or cash flows.

                              CYBERLUX CORPORATION
                     NOTES TO CONDENSED FINANCIAL STATEMENTS
                                  JUNE 30, 2006
                                   (UNAUDITED)

NOTE B - NOTES PAYABLE AND CONVERTIBLE DEBENTURES

Notes payable at June 30, 2006 and December 31, 2005 are as follows:


---------------------------------------------------------------------------------------------------------------------------
                                                                                      June 30, 2006      December 31, 2005
---------------------------------------------------------------------------------------------------------------------------
10% convertible note payable, unsecured and due September, 2003; accrued and unpaid interest due at maturity; Note holder has the option to convert note principal together with accrued and unpaid interest to the Company's common stock at a rate of $0.50 per share. The Company is in
violation of the loan covenants                                                          $2,500                 $2,500

10% convertible notes payable, unsecured and due March, 2003; accrued and unpaid interest due at maturity; Note holder has the option to convert unpaid note principal together with accrued and unpaid interest to the Company's common stock at a rate of $0.50 per share.
                                                                                             --                 25,000

10% note payable, unsecured and due on demand, accrued and unpaid
interest due when paid                                                                   15,000                     --

4.99% note payable, unsecured and due March 2009, accrued and unpaid interest due at maturity. Shareholders secured debt with shares of
Company's common stock                                                                  152,400                     --

4.99% note payable, unsecured and due June 2009, accrued and unpaid interest due at maturity. Shareholders secured debt with shares of
Company's common stock                                                                  103,403                     --

4.99% note payable, unsecured and due June 2009, accrued and unpaid interest due at maturity. Shareholders secured debt with shares of
Company's common stock                                                                  168,600                     --

10% convertible debenture, due two years from the date of the note with interest payable quarterly during the life of the note. The note is convertible into the
Company's common stock at the lower of a) $0.72 or b) 50% of the average of the three lowest intraday trading prices for the common stock on a principal market for twenty days before, but not including, conversion date. The Company granted the note holder a security interest in substantially all of the Company's assets and intellectual property and registration rights. The Company is in
violation of the loan covenants (see below)                                             746,618                515,283
---------------------------------------------------------------------------------------------------------------------------


                              CYBERLUX CORPORATION
                     NOTES TO CONDENSED FINANCIAL STATEMENTS
                                  JUNE 30, 2006
                                   (UNAUDITED)

NOTE B - NOTES PAYABLE AND CONVERTIBLE DEBENTURES (CONTINUED)


---------------------------------------------------------------------------------------------------------------------------
                                                                                      June 30, 2006    December 31, 2005
---------------------------------------------------------------------------------------------------------------------------
10% convertible debenture, due three years from date of the note with interest payable quarterly during the life of the note. The note is convertible into the
Company's common stock at the lower of a) $0.03 or b) 50% of the average of the three lowest intraday trading prices for the common stock on a principal market for twenty days before, but not including, conversion date. The Company granted the note holder a security interest in substantially all of the Company's assets and intellectual property and registration rights. The Company is in
violation of the loan covenants (see below)                                             547,763            299,820

10% convertible debenture, due October 2008 with interest payable quarterly during the life of the note. The note is convertible into the Company's common stock at the lower of a) $0.6 or b) 50% of the average of the three lowest intraday trading prices for the common stock on a principal market for twenty days before, but not including, conversion date. The Company granted the note holder a security interest in substantially all of the Company's assets and intellectual property and registration rights. The Company is in violation of the loan covenants
(see below)                                                                             181,918             49,680

8% convertible debenture, due December 2008 with interest payable quarterly during the life of the note. The note is convertible into the Company's common stock at the lower of a) $0.10 or b) 35% of the average of the three lowest intraday trading prices for the common stock on a principal market for twenty
days before, but notincluding, conversion date. The Company granted the note            117,625              1,918
holder a security interest insubstantially all of the Company's assets and intellectual property and registration rights (see below)

8% convertible debenture, due March 2009e with interest payable quarterly during the life of the note. The note is convertible into the Company's common stock at the lower of a)$0.10 or b) 55% of the average of the three lowest intraday trading prices for the common stock on a principal market for twenty days
before, but not including, conversion date. The Company granted the note                 43,379                 --
holder a security interest in substantially all of the Company's assets and          -----------          --------
intellectual property and registration rights. (See below)

                                                                                      2,079,206            894,201

Less: current maturities                                                               (764,118)          (542,783)
                                                                                     -----------          --------

Notes payable and convertible debentures-long term portion                           $1,315,088          $ 351,418
                                                                                     ==========          =========
---------------------------------------------------------------------------------------------------------------------------


                             CYBERLUX CORPORATION
                   NOTES TO CONDENSED FINANCIAL STATEMENTS
                                JUNE 30, 2006
                                 (UNAUDITED)

NOTE B - NOTES PAYABLE AND CONVERTIBLE DEBENTURES (CONTINUED)

The Company entered into a Securities Purchase Agreement with four accredited investors on September 23, 2004 for the issuance of an aggregate of $1,500,000 of convertible notes ("Convertible Notes") and attached to the Convertible Notes were warrants to purchase 2,250,000 shares of the Company's common stock. The Convertible Notes accrue interest at 10% per annum, payable quarterly, and are due two years from the date of the note. The note holder has the option to convert any unpaid note principal to the Company's common stock at a rate of the lower of a) $0.72 or b) 50% of the average of the three lowest intraday trading prices for the common stock on a principal market for the 20 trading days before, but not including, conversion date.

As of June 30, 2006, the Company issued to investors of the Convertible Notes a total amount of $1,500,000 in exchange for net proceeds of $1,186,281. The proceeds that the Company received were net of prepaid interest of $50,000 and related fees and costs of $263,719.

This transaction, to the extent that it is to be satisfied with common stock of the Company would normally be included as equity obligations. However, in the instant case, due to the indeterminate number of shares which might be issued under the embedded convertible host debt conversion feature, the Company is required to record a liability relating to both the detachable warrants and embedded convertible feature of the notes payable (included in the liabilities as a "derivative liability)".

The Company entered into a Securities Purchase Agreement with four accredited investors on April 23, 2005 for the issuance of an aggregate of $1,500,000 of convertible notes ("Convertible Notes") and attached to the Convertible Notes were warrants to purchase 25,000,000 shares of the Company's common stock. The Convertible Notes accrue interest at 10% per annum, payable quarterly, and are due three years from the date of the note. The note holder has the option to convert any unpaid note principal to the Company's common stock at a rate of the lower of a) $0.03 or b) 50% of the average of the three lowest intraday trading prices for the common stock on a principal market for the 20 trading days before, but not including, conversion date.

As of June 30, 2006, the Company issued to investors of the Convertible Notes a total amount of $1,500,000 in exchange for total proceeds of $1,352,067. The proceeds that the Company received were net of prepaid interest of $72,933 representing the first eight month's interest and related fees and costs of $75,000.

This transaction, to the extent that it is to be satisfied with common stock of the Company would normally be included as equity obligations. However, in the instant case, due to the indeterminate number of shares which might be issued under the embedded convertible host debt conversion feature, the Company is required to record a liability relating to both the detachable warrants and embedded convertible feature of the notes payable (included in the liabilities as a "derivative liability".

The Company entered into a Securities Purchase Agreement with four accredited investors on October 24, 2005 for the issuance of $800,000 of convertible notes ("Convertible Notes") and attached to the Convertible Notes were warrants to purchase 800,000 shares of the Company's common stock. The Convertible Note accrues interest at 10% per annum, payable quarterly, and are due three years from the date of the note. The note holder has the option to convert any unpaid note principal to the Company's common stock at a rate of the lower of a) $0.06 or b) 50% of the average of the three lowest intraday trading prices for the common stock on a principal market for the 20 trading days before, but not including, conversion date.

As of June 30, 2006, the Company issued to investors of the Convertible Notes a total amount of $800,000 in exchange for total proceeds of $775,000. The proceeds that the Company received were net of related fees and costs of $25,000.

This transaction, to the extent that it is to be satisfied with common stock of the Company would normally be included as equity obligations. However, in the instant case, due to the indeterminate number of shares which might be issued under the embedded convertible host debt conversion feature, the Company is required to record a liability relating to both the detachable warrants and embedded convertible feature of the notes payable (included in the liabilities as a "derivative liability").

The Company entered into a Securities Purchase Agreement with four accredited investors on December 28, 2005 for the issuance of $700,000 of convertible notes ("Convertible Notes") and attached to the Convertible Notes were warrants to purchase 700,000 shares of the Company's common stock. The Convertible Note accrues interest at 8% per annum, payable quarterly, and are due three years from the date of the note. The note holder has the option to convert any unpaid note principal to the Company's common stock at a rate of the lower of a) $0.10 or b) 35% of the average of the three lowest intraday trading prices for the common stock on a principal market for the 20 trading days before, but not including, conversion date.

                             CYBERLUX CORPORATION
                   NOTES TO CONDENSED FINANCIAL STATEMENTS
                                JUNE 30, 2006
                                 (UNAUDITED)

NOTE B-NOTES PAYABLE AND CONVERTIBLE DEBENTURES (CONTINUED)

As of June 30, 2006, the Company issued to investors of the Convertible Notes a total amount of $700,000 in exchange for total proceeds of $675,000. The proceeds that the Company received were net of related fees and costs of $25,000.

This transaction, to the extent that it is to be satisfied with common stock of the Company would normally be included as equity obligations. However, in the instant case, due to the indeterminate number of shares which might be issued under the embedded convertible host debt conversion feature, the Company is required to record a liability relating to both the detachable warrants and embedded convertible feature of the notes payable (included in the liabilities as a "derivative liability").

The Company entered into a Securities Purchase Agreement with four accredited investors on March 31, 2006 for the issuance of $500,000 of convertible notes ("Convertible Notes") and attached to the Convertible Notes were warrants to purchase 19,000,000 shares of the Company's common stock. The Convertible Note accrues interest at 8% per annum, payable quarterly, and are due three years from the date of the note. The note holder has the option to convert any unpaid note principal to the Company's common stock at a rate of the lower of a) $0.10 or b) 55% of the average of the three lowest intraday trading prices for the common stock on a principal market for the 20 trading days before, but not including, conversion date.

As of June 30, 2006, the Company issued to investors of the Convertible Notes a total amount of $500,000 in exchange for total proceeds of $460,000. The proceeds that the Company received were net of related fees and costs of $40,000.

The accompanying financial statements comply with current requirements relating to warrants and embedded derivatives as described in FAS 133, EITF 98-5 and 00-27, and APB 14 as follows:

            o The Company allocated the proceeds received between convertible debt and detachable warrants based upon the relative fair market values on the dates the proceeds were received.

            o Subsequent to the initial recording, the increase in the fair value of the detachable warrants, determined under the Black-Scholes option pricing formula and the increase in the intrinsic value of the embedded derivative in the conversion feature of the convertible debentures are accrued as adjustments to the liabilities at June 30, 2006 and December 31, 2005, respectively.

            o The expense relating to the increase in the fair value of the Company's stock reflected in the change in the fair value of the warrants and derivatives (noted above) is included as an other comprehensive income item of an unrealized gain or loss arising from convertible financing on the Company's balance sheet.

            o Accreted principal of $1,637,303 and $866,701 as of June 30, 2006 and December 31, 2005, respectively.

The following table summarizes the various components of the convertible debentures as of June 30,, 2006 and December 31, 2005:


--------------------------------------------------------------------------------
                                                     June 30,     December 31,
                                                      2006           2005
--------------------------------------------------------------------------------
Convertible debentures                             $2,079,206       $894,201

Warrant liability                                   2,432,970      2,013,188

Derivative liability                                4,329,728      6,809,449
                                                   ----------     ----------

                                                    8,841,904      9,716,838

Cumulative adjustment of derivative and warrant   (1,762,698)    (4,322,637)
liability to fair value
Cumulative unrealized loss relating to
conversion of convertible notes to common
shares charged to interest expense                   (597,194)      (565,539)
Cumulative accretion of principal related to
convertible debentures                             (1,637,303)      (866,701)
                                                   ----------     ----------


                                                   $4,844,709     $3,961,961
                                                   ==========     ==========

--------------------------------------------------------------------------------


NOTE C-WARRANT LIABILITY

Total warrant liability as of June 30, 2006 and December 31, 2005 are comprised of the following:


--------------------------------------------------------------------------------
                                                     June 30,     December 31,
                                                      2006           2005
--------------------------------------------------------------------------------
Fair value of warrants relating to convertible     $2,432,970     $2,013,188
debentures
Fair value of warrants relating to preferred          398,797      1,147,334
stock-class A
Fair value of other outstanding warrants              340,723        191,504
                                                   ----------     ----------
Total                                              $3,172,490     $3,352,026
                                                   ==========     ==========
--------------------------------------------------------------------------------


                              CYBERLUX CORPORATION
                     NOTES TO CONDENSED FINANCIAL STATEMENTS
                                  JUNE 30, 2006
                                   (UNAUDITED)

NOTE D -STOCKHOLDER'S EQUITY

SERIES A - CONVERTIBLE PREFERRED STOCK

The Company has also authorized 5,000,000 shares of Preferred Stock, with a par value of $.001 per share.

On December 30, 2003, the Company filed a Certificate of Designation creating a Series A Convertible Preferred Stock classification for 200 shares.

The Series A Preferred stated conversion price of $.10 per shares is subject to certain anti-dilution provisions in the event the Company issues shares of its common stock or common stock equivalents below the stated conversion price. Changes to the conversion price are charged to operations and included in unrealized gain (loss) relating to adjustment of derivative and warrant liability to fair value of underlying securities.

In December, 2003, the Company issued 155 shares of its Series A Preferred stock, valued at $5,000 per share. The stock has a stated value of $5,000 per share and a conversion price of $0.10 per share and warrants to purchase an aggregate of 15,500,000 shares of our common stock.

In May, 2004, the Company issued 15.861 shares of its Series A Preferred stock, valued at $5,000 per share. The stock has a stated value of $5,000 per share and a conversion price of $0.10 per share and warrants to purchase an aggregate of 1,600,000 shares of our common stock.

As of December 31, 2004, 7 of the Series A Preferred shareholders exercised the conversion right and exchanged 19 shares of Series A Preferred for 950,000 shares of the Company's common stock.

As of December 31, 2005, 20 of the Series A Preferred shareholders exercised the conversion right and exchanged 92 shares of Series A Preferred for 4,600,000 shares of the Company's common stock.

As of June 30, 2006, 3 of the Series A Preferred shareholders exercised the conversion right and exchanged 8 shares of Series A Preferred for 419,032 shares of the Company's common stock

The holders of the Series A Preferred shall have the right to vote, separately as a single class, at a meeting of the holders of the Series A Preferred or by such holders' written consent or at any annual or special meeting of the stockholders of the Corporation on any of the following matters: (i) the creation, authorization, or issuance of any class or series of shares ranking on a parity with or senior to the Series A Preferred with respect to dividends or upon the liquidation, dissolution, or winding up of the Corporation, and (ii) any agreement or other corporate action which would adversely affect the powers, rights, or preferences of the holders of the Series A Preferred.

The holders of record of the Series A Preferred shall be entitled to receive cumulative dividends at the rate of twelve percent per annum (12%) on the face value ($5,000 per share) when, if and as declared by the Board of Directors, if ever. All dividends, when paid, shall be payable in cash, or at the option of the Company, in shares of the Company's common stock. Dividends on shares of the Series A Preferred that have not been redeemed shall be payable quarterly in arrears, when, if and as declared by the Board of Directors, if ever, on a semi-annual basis. No dividend or distribution other than a dividend or distribution paid in Common Stock or in any other junior stock shall be declared or paid or set aside for payment on the Common Stock or on any other junior stock unless full cumulative dividends on all outstanding shares of the Series A Preferred shall have been declared and paid. These dividends are not recorded until declared by the Company. As of the period ended June 30, 2006, $0 in dividends were accumulated.

Upon any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, and after payment of any senior liquidation preferences of any series of Preferred Stock and before any distribution or payment is made with respect to any Common Stock, holders of each share of the Series A Preferred shall be entitled to be paid an amount equal in the greater of (a) the face value denominated thereon subject to adjustment for stock splits, stock dividends, reorganizations, reclassification or other similar events (the "Adjusted Face Value") plus, in the case of each share, an amount equal to all dividends accrued or declared but unpaid thereon, computed to the date payment thereof is made available, or (b) such amount per share of the Series A Preferred immediately prior to such liquidation, dissolution or winding up, or (c) the liquidation preference of $5,000.00 per share, and the holders of the Series A Preferred shall not be entitled to any further payment, such amount payable with respect to the Series A Preferred being sometimes referred to as the "Liquidation Payments."

Because the Series A Shares include a redemption feature that is outside of the control of the Company and the stated conversion price is subject to reset, the Company has classified the Series A Shares outside of stockholders' equity in accordance with Emerging Issues Task Force ("EITF") Topic D-98, "Classification and Measurement of Redeemable Securities." In accordance with EITF Topic D-98, the fair value at date of issuance was recorded outside of stockholders' equity in the accompanying balance sheet. Dividends on the Series A Shares are reflected as a reduction of net income (loss) attributable to common stockholders.

                              CYBERLUX CORPORATION
                     NOTES TO CONDENSED FINANCIAL STATEMENTS
                                  JUNE 30, 2006
                                   (UNAUDITED)

NOTE D -STOCKHOLDER'S EQUITY

SERIES A - CONVERTIBLE PREFERRED STOCK (CONTINUED)

In connection with the issuance of the Series A Preferred and related warrants, the holders were granted certain registration rights in which the Company agreed to timely file a registration statement to register the common shares and the shares underlying the warrants, obtain effectiveness of the registration statement by the SEC within ninety-five (95) days of December 31, 2003, and maintain the effectiveness of this registration statement for a preset time thereafter. In the event the Company fails to timely perform under the registration rights agreement, the Company agrees to pay the holders of the
Series A Preferred liquidated damages in an amount equal to 1.5% of the aggregate amount invested by the holders for each 30-day period or pro rata for any portion thereof following the date by which the registration statement should have been effective. The initial registration statement was filed and declared effective by the SEC within the allowed time , however the Company has not maintained the effectiveness of the registration statement to date. Accordingly, the Company issued 203,867 shares of common stock as liquidated damages on December 10, 2004. The Company has not been required to pay any further liquidated damages in connection with the filing or on-going effectiveness of the registration statement.

The Company is required to record a liability relating to the detachable warrants as described in FAS 133, EITF 98-5 and 00-27, and APB 14. As such:

o Subsequent to the initial recording, the increase in the fair value of the detachable warrants, determined under the Black-Scholes option pricing formula, are accrued as adjustments to the liabilities at June 30, 2006 and December 31, 2005, respectively.

o The expense relating to the increase in the fair value of the Company's stock reflected in the change in the fair value of the warrants noted above) is included as an other comprehensive income item of an unrealized gain or loss arising from convertible financing on the Company's balance sheet.

SERIES A - CONVERTIBLE PREFERRED STOCK (CONTINUED)

The fair value of the detachable warrants as of June 30, 2006 and December 31, 2005 were as follows:


--------------------------------------------------------------------------------
                                        June 30, 2006       December 31, 2005
                                        -------------       -----------------
Fair value of warrants relating to
issuance of convertible preferred
stock:                                    $398,797             $1,147,334
--------------------------------------------------------------------------------


The Company recorded an Unrealized Gain (Loss) on the change in fair value of these detachable warrants of $748,537 and $(452,242) for the six months ended June 30, 2006 and 2005, respectively.

SERIES B - CONVERTIBLE PREFERRED STOCK

On February 19, 2004, the Company filed a Certificate of Designation creating a Series B Convertible Preferred Stock classification for 800,000 shares.

In January, 2004, the Company issued 800,000 shares of its Series B Preferred in lieu of certain accrued management service fees payable and notes payable including interest payable thereon totaling $800,000 to officers of the company. The shares of the Series B Preferred are non voting and convertible, at the option of the holder, into common shares at $0.10 per share per share. The shares issued were valued at $1.00 per share, which represented the fair value of the common stock the shares are convertible into. In connection with the transaction, the Company recorded a beneficial conversion discount of $800,000 - preferred dividend relating to the issuance of the convertible preferred stock. None of the Series B Preferred shareholders have exercised their conversion right and there are 800,000 shares of Series B Preferred shares issued and outstanding at June 30, 2006 and December 31, 2005.

The holders of the Series B Preferred shall have the right to vote, separately as a single class, at a meeting of the holders of the Series B Preferred or by such holders' written consent or at any annual or special meeting of the stockholders of the Corporation on any of the following matters: (i) the creation, authorization, or issuance of any class or series of shares ranking on a parity with or senior to the Series B Preferred with respect to dividends or upon the liquidation, dissolution, or winding up of the Corporation, and (ii) any agreement or other corporate action which would adversely affect the powers, rights, or preferences of the holders of the Series B Preferred.

                              CYBERLUX CORPORATION
                     NOTES TO CONDENSED FINANCIAL STATEMENTS
                                  JUNE 30, 2006
                                   (UNAUDITED)

NOTE D -STOCKHOLDER'S EQUITY

SERIES B - CONVERTIBLE PREFERRED STOCK (CONTINUED)

The holders of record of the Series B Preferred shall be entitled to receive cumulative dividends at the rate of twelve percent per annum (12%) on the face value ($1.00 per share) when, if and as declared by the Board of Directors, if ever. All dividends, when paid, shall be payable in cash, or at the option of the Company, in shares of the Company's common stock. Dividends on shares of the Series B Preferred that have not been redeemed shall be payable quarterly in arrears, when, if and as declared by the Board of Directors, if ever, on a semi-annual basis. No dividend or distribution other than a dividend or distribution paid in Common Stock or in any other junior stock shall be declared or paid or set aside for payment on the Common Stock or on any other junior stock unless full cumulative dividends on all outstanding shares of the Series B Preferred shall have been declared and paid. These dividends are not recorded until declared by the Company. For the period ended June 30, 2006 $ 240,000 in dividends were accumulated.

Upon any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, and after payment of any senior liquidation preferences of any series of Preferred Stock and before any distribution or payment is made with respect to any Common Stock, holders of each share of the Series B Preferred shall be entitled to be paid an amount equal in the greater of (a) the face value denominated thereon subject to adjustment for stock splits, stock dividends, reorganizations, reclassification or other similar events (the "Adjusted Face Value") plus, in the case of each share, an amount equal to all dividends accrued or declared but unpaid thereon, computed to the date payment thereof is made available, or (b) such amount per share of the Series B Preferred immediately prior to such liquidation, dissolution or winding up, or (c) the liquidation preference of $1.00 per share, and the holders of the Series B Preferred shall not be entitled to any further payment, such amount payable with respect to the Series B Preferred being sometimes referred to as the "Liquidation Payments."

COMMON STOCK

The Company has authorized 300,000,000 shares of common stock, with a par value of $.001 per share. As of June 30, 2006 and December 31, 2005, the Company has 96,775,237 and 75,608,334 shares issued and outstanding, respectively.

During the six months ended June 30, 2006, holders converted 8.3 shares of preferred stock - Class A into 419,032 shares of common stock. Each share of preferred stock is convertible into 50,000 shares of common stock.


In January, 2006, the Company issued 3,000,000 shares of its common stock at $0.084 per share in exchange for services.

In January, 2006, the Company issued 100,000 shares of its common stock at $0.113 per share in exchange for services.

In February, 2006, the Company issued 10,000 shares of its common stock at $0.095 per share in exchange for services.

In February, 2006, the Company issued 1,500,000 shares of its common stock at $0.092 per share in exchange for services.

In February, 2006, the Company issued 791,369 shares of its common stock at $0.04 per share on conversion of notes payable.

In March, 2006, the Company issued 4,000,000 shares in conjunction with the exercise of employee stock options at $0.09 per share.

In April 2006, the Company issued 492,752 shares of its common stock at $0.073 per share in exchange for services.

In May 2006, the Company issued 2,772,206 shares in conjunction with the exercise of employee stock options at $0.081 per share

In May 2006, the Company issued 600,000 shares of its common stock at $0.08 per share in exchange for services.

In June 2006, the Company issued 1,481,484 shares of its common stock at $0.08 per share in exchange for services.

In June 2006, the Company issued 6,000,000 shares in conjunction with the exercise of employee stock options at $0.056 per share.

                              CYBERLUX CORPORATION
                     NOTES TO CONDENSED FINANCIAL STATEMENTS
                                  JUNE 30, 2006
                                   (UNAUDITED)

NOTE E-STOCK OPTIONS AND WARRANTS

Class A Warrants

The following table summarizes the changes in warrants outstanding and related prices for the shares of the Company's common stock issued to shareholders at June 30, 2006:


----------------------------------------------------------------------------------------
                              Warrants
                             Outstanding                                   Warrants
                          Weighted Average    Weighted                    Exercisable
                             Remaining        Average                     Weighted
Exercise         Number     Contractual       Exercise     Number          Average
 Price        Outstanding   Life (years)       price     Exercisable    Exercise Price
----------------------------------------------------------------------------------------
   $0.01          100,000       2.50          $0.01         100,000          $0.01
    0.03       26,500,000       3.92           0.03      26,500,000           0.03
    0.10       20,641,500       6.42           0.10      20,641,500           0.10
    0.20        1,845,000       1.25           0.20       1,845,000           0.20
    0.25       10,301,564       0.72           0.25      10,301,564           0.25
    0.50        2,300,000       2.90           0.50       2,600,000           0.50
    1.05       10,193,064        .72           1.05      10,193,064           1.05
----------------------------------------------------------------------------------------


Transactions involving the Company's warrant issuance are summarized as follows:


--------------------------------------------------------------------------------
                                                                    Weighted
                                                  Number of          Average
                                                   Shares        Price Per Share
--------------------------------------------------------------------------------
Outstanding at December 31, 2004                  21,931,128         $0.90
Granted                                           26,500,000          0.03
Exercised                                                 --            --
Canceled or expired                                       --            --
Outstanding at December 31, 2005                  48,431,128          0.42
Granted                                           23,750,000          0.17
Exercised                                                 --            --
Canceled or expired                                (300,000)         (0.50)
Outstanding at June 30, 2006                      71,881,128          0.34
--------------------------------------------------------------------------------


Warrants granted during the period ended December 31, 2005 totaling 26,499,500 were issued in connection with debt financing. The warrants are exercisable until five years after the date of issuance at a purchase price of $0.03 per share on 25,000,000 warrants, $0.10 per share on 800,000 warrants and $0.15 per share on 699,500 warrants.

For the six months ended June 30, 2006, warrants totally 19,000,000 were issued in connection with debt financing. The warrants are exercisable until seven years after date of issuance at a purchase price of $0.10 per share. The warrants have a reset provision should the Company issue shares below $0.10 per share excluding conversion of related debt.

For the six months ended June 30, 2006, following warrants were issued in connection with services rendered:

        ------------------------------------------------------
        Numberof warrants   purchase price per    Term (years)
                                 share:
        ------------------------------------------------------
              1,550,000          $0.10               2.75
              1,550,000          $0.25               2.75
              1,550,000          $1.05               2.75
                100,000          $0.01               2.75
        ------------------------------------------------------

                              CYBERLUX CORPORATION
                     NOTES TO CONDENSED FINANCIAL STATEMENTS
                                  JUNE 30, 2006
                                   (UNAUDITED)

NOTE E-STOCK OPTIONS AND WARRANTS (CONTINUED)

Employee Stock Options

The following table summarizes the changes in options outstanding and the related prices for the shares of the Company's common stock issued to employees of the Company under a non-qualified employee stock option plan at June 30, 2006:


          Options Outstanding                  Options Exercisable
---------------------------------------------------------------------------
                            Weighted
                             Average
                            Remaining     Weighted                Weighted
                           Contractual    Average                  Average
   Exercise    Number         Life        Exercise    Number      Exercise
   Prices     Outstanding    (Years)      Price     Exercisable     Price
---------------------------------------------------------------------------
  $0.2125      2,000,000      7.46       $0.2125     2,000,000     $0.2125
   0.2125      2,000,000      7.87        0.2125     2,000,000      0.2125
   0.10        9,502,307      8.54        0.10       9,502,307      0.10
   0.0295      4,000,000      9.1         0.0295     4,000,000      0.0295
---------------------------------------------------------------------------


Transactions involving stock options issued to employees are summarized as follows:

--------------------------------------------------------------------------------
                                                            Weighted Average
                                        Number of Shares     Price Per Share
--------------------------------------------------------------------------------

Outstanding at December 31, 2004:            16,000,000          $0.2125
Granted                                      18,000,000           0.058
Exercised                                            --               --
Canceled or expired                                  --               --
Outstanding at December 31, 2005:            34,000,000          $0.076
Granted                                              --               --
Exercised                                   (16,497,693           0.037
Canceled or expired                                  --               --
Outstanding at June 30, 2006:                17,502,307          $0.1367
--------------------------------------------------------------------------------

During the six months r ended June 30, 2006, the Board of Directors voted to exercise 16,497,693 of their options cashlessly to provide 8,772,206 share of the Company's common stock to be used as collateral in support of short-term financing.

The weighted-average fair value of stock options granted to employees during the year ended December 31, 2005 and the weighted-average significant assumptions used to determine those fair values, using a Black-Scholes option pricing model are as follows:

For the year ended December 31,2005:

Significant  assumptions  (weighted-average):
Risk-free  interest rate at grant date               2%
Expected stock price volatility                    255%
Expected dividend payout                             -
Expected option  life-years  (a)                     7
(a)The  expected  option life is based on  contractual expiration dates.

NOTE F -RELATED PARTY TRANSACTIONS

From time to time, the Company's principal officers have advanced funds to the Company for working capital purposes in the form of unsecured promissory notes, accruing interest at 12% per annum. As of June 30, 2006 and December 31, 2005 , the balance due to the officers was $404,595 and $366,595, respectively.

                              CYBERLUX CORPORATION
                     NOTES TO CONDENSED FINANCIAL STATEMENTS
                                  JUNE 30, 2006
                                   (UNAUDITED)

NOTE G -COMMITMENTS AND CONTINGENCIES

Consulting Agreements

The Company has consulting agreements with outside contractors, certain of whom are also Company stockholders. The Agreements are generally for a term of 12 months from inception and renewable automatically from year to year unless either the Company or Consultant terminates such engagement by written notice.

Operating Lease Commitments

The Company leases office space in Durham, NC on a five year lease expiring April, 2008 for an annualized rent payment of $43,127. Additionally the Company leases warehouse space on a month to month basis for $550 per month. At December 31, 2005, schedule of the future minimum lease payments is as follows:

          2006           $43,127
          2007            43,127
          2008            14,376
          2009                 -
          2010                 -

LITIGATION

The Company is subject to other legal proceedings and claims, which arise in the ordinary course of its business. Although occasional adverse decisions or settlements may occur, the Company believes that the final disposition of such matters should not have a material adverse effect on its financial position, results of operations or liquidity. Listed below is a brief description of pending litigation:

On May 17, 2005, Zykronix, Inc., a Colorado corporation, filed a complaint against us and our President, Mark Schmidt, in the District Court, City and County of Denver, State of Colorado (Case No. O5CV3704) claiming damages in the amount of $211,323.75 and costs for breach of contract, unjust enrichment and fraud by Mark Schmidt. We previously entered into a contract with Zykronix for them to produce prototypes for several of our new products, which we believe they never satisfactorily completed.

On June 22, 2005, we filed our Answer and Counterclaim against Zykronix, claiming damages and costs in the amount of $2,850,000 for breach of contract, unjust enrichment and negligent misrepresentation. At the same time, Mark Schmidt filed a Motion to Dismiss since Zykronix failed to adequately plead a claim for fraud. On August 24, 2005, the Motion to Dismiss was denied. The case is currently in discovery. We believe that their claims are without merit and we will vigorously defend these claims.

On January 26, 2006, the parties signed a Mutual Release and Settlement Agreement and Stipulation for Dismissal with Prejudice. Under the terms of the Mutual Release and Settlement, the Company paid Zykronix $50,000 and Zykronix returned our prototypes and design files.

On February 6, 2006 the Court entered an Order for Dismissal with Prejudice, with Reservation of Limited Jurisdiction for the purpose of enforcing the Mutual Release and Settlement Agreement. The terms of the Mutual Release and Settlement Agreement have been met to the satisfaction of both parties.

On July 27, 2005, Alliance Care Services, Inc. d/b/a Alliance Advisors, a New York corporation, filed a complaint against us in the Supreme Court of the State of New York, County of New York, claiming damages in the amount of not less than $500,000 and costs for breach of contract, breach of duty of good faith and fair dealing and unjust enrichment. We filed our answer on October 4, 2005 denying all claims. This case is currently in discovery. We believe that their claims are without merit and we intend to vigorously defend these claims.

On October 21, 2005, Greenfield Capital Partners LLC filed a statement of claim against us in arbitration before the National Association of Securities Dealers, Inc. Greenfield claims damages and costs in the amount of $107,000 for breach of contract, fraud, fraudulent concealment and misrepresentation. We believe that their claims are without merit and we intend to vigorously defend these claims.

                              CYBERLUX CORPORATION
                     NOTES TO CONDENSED FINANCIAL STATEMENTS
                                  JUNE 30, 2006
                                   (UNAUDITED)

NOTE H- LOSS PER SHARE

The following table presents the computation of basic and diluted (loss) income per share:


--------------------------------------------------------------------------------
                                            For the six months ended June
                                                         30,
--------------------------------------------------------------------------------
                                                               2005- As
                                                 2006        restated-Note K
--------------------------------------------------------------------------------
Net (loss) available to common stockholders    $(730,644)      $(19,887,067)
Basic and diluted (loss) per share                 (0.01)             (0.57)
Weighted average common shares outstanding     84,395,457        34,604,651
--------------------------------------------------------------------------------


As of June 30,2006 and 2005,  207,021,887 and 230,583,333  potential shares were excluded from the shares used to calculate loss per share as their inclusion would reduce net loss per share.


NOTE I - BUSINESS CONCENTRATION

Sales to 3 major customers approximated $20,746 or 25% of total sales for the three months ended June 30,, 2006.

Purchases from the Company's 2 major suppliers accounted for 100% of total purchases for the three months ended June 30, 2006.

NOTE J- GOING CONCERN MATTERS

The accompanying statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. As shown in the accompanying financial statements, as of June 30, 2006, the Company incurred accumulated losses of $19,422,585. The Company's current liabilities exceeded its current assets by $2,705,159 as of June 30, 2006. These factors among others may indicate that the Company will be unable to continue as a going concern for a reasonable period of time.

The Company is actively pursuing additional equity financing through discussions with investment bankers and private investors. There can be no assurance the Company will be successful in its effort to secure additional equity financing.

If operations and cash flows continue to improve through these efforts, management believes that the Company can continue to operate. However, no assurance can be given that management's actions will result in profitable operations or the resolution of its liquidity problems.

The Company's existence is dependent upon management's ability to develop profitable operations and resolve its liquidity problems. Management anticipates the Company will attain profitable status and improve its liquidity through the continued developing, marketing and selling of its services and additional equity investment in the Company. The accompanying financial statements do not include any adjustments that might result should the Company be unable to continue as a going concern.

NOTE K-RESTATEMENT

During 2005, it was determined the correct application of accounting principles had not been applied in the 2004 and 2003 accounting for convertible debentures and detachable warrants (See note B above).

The original accounting for the debentures and detachable warrants, the Company recognized an imbedded beneficial conversion feature present in the convertible note and allocated a portion of the proceeds equal to the intrinsic value of that feature to additional paid in capital. Accordingly, the proceeds attributed to the common stock, convertible debt and warrants have been restated to reflect the relative fair value method.

The accounting principles on the aforementioned transactions are currently reflected in the accompanying June 30, 2006 financial statements in accordance with SFAS 154. The necessary corrections to apply the impact to the previously issued June 30, 2005 financial statements are as follows:

                             CYBERLUX CORPORATION
                   NOTES TO CONDENSED FINANCIAL STATEMENTS
                                JUNE 30, 2006
                                 (UNAUDITED)

NOTE K-RESTATEMENT (CONTINUED)

For the six months ended June 30, 2005:


----------------------------------------------------------------------------
                                                                 Amount
                              June 30, 2005   June 30, 2005     increase
                                financial       financial     (decrease) in
                                statement       statement      June 30, 2005
                              balance prior       post          financial
                              to restatement   restatement     statements
----------------------------------------------------------------------------
Net (loss)                       $(1,357,255)  $(19,887,067)  $(18,529,812)

Loss per share-basic and
fully diluted                         $(0.04)        $(0.57)        $(0.53)
----------------------------------------------------------------------------

For the three months ended June 30, 2005:

----------------------------------------------------------------------------
                                                                  Amount
                              June 30, 2005   June 30, 2005      increase
                                financial       financial     (decrease) in
                                statement       statement     June 30, 2005
                              balance prior       post         financial
                              to restatement   restatement     statements
----------------------------------------------------------------------------

Net (loss)                         $(933,596)  $(17,112,941)  $(16,179,345)

Loss per share-basic and
fully diluted                         $(0.02)        $(0.42)        $(0.40)
----------------------------------------------------------------------------

The resulting effects on the prior period adjustments on the June 30, 2005 cash flows by area are as follows:

----------------------------------------------------------------------------
                       June 30, 2005                       Amount increase
                         cash flow        June 30,, 2005    (decrease) in
                         statement          cash flow       June 30, 2005
                       balance prior      statement post      cash flow
                       to restatement      restatement        statement
----------------------------------------------------------------------------

Net cash from
operating activities     $(1,310,382)       $(1,310,382)              --

Net cash from
investing activities         (30,856)           (30,856)              --

Net cash from
financing activities        1,067,515          1,067,515              --
----------------------------------------------------------------------------


                                   PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

      Our Articles of Incorporation, as amended, provide to the fullest extent permitted by Nevada law, our directors or officers shall not be personally liable to us or our shareholders for damages for breach of such director's or officer's fiduciary duty. The effect of this provision of our Articles of Incorporation, as amended, is to eliminate our right and our shareholders (through shareholders' derivative suits on behalf of our company) to recover damages against a director or officer for breach of the fiduciary duty of care as a director or officer (including breaches resulting from negligent or grossly negligent behavior), except under certain situations defined by statute. We believe that the indemnification provisions in its Articles of Incorporation, as amended, are necessary to attract and retain qualified persons as directors and officers.

      Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

      The following table sets forth an itemization of all estimated expenses, all of which we will pay, in connection with the issuance and distribution of the securities being registered:

NATURE OF EXPENSE AMOUNT

SEC Registration fee            $  1,728.23
Accounting fees and expenses      10,000.00*
Legal fees and expenses           40,000.00*
Miscellaneous                      3,271.77*
                                ------------
                     TOTAL      $ 55,000.00*
                                ============

* Estimated.

ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES.

      On October 1, 2003, we entered into an agreement with Consulting for Strategic Growth 1, Ltd. ("CFSG"), in which CFSG would provide consulting services in the form of investor relations and public relations. On January 27, 2004, in consideration for services rendered, Stanley Wunderlich, Chairman of CFSG was issued 125,000 shares of our common stock at $0.001 per share and Bonnie Stretch, pubic relations for CFSG, was issued 25,000 shares of our Common stock at $0.001 per share. This issuance was a private transaction pursuant to
Section 4(2) of the Securities Act.

      On October 30, 2003, we entered into an agreement with Roccus Capital Partners, LLC ("RCP") and Alliance Advisors (`AA") in which RCP and AA would provide strategic advisement to us. On January 27, 2004, as an engagement fee, Richard L. Berkley and Marc A. Heskell, principals of RCP and Alan Sheinwald, principal of AA were each issued 75,000 shares of our common stock at $0.001 per share. These issuances were private transactions pursuant to Section 4(2) of the Securities Act.

      On December 1, 2003, we entered into an agreement with CFSG, in which CFSG would provide consulting services in the form of investor relations and public relations. In consideration for services to be rendered, on January 27, 2004, Stanley Wunderlich was issued 60,000 shares of our common stock at $0.001 per share with 10,000 shares issued each month based upon performance criteria satisfactory to both parties. This issuance was a private transaction pursuant to Section 4(2) of the Securities Act.

      On January 27, 2004, we issued 700,000 shares of our Common stock at $0.01 per share to Titan Entertainment Group pursuant to a consulting services agreement in which Titan Entertainment Group would create strategic business relationships for us. This issuance was a private transaction pursuant to
Section 4(2) of the Securities Act.

      On January 27, 2004, we issued 600,000 shares of our Common stock at $0.01 per share to Michael J. Stern pursuant to a consulting services agreement in which Michael J. Stern would create strategic business relationships for us. This issuance was a private transaction pursuant to Section 4(2) of the Securities Act.

      On January 27, 2004, we issued 600,000 shares of our Common stock at $0.01 per share to KBK Ventures, Inc. pursuant to a consulting services agreement in which KBK Ventures would create strategic business relationships for us. This issuance was a private transaction pursuant to Section 4(2) of the Securities Act.

      On January 27, 2004, we issued 800,000 shares of our Common stock at $0.01 per share to 3CD Consulting, LLC pursuant to a consulting services agreement in which 3CD Consulting would create strategic business relationships for us. This issuance was a private transaction pursuant to Section 4(2) of the Securities Act.

      On January 27,2004, we issued 600,000 shares of our Common stock at $0.01 per share to Ronald E. Gee pursuant to a consulting services agreement in which Ronald E. Gee would create strategic business relationships us. This issuance was a private transaction pursuant to Section 4(2) of the Securities Act.

      On January 27, 2004, we issued 155 shares of Series A Preferred Stock (with a stated value of $5,000 per share and a conversion price of $0.10 per share) and warrants to purchase an aggregate of 15,500,000 of our common stock. This private placement was exempt from registration pursuant to Section 4(2) of the Securities Act.

      On January 27, 2004, we issued 40,000 shares of our Common stock at $0.001 per share to Donald F. Huffman in consideration of services on our behalf. This issuance was a private transaction pursuant to Section 4(2) of the Securities Act.

      On January 27, 2004, we issued 10,000 shares of our common stock at $0.001 per share to Robert Rubin in consideration of services on our behalf. This issuance was a private transaction pursuant to Section 4(2) of the Securities Act.

      On January 27, 2004, Brian Scott converted a $20,000 promissory note dated April 1, 2003 in the amount of $20,000 into 80,000 shares of the our common stock at $0.25 per share. This issuance was a private transaction pursuant to
Section 4(2) of the Securities Act.

      On April 5, 2004, we issued 450,000 shares of our common stock issued to Capital Funding Solutions as collateral pursuant to a factoring agreement were cancelled.

      In May 2004, we issued 5,310,000 shares of our common stock at $0.10 per share and 5,310,000 warrants exercisable at $0.25 per share. This issuance was a private transaction pursuant to Section 4(2) of the Securities Act

      On May 25, 2004, we issued 15.861 shares of Series A Preferred Stock (with a stated value of $5,000 per share and a conversion price of $0.10 per share) and warrants to purchase an aggregate of 793,065 of our common stock. This private placement was exempt from registration pursuant to Section 4(2) of the Securities Act.

      On June 4, 2004, we issued 30,500 stock purchase warrants exercisable at $0.25 per share and 19,500 stock purchase warrants exercisable at $0.10 per share each to Marc Haskell, Richard Berkley and Alan Sheinwald pursuant to a consulting agreement. This issuance was a private transaction pursuant to
Section 4(2) of the Securities Act.

      On June 4, 2004, Michael Kelly converted a promissory note in the amount of $5.000 into 50,000 shares of our common stock at $0.10 per share. This issuance was a private transaction pursuant to Section 4(2) of the Securities Act.

      On June 4, 2004, we issued 30,000 shares of our common stock valued at $.10 per share to Forma Designs, Inc. for services rendered. This issuance was a private transaction pursuant to Section 4(2) of the Securities Act.

      On June 4, 2004, we issued 310,000 stock purchase warrants to Dennis Oon, Gary Murphy, Brian Kramen and Ed English exercisable at $0.20 per share for services rendered. This issuance was a private transaction pursuant to Section 4(2) of the Securities Act.

      On June 8, 2004, we issued 975,000 shares of our common stock valued at $.10 per share and 975,000 stock purchase warrants exercisable at $0.25 per share pursuant to an agreement in which Current Capital would provide investor relation services for us. This issuance was exempt from registration pursuant to
Section 4(2) of the Securities Act.

      On June 8, 2004, we issued 375,000 shares of our common stock valued at $.10 per share and 375,000 stock purchase warrants exercisable at $0.25 per share to Advisory Group Ltd. pursuant to an agreement in which Advisory Group Ltd. would provide investor relation services for us. This issuance was exempt from registration pursuant to Section 4(2) of the Securities Act.

      On June 8, 2004, we issued 200,000 shares of our common stock valued at $.10 per share to Phil Snowden and C. Clark Burns pursuant to a consulting agreement. This issuance was a private transaction pursuant to Section 4(2) of the Securities Act.

      On June 16, 2004, we issued 60,000 shares of our common stock valued at $.10 per share and 100,000 stock purchase warrants exercisable at $0.50 each to Frank Maresca Associate, Inc., William Schnell & Associates, Inc. and Bruce W. Geiger & Associates, Inc. pursuant to a consulting agreement. This issuance was a private transaction pursuant to Section 4(2) of the Securities Act.

      On July 14, 2004, we issued 100,000 shares of our Common Stock to John Hanemaayer at $0.10 per share. This issuance was exempt from registration pursuant to Section 4(2) of the Securities Act.

      On July 15, 2004, we issued 100,000 stock purchase warrants exercisable at $0.20 per share to Michael G. Konicek for services rendered. This issuance was exempt from registration pursuant to Section 4(2) of the Securities Act.

      On July 30, 2004, we issued 100,000 shares of our Common Stock to David Bomberg pursuant to a consulting agreement. This issuance was a private transaction pursuant to Section 4(2) of the Securities Act.

      On August 24, 2004, we issued 701,000 shares of our Common Stock against exercise of warrants at $0.25 per share. This issuance was exempt from registration pursuant to Section 4(2) of the Securities Act.

      On August 24, 2004, holders of 4 shares of our Series A Convertible Preferred Stock exercised their rights to convert into 200,000 shares of our Common Stock. This issuance was exempt from registration pursuant to Section 4(2) of the Securities Act.

      On September 17, 2004, we issued 200,000 shares of our Common Stock against exercise of warrants at $0.25 per share. This issuance was exempt from registration pursuant to Section 4(2) of the Securities Act.

      On September 17, 2004, we issued 150,000 stock purchase warrants to Donald
B. Hutton for services rendered at $0.25 per share. This issuance was exempt from registration pursuant to Section 4(2) of the Securities Act.

      To obtain funding for our ongoing operations, we entered into a Securities Purchase Agreement with AJW Partners, LLC, AJW Qualified Partners, LLC, AJW Offshore, Ltd., and New Millennium Partners II, LLC on September 23, 2004 for the sale of (i) $1,500,000 in secured convertible notes and (ii) a warrants to buy 2,250,000 shares of our common stock.

            The investors provided us with the funds as follows:

            o     $500,000 was disbursed on September 23, 2004;

            o     $500,000 was disbursed on October 20, 2004; and

            o     $500,000 was disbursed on November 18, 2004.

      The secured convertible notes bear interest at 10%, mature two years from the date of issuance, and are convertible into our common stock, at the investors' option, at the lower of (i) $0.72 or (ii) 50% of the average of the three lowest intraday trading prices for the common stock on the Over-The-Counter Bulletin Board for the 20 trading days before but not including the conversion date. The full principal amount of the secured convertible notes are due upon default under the terms of secured convertible notes. In addition, we have granted the investors a security interest in substantially all of our assets and intellectual property and registration rights. The warrants are exercisable until five years from the date of issuance at a purchase price of $0.50 per share. In addition the warrants exercise price gets adjusted in the event we issue common stock at a price below market, with the exception of any securities issued as of the date of this warrant.

      On October 11, 2004, we issued 50,000 stock purchase warrants exercisable at $0.20 per share to Fleetwood Associates for services rendered. This issuance was exempt from registration pursuant to Section 4(2) of the Securities Act.

      On October 18, 2004, we issued 500,000 shares of our Common Stock to Greenfield Capital, LLC pursuant to a placement agent agreement. This issuance was exempt from registration pursuant to Section 4(2) of the Securities Act.

      On October 18, 2004,  Dolores and Ray L.  Jennings  converted a promissory note in the amount of $21,002.85 into 140,019 shares of our Common Stock at $0.15 per share. This issuance was a private transaction pursuant to Section 4(2) of the Securities Act.

      On October 18, 2004, we issued 90,000 shares of our Common Stock to Dolores and Ray L. Jennings for services rendered. This issuance was exempt from registration pursuant to Section 4(2) of the Securities Act.

      On October 18, 2004, we issued 100,000 shares of our Common Stock to Sichenzia Ross Friedman Ference LLP for legal services rendered. This issuance was exempt from registration pursuant to Section 4(2) of the Securities Act.

       On November 8, 2004, we issued 250,000 stock purchase warrants exercisable at $0.20 per share to RoBrady Capital, LLC for services rendered. This issuance was exempt from registration pursuant to Section 4(2) of the Securities Act.

      On November 8, 2004, we issued 50,000 stock purchase warrants exercisable at $0.20 per share to Stephen W. Gropp for services rendered. This issuance was exempt from registration pursuant to Section 4(2) of the Securities Act.

      On November 8, 2004, we issued 50,000 stock purchase warrants exercisable at $0.20 per share to Timothy C. Dudgeon for services rendered. This issuance was exempt from registration pursuant to Section 4(2) of the Securities Act.

      On November 8, 2004, we issued 200,000 stock purchase warrants exercisable at $0.20 per share to William Walker for services rendered. This issuance was exempt from registration pursuant to Section 4(2) of the Securities Act.

      On December 10, 2004, we issued 203,867 shares of our Common Stock to our Series A Preferred Shareholders at $0.44 per share as a penalty for late registration of the underlying stock. This issuance was exempt from registration pursuant to Section 4(2) of the Securities Act.

      On December 14, 2004, we issued 200,000 stock purchase warrants exercisable at $0.20 per share to William Walker for services rendered. This issuance was exempt from registration pursuant to Section 4(2) of the Securities Act.

      On December 14, 2004, we issued 200,000 stock purchase warrants exercisable at $0.20 per share to Hunter H. Bostfor services rendered. This issuance was exempt from registration pursuant to Section 4(2) of the Securities Act.

      In December 2004, holders converted 15 shares of our Series A Preferred Stock into 750,000 shares of our Common Stock at $.10 per share. This issuance was exempt from registration pursuant to Section 4(2) of the Securities Act.

      In January 2005, holders converted 33.5 shares of our Series A Preferred Stock into 1,425,000 shares of our Common Stock at $.10 per share. This issuance was exempt from registration pursuant to Section 4(2) of the Securities Act.

      In February 2005, holders converted 5 shares of our Series A Preferred Stock into 250,000 shares of our Common Stock at $.10 per share. This issuance was exempt from registration pursuant to Section 4(2) of the Securities Act.

      To obtain funding for our ongoing operations, we entered into a Securities Purchase Agreement with AJW Partners, LLC, AJW Qualified Partners, LLC, AJW Offshore, Ltd., and New Millennium Partners II, LLC on April 22, 2005 for the sale of (i) $1,500,000 in secured convertible notes and (ii) a warrants to buy 25,000,000 shares of our common stock.

           The investors provided us with an aggregate of $1,500,000 as follows:

           o     $600,000 was disbursed on April 22, 2005;

           o     $500,000 was disbursed on May 24, 2005; and

           o     $400,000 was disbursed on July 19, 2005.

      The secured convertible notes bear interest at 10%, mature three years from the date of issuance, and are convertible into our common stock, at the investors' option, at the lower of (i) $0.03 or (ii) 50% of the average of the three lowest intraday trading prices for the common stock on the Over-The-Counter Bulletin Board for the 20 trading days before but not including the conversion date. The full principal amount of the secured convertible notes are due upon default under the terms of secured convertible notes. In addition, we have granted the investors a security interest in substantially all of our assets and intellectual property and registration rights. The warrants are exercisable until five years from the date of issuance at a purchase price of $0.03 per share. In addition the warrants exercise price gets adjusted in the event we issue common stock at a price below market, with the exception of any securities issued as of the date of this warrant.

      During the three months ended June 30, 2005, we issued 1,325,000 shares of common stock for the conversion of 26.5 shares of Class A preferred stock.

      In April, 2005, we issued 800,000 shares of our common stock at $0.03 per share in exchange for services rendered.

      In June, 2005, we issued 250,000 shares of our common stock at $0.02 per share in exchange for services rendered.

      During the three months ended September 30, 2005, we issued 1,025,000 shares of common stock for the conversion of 20.5 shares of Class A preferred stock.

      In July 2005, we issued 9,573,000 shares of common stock $0.0085 per share on conversion of notes payable.

      In August, 2005, we issued 1,000,000 shares of our common stock at $0.097 per share in exchange for services rendered.

      During the three months ended December 31, 2005, we issued 325,000 shares of common stock upon conversion of 6.5 shares of Class A preferred stock.

      In October 2005, we issued 400,000 shares of common stock at $0.07 per share in exchange for services rendered.

      To obtain funding for our ongoing operations, we entered into a Securities Purchase Agreement with AJW Partners, LLC, AJW Qualified Partners, LLC, AJW Offshore, Ltd., and New Millennium Partners II, LLC on October 24, 2005 for the sale of (i) $800,000 in secured convertible notes and (ii) warrants to buy 800,000 shares of our common stock.

      The secured convertible notes bear interest at 10%, mature three years from the date of issuance, and are convertible into our common stock, at the investors' option, at the lower of (i) $0.06 or (ii) 50% of the average of the three lowest intraday trading prices for the common stock on the Over-The-Counter Bulletin Board for the 20 trading days before but not including the conversion date. The full principal amount of the secured convertible notes are due upon default under the terms of secured convertible notes. In addition, we have granted the investors a security interest in substantially all of our assets and intellectual property and registration rights. The warrants are exercisable until five years from the date of issuance at a purchase price of $0.10 per share. In addition the warrants exercise price gets adjusted in the event we issue common stock at a price below market, with the exception of any securities issued as of the date of this warrant.

      To obtain funding for our ongoing operations, we entered into a Securities Purchase Agreement with AJW Partners, LLC, AJW Qualified Partners, LLC, AJW Offshore, Ltd., and New Millennium Partners II, LLC on December 28, 2005 for the sale of (i) $700,000 in secured convertible notes and (ii) warrants to buy 700,000 shares of our common stock.

      The secured convertible notes bear interest at 8%, mature three years from the date of issuance, and are convertible into our common stock, at the investors' option, at the lower of (i) $0.10 or (ii) 55% of the average of the three lowest intraday trading prices for the common stock on the Over-The-Counter Bulletin Board for the 20 trading days before but not including the conversion date. The full principal amount of the secured convertible notes are due upon default under the terms of secured convertible notes. In addition, we have granted the investors a security interest in substantially all of our assets and intellectual property and registration rights. The warrants are exercisable until five years from the date of issuance at a purchase price of $0.12 per share. In addition the warrants exercise price gets adjusted in the event we issue common stock at a price below market, with the exception of any securities issued as of the date of this warrant.

      In December 2005, we issued 333,333 shares of common stock at $0.09 per share in exchange for services rendered.

      During the three months ended March 31, 2006, we issued 419,032 shares of common stock for the conversion of 8.4 shares of Series A preferred stock.

      In March 2006, we issued 791,369 shares of common stock at $0.04 per share on conversion of notes payable.

      In January 2006, we issued 3,000,000 shares of common stock at $0.084 per share, 100,000 shares of common stock at $0.113 per share and 10,000 shares at $0.095, in exchange for services rendered.

      In February 2006, we issued 1,500,000 shares of common stock at $0.092 per share in exchange for services rendered.

      To obtain funding for our ongoing operations, we entered into a Securities Purchase Agreement with AJW Partners, LLC, AJW Qualified Partners, LLC, AJW Offshore, Ltd., and New Millennium Partners II, LLC on March 27, 2006, for the sale of (i) $500,000 in secured convertible notes and (ii) a warrants to purchase 19,000,000 shares of our common stock.

      The Notes bear interest at 8%, mature three years from the date of issuance, and are convertible into our common stock, at the investors' option, at the lower of (i) $0.10 or (ii) 55% of the average of the three lowest intraday trading prices for the common stock on a principal market for the 20 trading days before but not including the conversion date. The full principal amount of the secured convertible notes are due upon default under the terms of secured convertible notes. In addition, we have granted the investors a security interest in substantially all of our assets and intellectual property and registration rights. The warrants are exercisable until five years from the date of issuance at a purchase price of $0.10 per share. In addition the warrants exercise price gets adjusted in the event we issue common stock at a price below market, with the exception of any securities issued as of the date of this warrant.

      In April 2006, we issued 320,289 shares of common stock at $0.073 per share in exchange for services rendered.

      In June 2006, we issued 2,084,484 shares of common stock at $0.08 per share in exchange for services rendered.

      To obtain funding for our ongoing operations, we entered into a Securities Purchase Agreement with AJW Partners, LLC, AJW Qualified Partners, LLC, AJW Offshore, Ltd., and New Millennium Partners II, LLC on July 26, 2006, for the sale of (i) $500,000 in secured convertible notes and (ii) a warrants to purchase 15,000,000 shares of our common stock.

      The Notes bear interest at 6%, mature three years from the date of issuance, and are convertible into our common stock, at the investors' option, at the lower of (i) $0.10 or (ii) 50% of the average of the three lowest intraday trading prices for the common stock on a principal market for the 20 trading days before but not including the conversion date. The full principal amount of the secured convertible notes are due upon default under the terms of secured convertible notes. In addition, we have granted the investors a security interest in substantially all of our assets and intellectual property and registration rights. The warrants are exercisable until seven years from the date of issuance at a purchase price of $0.06 per share. In addition the warrants exercise price gets adjusted in the event we issue common stock at a price below market, with the exception of any securities issued as of the date of this warrant.

      To obtain funding for our ongoing operations, we entered into a Securities Purchase Agreement with AJW Partners, LLC, AJW Qualified Partners, LLC, AJW Offshore, Ltd., and New Millennium Partners II, LLC on December 28, 2005 for the sale of (i) $700,000 in secured convertible notes and (ii) warrants to buy 700,000 shares of our common stock.

      The secured convertible notes bear interest at 8%, mature three years from the date of issuance, and are convertible into our common stock, at the investors' option, at the lower of (i) $0.10 or (ii) 55% of the average of the three lowest intraday trading prices for the common stock on the Over-The-Counter Bulletin Board for the 20 trading days before but not including the conversion date. The full principal amount of the secured convertible notes are due upon default under the terms of secured convertible notes. In addition, we have granted the investors a security interest in substantially all of our assets and intellectual property and registration rights. The warrants are exercisable until five years from the date of issuance at a purchase price of $0.12 per share. In addition the warrants exercise price gets adjusted in the event we issue common stock at a price below market, with the exception of any securities issued as of the date of this warrant.

      * All of the above offerings and sales were deemed to be exempt under rule 506 of Regulation D and Section 4(2) of the Securities Act of 1933, as amended. No advertising or general solicitation was employed in offering the securities. The offerings and sales were made to a limited number of persons, all of whom were accredited investors, business associates of Cyberlux or executive officers of Cyberlux, and transfer was restricted by Cyberlux Corporation in accordance with the requirements of the Securities Act of 1933. In addition to representations by the above-referenced persons, we have made independent determinations that all of the above-referenced persons were accredited or sophisticated investors, and that they were capable of analyzing the merits and risks of their investment, and that they understood the speculative nature of their investment. Furthermore, all of the above-referenced persons were provided with access to our Securities and Exchange Commission filings.

      Except as expressly set forth above, the individuals and entities to whom we issued securities as indicated in this section of the registration statement are unaffiliated with us.

      ITEM 27. EXHIBITS.

      The following exhibits are included as part of this Form SB-2. References to "the Company" in this Exhibit List mean Cyberlux Corporation, a Nevada corporation.

Exhibit No. Description

3.1 Articles of Incorporation, dated as of May 17, 2000, filed as an exhibit to the registration statement on Form 10-SB filed with the Commission on December 17, 2001 and incorporated herein by reference.

3.2 Certificate of Amendment to the Articles of Incorporation, dated as of April 3, 2003, filed as an exhibit to the registration statement on Form SB-2 filed with the Commission on April 30, 2003 and incorporated herein by reference.

3.3         Bylaws  of  Cyberlux  Corporation,   filed  as  an  exhibit  to  the
            registration statement on Form 10-SB filed with the Commission on December 17, 2001 and incorporated herein by reference.

3.4 Certificate of Designation of Series A Preferred Stock, filed as an exhibit to the current report on Form 8-K filed with the Commission on January 8, 2004 and incorporated herein by reference.

4.1 Securities Purchase Agreement, dated as of September 23, 2004, by and among Cyberlux Corporation, AJW Partners, LLC, AJW Qualified Partners, LLC, AJW Offshore, Ltd. and New Millennium Capital Partners II, LLC, filed as Exhibit 4.1 to the current report on Form 8-K filed with the Commission on September 29, 2004 and incorporated herein by reference.

4.2 Secured Convertible Note issued to AJW Offshore, Ltd., dated September 23, 2004, filed as Exhibit 4.2 to the current report on Form 8-K filed with the Commission on September 29, 2004 and incorporated herein by reference.

4.3 Secured Convertible Note issued to AJW Qualified Partners, LLC, dated September 23, 2004, filed as Exhibit 4.3 to the current report on Form 8-K filed with the Commission on September 29, 2004 and incorporated herein by reference.

4.4 Secured Convertible Note issued to AJW Partners, LLC, dated September 23, 2004, filed as Exhibit 4.4 to the current report on Form 8-K filed with the Commission on September 29, 2004 and incorporated herein by reference.

4.5 Secured Convertible Note issued to New Millennium Capital Partners II, LLC, dated September 23, 2004, filed as Exhibit 4.5 to the current report on Form 8-K filed with the Commission on September 29, 2004 and incorporated herein by reference.

4.6 Common Stock Purchase Warrant issued to AJW Offshore, Ltd., dated September 23, 2004, filed as Exhibit 4.6 to the current report on Form 8-K filed with the Commission on September 29, 2004 and incorporated herein by reference.

4.7 Common Stock Purchase Warrant with AJW Qualified Partners, LLC, dated September 23, 2004, filed as Exhibit 4.7 to the current report on Form 8-K filed with the Commission on September 29, 2004 and incorporated herein by reference.

4.8 Common Stock Purchase Warrant with AJW Partners, LLC, dated September 23, 2004, filed as Exhibit 4.8 to the current report on Form 8-K filed with the Commission on September 29, 2004 and incorporated herein by reference.

4.9 Common Stock Purchase Warrant with New Millennium Capital Partners II, LLC, dated September 23, 2004, filed as Exhibit 4.9 to the current report on Form 8-K filed with the Commission on September 29, 2004 and incorporated herein by reference.

4.10 Registration Rights Agreement, dated as of September 23, 2004, by and among Cyberlux Corporation, AJW Partners, LLC, AJW Qualified Partners, LLC, AJW Offshore, Ltd. and New Millennium Capital Partners II, LLC, filed as Exhibit 4.10 to the current report on Form 8-K filed with the Commission on September 29, 2004 and incorporated herein by reference.

4.11 Security Agreement, dated as of September 23, 2004, by and among Cyberlux Corporation, AJW Partners, LLC, AJW Qualified Partners, LLC, AJW Offshore, Ltd. and New Millennium Capital Partners II, LLC, filed as Exhibit 4.11 to the current report on Form 8-K filed with the Commission on September 29, 2004 and incorporated herein by reference.

4.12 Intellectual Property Security Agreement, dated as of September 23, 2004, by and among Cyberlux Corporation, AJW Partners, LLC, AJW Qualified Partners, LLC, AJW Offshore, Ltd. and New Millennium Capital Partners II, LLC, filed as Exhibit 4.12 to the current report on Form 8-K filed with the Commission on September 29, 2004 and incorporated herein by reference.

4.13 Guaranty and Pledge Agreement, dated as of September 23, 2004, by and among Cyberlux Corporation, AJW Partners, LLC, AJW Qualified Partners, LLC, AJW Offshore, Ltd., New Millennium Capital Partners II, LLC and Donald F. Evans, filed as Exhibit 4.13 to the current report on Form 8-K filed with the Commission on September 29, 2004 and incorporated herein by reference.

4.14 Secured Convertible Note issued to AJW Offshore, Ltd., dated October 20, 2004.

4.15 Secured Convertible Note issued to AJW Qualified Partners, LLC, dated October 20, 2004.

4.16        Secured  Convertible  Note  issued  to AJW  Partners,  LLC,  dated
            October 20, 2004.

4.17 Secured Convertible Note issued to New Millennium Capital Partners II, LLC, dated October 20, 2004.

4.18 Common Stock Purchase Warrant issued to AJW Offshore, Ltd., dated October 20, 2004.

4.19 Common Stock Purchase Warrant with AJW Qualified Partners, LLC, dated October 20, 2004.

4.20        Common Stock Purchase Warrant with AJW Partners,  LLC, dated October
            20, 2004.

4.21        Common  Stock  Purchase   Warrant  with  New  Millennium   Capital
            Partners II, LLC, dated October 20, 2004.

4.22 Secured Convertible Note issued to AJW Offshore, Ltd., dated November 18, 2004.

4.23 Secured Convertible Note issued to AJW Qualified Partners, LLC, dated November 18, 2004.

4.24 Secured Convertible Note issued to AJW Partners, LLC, dated November 18, 2004.

4.25 Secured Convertible Note issued to New Millennium Capital Partners II, LLC, dated November 18, 2004.

4.26 Common Stock Purchase Warrant issued to AJW Offshore, Ltd., dated November 18, 2004.

4.27 Common Stock Purchase Warrant with AJW Qualified Partners, LLC, dated November 18, 2004.

4.28 Common Stock Purchase Warrant with AJW Partners, LLC, dated November 18, 2004.

4.29        Common  Stock  Purchase   Warrant  with  New  Millennium   Capital
            Partners II, LLC, dated November 18, 2004.

4.30 Securities Purchase Agreement, dated as of April 22, 2005, by and among Cyberlux Corporation, AJW Partners, LLC, AJW Qualified Partners, LLC, AJW Offshore, Ltd. and New Millennium Capital Partners II, LLC, filed as an exhibit to the current report on Form 8-K filed with the Commission on April 28, 2005 and incorporated herein by reference.

4.31 Secured Convertible Note issued to AJW Offshore, Ltd., dated April 22, 2005, filed as an exhibit to the current report on Form 8-K filed with the Commission on April 28, 2005 and incorporated herein by reference.

4.32 Secured Convertible Note issued to AJW Qualified Partners, LLC, dated April 22, 2005, filed as an exhibit to the current report on Form 8-K filed with the Commission on April 28, 2005 and incorporated herein by reference.

4.33 Secured Convertible Note issued to AJW Partners, LLC, dated April 22, 2005, filed as an exhibit to the current report on Form 8-K filed with the Commission on April 28, 2005 and incorporated herein by reference.

4.34 Secured Convertible Note issued to New Millennium Capital Partners II, LLC, dated April 22, 2005, filed as an exhibit to the current report on Form 8-K filed with the Commission on April 28, 2005 and incorporated herein by reference.

4.35 Common Stock Purchase Warrant issued to AJW Offshore, Ltd., dated April 22, 2005, filed as an exhibit to the current report on Form 8-K filed with the Commission on April 28, 2005 and incorporated herein by reference.

4.36 Common Stock Purchase Warrant with AJW Qualified Partners, LLC, dated April 22, 2005, filed as an exhibit to the current report on Form 8-K filed with the Commission on April 28, 2005 and incorporated herein by reference.

4.37 Common Stock Purchase Warrant with AJW Partners, LLC, dated April 22, 2005, filed as an exhibit to the current report on Form 8-K filed with the Commission on April 28, 2005 and incorporated herein by reference.

4.38 Common Stock Purchase Warrant with New Millennium Capital Partners II, LLC, dated April 22, 2005, filed as an exhibit to the current report on Form 8-K filed with the Commission on April 28, 2005 and incorporated herein by reference.

4.39 Registration Rights Agreement, dated as of April 22, 2005, by and among Cyberlux Corporation, AJW Partners, LLC, AJW Qualified Partners, LLC, AJW Offshore, Ltd. and New Millennium Capital Partners II, LLC, filed as an exhibit to the current report on Form 8-K filed with the Commission on April 28, 2005 and incorporated herein by reference.

4.40 Security Agreement, dated as of April 22, 2005, by and among Cyberlux Corporation, AJW Partners, LLC, AJW Qualified Partners, LLC, AJW Offshore, Ltd. and New Millennium Capital Partners II, LLC, filed as an exhibit to the current report on Form 8-K filed with the Commission on April 28, 2005 and incorporated herein by reference.

4.41 Intellectual Property Security Agreement, dated as of April 22, 2005, by and among Cyberlux Corporation, AJW Partners, LLC, AJW Qualified Partners, LLC, AJW Offshore, Ltd. and New Millennium Capital Partners II, LLC, filed as an exhibit to the current report on Form 8-K filed with the Commission on April 28, 2005 and incorporated herein by reference.

4.42 Guaranty and Pledge Agreement, dated as of April 22, 2005, by and among Cyberlux Corporation, AJW Partners, LLC, AJW Qualified Partners, LLC, AJW Offshore, Ltd., New Millennium Capital Partners II, LLC and Donald F. Evans, filed as an exhibit to the current report on Form 8-K filed with the Commission on April 28, 2005 and incorporated herein by reference.

4.43 Securities Purchase Agreement, dated as of October 23, 2005, by and among Cyberlux Corporation, AJW Partners, LLC, AJW Qualified Partners, LLC, AJW Offshore, Ltd. and New Millennium Capital Partners II, LLC.

4.44 Secured Convertible Note issued to AJW Offshore, Ltd., dated October 23, 2005.

4.45 Secured Convertible Note issued to AJW Qualified Partners, LLC, dated October 23, 2005.

4.46        Secured  Convertible  Note  issued  to AJW  Partners,  LLC,  dated
            October 23, 2005.

4.47        Secured   Convertible  Note  issued  to  New  Millennium   Capital
            Partners II, LLC.

4.48 Common Stock Purchase Warrant issued to AJW Offshore, Ltd., dated October 23, 2005.

4.49 Common Stock Purchase Warrant with AJW Qualified Partners, LLC, dated October 23, 2005.

4.50        Common Stock Purchase Warrant with AJW Partners,  LLC, dated October
            23, 2005.

4.51        Common  Stock  Purchase   Warrant  with  New  Millennium   Capital
            Partners II, LLC, dated October 23, 2005.

4.52 Registration Rights Agreement, dated as of October 23, 2005, by and among Cyberlux Corporation, AJW Partners, LLC, AJW Qualified Partners, LLC, AJW Offshore, Ltd. and New Millennium Capital Partners II, LLC.

4.53 Security Agreement, dated as of October 23, 2005, by and among Cyberlux Corporation, AJW Partners, LLC, AJW Qualified Partners, LLC, AJW Offshore, Ltd. and New Millennium Capital Partners II, LLC.

4.54 Intellectual Property Security Agreement, dated as of October 23, 2005, by and among Cyberlux Corporation, AJW Partners, LLC, AJW Qualified Partners, LLC, AJW Offshore, Ltd. and New Millennium Capital Partners II, LLC.

4.55 Securities Purchase Agreement, dated as of December 28, 2005, by and among Cyberlux Corporation, AJW Partners, LLC, AJW Qualified Partners, LLC, AJW Offshore, Ltd. and New Millennium Capital Partners II, LLC.

4.56 Secured Convertible Note issued to AJW Offshore, Ltd., dated December 28, 2005.

4.57 Secured Convertible Note issued to AJW Qualified Partners, LLC, dated December 28, 2005.

4.58 Secured Convertible Note issued to AJW Partners, LLC, dated December 28, 2005.

4.59        Secured   Convertible  Note  issued  to  New  Millennium   Capital
            Partners II, LLC.

4.60 Common Stock Purchase Warrant issued to AJW Offshore, Ltd., dated December 28, 2005.

4.61 Common Stock Purchase Warrant with AJW Qualified Partners, LLC, dated December 28, 2005.

4.62 Common Stock Purchase Warrant with AJW Partners, LLC, dated December 28, 2005.

4.63        Common  Stock  Purchase   Warrant  with  New  Millennium   Capital
            Partners II, LLC, dated December 28, 2005.

4.64 Registration Rights Agreement, dated as of December 28, 2005, by and among Cyberlux Corporation, AJW Partners, LLC, AJW Qualified Partners, LLC, AJW Offshore, Ltd. and New Millennium Capital Partners II, LLC.

4.65 Security Agreement, dated as of December 28, 2005, by and among Cyberlux Corporation, AJW Partners, LLC, AJW Qualified Partners, LLC, AJW Offshore, Ltd. and New Millennium Capital Partners II, LLC.

4.66 Intellectual Property Security Agreement, dated as of December 28, 2005, by and among Cyberlux Corporation, AJW Partners, LLC, AJW Qualified Partners, LLC, AJW Offshore, Ltd. and New Millennium Capital Partners II, LLC.

4.67 Securities Purchase Agreement, dated as of March 27, 2006, by and among Cyberlux Corporation, AJW Partners, LLC, AJW Qualified
            Partners, LLC, AJW Offshore, Ltd. and New Millennium Capital Partners II, LLC.

4.68        Secured  Convertible  Note  issued to AJW  Offshore,  Ltd.,  dated
            March 27, 2006.

4.69 Secured Convertible Note issued to AJW Qualified Partners, LLC, dated March 27, 2006.

4.70        Secured Convertible Note issued to AJW Partners,  LLC, dated March
            27, 2006.

4.71        Secured   Convertible  Note  issued  to  New  Millennium   Capital
            Partners II, LLC.

4.72 Common Stock Purchase Warrant issued to AJW Offshore, Ltd., dated March 27, 2006.

4.73 Common Stock Purchase Warrant with AJW Qualified Partners, LLC, dated March 27, 2006.

4.74        Common Stock  Purchase  Warrant with AJW Partners,  LLC, dated March
            27, 2006.

4.75        Common  Stock  Purchase   Warrant  with  New  Millennium   Capital
            Partners II, LLC, dated March 27, 2006.

4.76 Registration Rights Agreement, dated as of March 27, 2006, by and among Cyberlux Corporation, AJW Partners, LLC, AJW Qualified
            Partners, LLC, AJW Offshore, Ltd. and New Millennium Capital Partners II, LLC.

4.77 Security Agreement, dated as of March 27, 2006, by and among Cyberlux Corporation, AJW Partners, LLC, AJW Qualified Partners, LLC, AJW Offshore, Ltd. and New Millennium Capital Partners II, LLC.

4.78 Intellectual Property Security Agreement, dated as of March 27, 2006, by and among Cyberlux Corporation, AJW Partners, LLC, AJW Qualified Partners, LLC, AJW Offshore, Ltd. and New Millennium Capital Partners II, LLC.

4.79 Securities Purchase Agreement, dated as of July 27, 2006, by and among Cyberlux Corporation, AJW Partners, LLC, AJW Qualified
            Partners, LLC, AJW Offshore, Ltd. and New Millennium Capital Partners II, LLC.

4.80        Secured Convertible Note issued to AJW Offshore,  Ltd., dated July
            27, 2006.

4.81 Secured Convertible Note issued to AJW Qualified Partners, LLC, dated July 27, 2006.

4.82        Secured  Convertible Note issued to AJW Partners,  LLC, dated July
            27, 2006.

4.83        Secured   Convertible  Note  issued  to  New  Millennium   Capital
            Partners II, LLC.

4.84 Common Stock Purchase Warrant issued to AJW Offshore, Ltd., dated July 27, 2006.

4.85 Common Stock Purchase Warrant with AJW Qualified Partners, LLC, dated July 27, 2006.

4.86        Common Stock Purchase Warrant with AJW Partners, LLC, dated July 27,
            2006.

4.87        Common  Stock  Purchase   Warrant  with  New  Millennium   Capital
            Partners II, LLC, dated July 27, 2006.

4.88 Registration Rights Agreement, dated as of July 27, 2006, by and among Cyberlux Corporation, AJW Partners, LLC, AJW Qualified
            Partners, LLC, AJW Offshore, Ltd. and New Millennium Capital Partners II, LLC.

4.89 Security Agreement, dated as of July 27, 2006, by and among Cyberlux Corporation, AJW Partners, LLC, AJW Qualified Partners, LLC, AJW Offshore, Ltd. and New Millennium Capital Partners II, LLC.

4.90 Intellectual Property Security Agreement, dated as of July 27, 2006, by and among Cyberlux Corporation, AJW Partners, LLC, AJW Qualified Partners, LLC, AJW Offshore, Ltd. and New Millennium Capital Partners II, LLC.

5.1 Sichenzia Ross Friedman Ference LLP Opinion and Consent (to be filed by amendment).

10.1 Donald F. Evans Employment Agreement, dated as of July 1, 2000, filed as an exhibit to the registration statement on Form 10-SB filed with the Commission on December 17, 2001 and incorporated herein by reference.

10.2 Alan H. Ninneman Employment Agreement, dated as of July 1, 2000, filed as an exhibit to the registration statement on Form 10-SB filed with the Commission on December 17, 2001 and incorporated herein by reference.

10.3 John W. Ringo Employment Agreement, dated as of July 1, 2000, filed as an exhibit to the registration statement on Form 10-SB filed with the Commission on December 17, 2001 and incorporated herein by reference.

10.4 Donald F. Evans Amended Employment Agreement, dated as of January 1, 2003, filed as an exhibit to the registration statement on Form SB-2 filed with the Commission on April 30, 2003 and incorporated herein by reference.

10.5 Alan H. Ninneman Amended Employment Agreement, dated as of January 1, 2003, filed as an exhibit to the registration statement on Form SB-2 filed with the Commission on April 30, 2003 and incorporated herein by reference.

10.6 John W. Ringo Amended Employment Agreement, dated as of January 1, 2003, filed as an exhibit to the registration statement on Form SB-2 filed with the Commission on April 30, 2003 and incorporated herein by reference.

10.7 Mark D. Schmidt Employment Agreement, dated as of May 1, 2003, filed as an exhibit to the quarterly report on Form 10-QSB filed with the Commission on August 19, 2003 and incorporated herein by reference.

10.8 Proprietary Product Manufacturing Agreement, dated as April 24, 2001, by and between Cyberlux Corporation and Shelby County Community Services, Inc., filed as an exhibit to the registration statement on Form 10-SB filed with the Commission on December 17, 2001 and incorporated herein by reference.

10.9 Design Agreement, dated as of March 2, 2001, by and between Cyberlux Corporation and ROBRADY Design, filed as an exhibit to the registration statement on Form 10-SB/A filed with the Commission on February 4, 2001 and incorporated herein by reference.

10.10 Series A Convertible Preferred Stock Purchase Agreement, dated as of December 31, 2003, by and among Cyberlux Corporation and the purchasers set forth therein, filed as an exhibit to the current report on Form 8-K filed with the Commission on January 8, 2004 and incorporated herein by reference.

10.11 Registration Rights Agreement, dated as of December 31, 2003, by and among Cyberlux Corporation and the purchasers of Series A Convertible Preferred Stock set forth therein, filed as an exhibit to the current report on Form 8-K filed with the Commission on January 8, 2004 and incorporated herein by reference.

10.12 Form of Series A Warrant issued in connection with the sale of Series A Convertible Preferred Stock, filed as an exhibit to the current report on Form 8-K filed with the Commission on January 8, 2004 and incorporated herein by reference.

10.13 Form of Series B Warrant issued in connection with the sale of Series A Convertible Preferred Stock, filed as an exhibit to the current report on Form 8-K filed with the Commission on January 8, 2004 and incorporated herein by reference.

10.14 Lock-up Agreement, dated as of December 31, 2003, by and among Cyberlux Corporation and certain officers and directors of Cyberlux Corporation, filed as an exhibit to the current report on Form 8-K filed with the Commission on January 8, 2004 and incorporated herein by reference.

14.1 Code of Conduct, filed as an exhibit to the annual report on Form 10-KSB filed with the Commission on April 15, 2005 and incorporated herein by reference.

23.1        Consent  of  Russell   Bedford   Stefanou   Mirchandani  LLP  (filed
            herewith).

23.2        Consent of legal counsel (see Exhibit 5.1).

ITEM 28. UNDERTAKINGS.

The undersigned registrant hereby undertakes to:

      (1) File, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

            (i) Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

            (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of the securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement, and

            (iii) Include any additional or changed material information on the plan of distribution.

      (2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

      (3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

      (4) For determining liability of the undersigned small business issuer under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned undertakes that in a primary offering of securities of the undersigned small business issuer pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned small business issuer will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

            (i) Any preliminary prospectus or prospectus of the undersigned small business issuer relating to the offering required to be filed pursuant to Rule 424;

            (ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned small business issuer or used or referred to by the undersigned small business issuer;

            (iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned small business issuer or its securities provided by or on behalf of the undersigned small business issuer; and

            (iv) Any other communication that is an offer in the offering made by the undersigned small business issuer to the purchaser.

      Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

      In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorizes this registration statement to be signed on its behalf by the undersigned, in the City of Durham, State of North Carolina, on September 19, 2006.

                              CYBERLUX CORPORATION


     BY: /S/ DONALD F. EVANS
         ---------------------------------------
         DONALD F. EVANS, CHIEF EXECUTIVE
        OFFICER, PRINCIPAL EXECUTIVE OFFICER AND
        CHAIRMAN OF THE BOARD OF DIRECTORS

     BY: /S/ DAVID D. DOWNING
         ---------------------------------------
         DAVID D. DOWNING, CHIEF FINANCIAL
        OFFICER, PRINCIPAL FINANCIAL OFFICER AND
        PRINCIPAL ACCOUNTING OFFICER


      In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.

SIGNATURE                            TITLE                                       DATE

/s/ DONALD F. EVANS                  Chief Executive Officer                     September 19, 2006
--------------------------------     (Principal Executive Officer) and
    Donald F. Evans                  Chairman of the Board of Directors

/s/ DAVID D. DOWNING                 Chief Financial Officer                     September 19, 2006
--------------------------------     (Principal Financial Officer and
    David D. Downing                 Principal Accounting Officer)

/s/ MARK D. SCHMIDT                  President, Chief Operating Officer          September 19, 2006
--------------------------------     and Director
    Mark D. Schmidt

/s/ JOHN W. RINGO                    Secretary, Corporate Counsel                September 19, 2006
--------------------------------     and Director
    John W. Ringo

/s/ ALAN H. NINNEMAN                 Senior Vice President and Director          September 19, 2006
--------------------------------
    Alan H. Ninneman